Exhibit 10.12

December 28, 2018

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

LONG-TERM LEASE AGREEMENT

IR-4241/18

This Long-term Lease Agreement was signed on December 28, 2018 in Moscow, Russian Federation, by:

(1)

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

(2)

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under OGRN 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 997750001, with the location at: building 10, premises 1, 41st floor, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessee”), on the other part; hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1	GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Lease Agreement have the following meaning:

“Access Certificate” means the certificate signed by both Parties in accordance with Clause 3.2 of the Agreement, confirming the fact of granting access to the Premises to the Lessee for performing the Initial Lessee’s Works;

“Acceptance Certificate” means the certificate signed by both Parties, confirming the transfer of all the Premises in each Block and Checkpoint for the Lessee’s temporary possession and use;

“Certificate of Delineation of Operational Responsibility” means the certificate dealing with delineation of operational responsibility for utilities and construction structures of the Blocks, which is given in Appendix 9 hereto;

“Lease Payment” means the sum of all payments specified in Clause 5.1 hereof, payable under the provisions hereof;

“Leased Area of the Office Premises” means the area of the Office Premises to be leased to the Lessee under the Agreement, specified in Clause 2.4 hereof and indicated in Appendix 2 hereto as of the date of signing hereof;

“Leased Area of the Blocks” means the area of all the Premises in each Block to be leased to the Lessee under the Agreement, specified in Clause 2.4 hereof and indicated in Appendix 2 hereto as of the date of signing hereof;

“Leased Area of Checkpoint 1” means the area of Checkpoint 1 to be leased to the Lessee under the Agreement, specified in Clause 2.4 of the Lease Agreement;

“Leased Area of Checkpoint 2” means the area of Checkpoint 2 to be leased to the Lessee under the Agreement, indicated in Appendix 2 hereto as of the date of signing hereof;

“Leased Area of the Mezzanine Premises” means the area of the Mezzanine Premises to be leased to the Lessee under the Agreement, specified in Clause 2.4 hereof and indicated in Appendix 2 hereto as of the date of signing hereof;

“Leased Area of the Warehouse Complex” means the leased and/or to-be-leased area of the Warehouse Complex, determined and calculated according to the BOMA Standard, indicated in Appendix 2 hereto as of the date of signing hereof;

“Leased Area of the Warehouse Premises” means the area of the Warehouse Premises to be leased to the Lessee under the Agreement, specified in Clause 2.4 hereof and indicated in Appendix 2 hereto as of the date of signing hereof;

“Basic Lease Payment” means the basic lease payment for the Premises and Checkpoints, being a part of the Lease Payment and specified in Clause 5.1.1 hereof;

“Guarantor Bank” means the following banking institutions agreed by the Parties: …;

“Bank Guarantee” means an irrevocable first-demand bank payment guarantee issued by any of the Guarantor Banks in favor of the Lessor, corresponding to the Lease Agreement in form and substance, as security for the Lessee’s performance of its obligations under the Lease Agreement or in connection with it;

“Block 2-1” means the block under cadastral number 50:09:0020544:405 with an area of 24,938.3 sq. m, owned by the Lessor, whose outline is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-1 are recorded in the Unified State Register of Immovable Property, registration No. 50-50-03/089/2013-108 dd. December 10, 2013.

Block 2-1 is encumbered with mortgage in favor of Sberbank PJSC.

“Block 2-2” means the block under cadastral number 50:09:0020544:403 with an area of 21,701.3 sq. m, owned by the Lessor, whose outline is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-2 are recorded in the Unified State Register of Immovable Property, registration No. 50-50-03/089/2013-113 dd. December 10, 2013.

Block 2-2 is encumbered with mortgage in favor of Sberbank PJSC.

“Block 2-3” means the block under cadastral number 50:09:0020544:391 with an area of 25,032.7 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-3 are recorded in the Unified State Register of Immovable Property, registration No. 50-50-03/089/2013-107 dd. December 11, 2013.

Block 2-3 is encumbered with mortgage in favor of Sberbank PJSC.

“Block 1-2” means the block under cadastral number 50:09:0020544:402 with an area of 20,062.6 sq. m, owned by the Lessor, whose outline is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 1-2 are recorded in the Unified State Register of Immovable Property, registration No. 50-50-03/089/2013-104 dd. December 10, 2013.

Block 1-2 is encumbered with mortgage in favor of Sberbank PJSC.

“Blocks 2” means jointly Block 2-1, Block 2-2 and Block 2-3, and “Block 2” means any of them;

“Blocks” means jointly Block 2-1, Block 2-2, Block 2-3, and Block 1-2, and “Block” means any of them;

“Access Date” means the date of signing the Access Certificate or the date when it is considered signed according to the conditions of Section 3 hereof;

“Starting Date of the Lease Period” for each Block means the date of signing the Acceptance Certificate for such a Block, indicated in Clause 4.2 hereof;

“Lease Agreement” or “Agreement” means this long-term lease agreement, including all the appendices and supplementary agreements hereto;

“Lessee’s Share in the Warehouse Complex” means the ratio between the Leased Area of the Blocks and the Leased Area of the Warehouse Complex as of the date hereof, specified in Appendix 2 to the Lease Agreement.

The Parties specifically stipulated that the provisions of this Agreement, related to the Lessee’s Share in the Warehouse Complex, shall be applied to the relations of the Parties before the Block 1-1 Access Date under the Preliminary Agreement, following which such provisions shall be applied with account for the fact that the Lessee utilizes 100% of the Leased Area of the Warehouse Complex, and, therefore, the Lessee’s Share in the Warehouse Complex under this Agreement and the Preliminary Agreement / lease agreement in relation to Block 1-1 (to be signed according to the Preliminary Agreement) becomes equal to 100%, which is considered in the calculations of the Parties, including the calculations of Estimated Operating Expenses / the Variable Part of Operating Expenses and the Variable Part of the Lease Payment / Utility Charges, under this Agreement and the Preliminary Agreement / lease agreement in relation to Block 1-1;

“Laws” means the federal laws of the Russian Federation, laws of the constituent entities of the Russian Federation (including the laws of the Moscow Region), including any regulations: orders, directions, ordinances, rules, authorizations or instructions, including the Mandatory Rules;

“Land Plot” means the land plot under cadastral number 50:09:0020544:1146, with a total area of 194,172 sq. m, owned by the Lessor, with location at: Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, Russian Federation.

The Lessor’s rights for the Land Plot are recorded in the Unified State Register of Immovable Property, registration No. 50:09:0020544:1146-50/009/2018-1 dd. January 18, 2018. The Land Plot is encumbered with mortgage in favor of Sberbank PJSC. “Land Plot” also means other land plots supplementing/replacing the indicated Land Plot or formed out of it;

“RF CPI” means the indicator (expressed as a percentage) describing change over time in the overall level of prices for consumer goods and services, determined according to the Consumer Price Index for goods and services in general in the Russian Federation, officially published by the Federal State Statistics Service of the Russian Federation: the indicator for December of the calendar year, preceding the year when indexation is introduced (in %) to the indicator for December of the previous (in relation to such previous year when indexation is introduced) calendar year. If, later on, the name of the Consumer Price Index for goods and services in the Russian Federation is officially changed or such index is published by other governmental authority, different from the Federal State Statistics Service of the Russian Federation, then the term “RF CPI” shall be applied with account for such changes;

“Utilities” means the following utilities: power supply, heating (during the heating period specified in Appendix 4 to the Lease Agreement), cold water supply, water disposal (sewerage);

“Checkpoint 1” means a non-residential building erected by the Lessor in accordance with the Terms of Reference (Appendix 12 to the Agreement) on the Land Plot, with a total approximate area of 465 sq. m, whose outline is indicated on the Warehouse Complex Plan;

“Checkpoint 2” means a structure owned by the Lessor, not being a permanent facility / real estate asset, with a total area of 4.56 sq. m, whose outline is indicated on the Warehouse Complex Plan;

“Checkpoints” means jointly Checkpoint 1 and Checkpoint 2;

“Common Areas” means the parts of the Warehouse Complex designated by the Lessor for public use by all lessees (sub-lessees) or other users of the premises in the Warehouse Complex, as well as their contractors (subcontractors) and visitors, including roadways and walkways, landscaped areas, sidewalks, checkpoints, and Access Ways;

“Permanent Improvements” means improvements to the Premises/Checkpoints that are not detachable without damaging the Premises/Checkpoints or systems or equipment installed therein, including, but not limited to, any decoration to the Premises/Checkpoints, floors, air conditioners, but not including partitions installed, built-in mezzanine structures, suspended ceilings, and equipment;

“VAT” means the value added tax envisaged by the Laws;

“Security Payment” means Security Payment 1 or Security Payment 2, as applicable.

“Security Payment 1” means the security payment specified in Clause 5.11 of the Agreement, which before the date of signing the respective Acceptance Certificates represents a way to ensure the Lessee’s performance of its obligations under the Agreement and in connection with it, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation;

“Security Payment 2” means the security payment applicable in cases specified in Clause 5.12 of the Agreement, which represents a way to ensure the Lessee’s performance of its obligations under the Agreement and in connection with it, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation;

“Force Majeure Events” means extraordinary and unavoidable (under the given conditions) events as defined in Clause 3 of Article 401 of the Civil Code of the Russian Federation that are understood by the Parties as a fire, flood, earthquake, other acts of God, wars, revolutions, uprisings, mass riots, terrorist acts, and nuclear explosion. At the same time, lack of money and strikes of the defaulting Party’s employees (or those of its affiliates) may not be a Force Majeure Event;

“Mandatory Rules” means technical regulations mandatory for use under the Laws and other requirements mandatory for use, including, but not limited to: normative technical documents, codes of practice (SPs), construction rules and regulations (SNiPs), sanitary-epidemiological rules and regulations (SanPiNs), state standards (GOSTs), industry standards (OSTs), territorial construction rules (TSN), technological design standards (NTP), fire safety rules (PPB), fire safety standards (NPB), Electrical Installation Code (PUE), as well as documents of territorial planning and urban zoning, and urban planning standards, to be applied as amended / with account of amendments to the Laws within the Lease Period;

“Operational Maintenance” means services for the care and maintenance of the Warehouse Complex, Blocks, Checkpoints and Land Plot, specified in Appendix 4 to the Lease Agreement;

“Operating Expenses” means a part of the Lease Payment, calculated as the sum of the following components:

(1)    the fixed amount for Operational Maintenance (hereinafter the “Fixed Part of Operating Expenses”); and

(2)    the variable amount, calculated as the sum obtained by multiplying the Lessee’s Share in the Warehouse Complex by the amount of Lessor’s expenses for taxes, levies and other mandatory payments (including, as of the date of the Agreement: land tax for the Land Plot, property tax, water tax, environmental impact fee) charged in relation to the Warehouse Complex, as well as expenses for property insurance and third-party insurance in relation to the Warehouse Complex (hereinafter the “Variable Part of Operating Expenses”).

The Fixed Part of Operating Expenses shall be paid in accordance with Clause 5.1.2 of the Lease Agreement.

The Variable Part of Operating Expenses shall be calculated and paid in accordance with Appendix No.10 to the Lease Agreement, with account for the provisions of Clause 5.1.2 of the Lease Agreement;

“Office Premises” means non-residential office premises in the Blocks according to the schedule of the Blocks, given in Appendix 1:0 to the Agreement, highlighted in green;

“Parking Slots” means: in terms of Blocks 2 — areas (highlighted in purple on the Warehouse Complex Plan) for the maximum parking of twenty eight (28) trucks and three hundred and ninety-three (393) cars; in terms of Block 1-2 — areas (highlighted in light blue on the Warehouse Complex Plan) for the maximum parking of seventeen (17) trucks and twenty-one (21) cars; the right for their use shall be granted to the Lessee under the Agreement from the Starting Date of the Lease Period for Blocks 2 and the Starting Date of the Lease Period for Block 1-2, respectively;

“Variable Part of the Lease Payment” means payments, being a part of the Lease Payment, equal to the Utility Charges, and calculated in accordance with Appendix 7 to the Lease Agreement;

“Warehouse Complex Plan” means the Warehouse Complex Plan given in Appendix 1:1 to the Lease Agreement;

“Parking Charges” means charges for the right (granted by the Lessor to the Lessee) to use Parking Slots during the Lease Period, being a part of the Lease Payment, specified in Clause 5.1.4 of the Lease Agreement;

“Handling Area” means each and all of the areas adjacent directly to the face wall of a respective Block and intended for loading/unloading of vehicles, highlighted in brown on the Warehouse Complex Plan. The Handling Areas may also be used by the Lessee for parking of trucks provided that the indicated boundaries of these areas are respected and the engines of the vehicles run no more than five (5) minutes (otherwise the vehicle shall be moved to a respective Parking Slot);

“Access Ways” means access ways (within the boundaries of the Land Plot) to the Blocks and Handling Areas, allowing for the free passage of vehicles (cars or trucks).

The layout of the Access Ways is indicated on the Warehouse Complex Plan with red arrows. During the term of the Lease Agreement, the layout may be changed by the Lessor;

“Full Replacement Cost” means expenses (including expenses for hired services and payable VAT) that may occur as a consequence of the replacement of Lessee’s Work results and/or the property of the Lessee or a third party, stored or otherwise placed by the Lessee (or with the consent / by order of the Lessee) in the Blocks (including goods and equipment) during the period when such replacement may be required;

“Premises” means all the premises in the Blocks (each Block), leased to the Lessee under the Agreement. Thus, for the purposes of registering the Agreement / encumbrance under the Agreement, the leasable property under the Agreement includes:

-    as of the date of signing the Agreement — Block 1-2, Block 2-1, Block 2-2, Block 2-3, Checkpoint 2 described in Section 1 above, and

-    after the date of signing the supplementary agreement hereto in accordance with Clause 2.6 of the Agreement — Checkpoint 1;

“Mezzanine Premises” means non-residential premises in the Blocks according to the schedule of the Blocks, given in Appendix 1:0 to the Agreement, highlighted in blue;

“Warehouse Complex Rules” means the Warehouse Complex rules approved by the Lessor, applying to the Lessee from the moment when it receives a copy of such rules (certified by the signature and the seal of the Lessor). The Warehouse Complex rules may be from time to time amended by the Lessor. The Lessor shall notify the Lessee of such amendments at least twenty (20) Business Days prior to the moment when the respective amendments enter into force.

As of the date of signing the Lease Agreement, the following Warehouse Complex Rules are in effect:

-    Sever 1 Office and Warehouse Complex Operation Rules representing Appendix No. 14 hereto;

“Preliminary Agreement” means the Preliminary Lease Agreement executed by the Parties on the date of signing the Agreement, establishing, among other things, the obligation of the Parties to execute a long-term lease agreement in relation to Block 1-1, Checkpoints and Structure (as defined in the Preliminary Agreement);

“Lessee’s Works” means any works performed by the Lessee (including sub-lessees or contractors of the Lessee/sub-lessees) and related to the space planning of the Blocks, comprising the Initial Lessee’s Works, including, but not limited to: (a) assembly and/or disassembly of racks / built-in mezzanine structures and/or other equipment of the Lessee in the Blocks; and/or (b) any works related to reconstruction, remodeling, reequipment, finishing, as well as works related to any alterations resulting in the Permanent Improvements in the Blocks; and/or (c) installation of fiber-optic and/or low-current networks in the Blocks; and/or (d) repair (including damage repair), maintenance, etc. In case when a right and/or obligation arises to the Lessee under the Agreement to perform any works in other parts of the Warehouse Complex, different from the Blocks, the provisions of the Lease Agreement related to the Lessee’s Works (including Appendix 5 hereto) shall apply to such works.

For the avoidance of doubt, the term “Lessee’s Works” does not include cleaning of the Premises, arrangement of furniture or office equipment, labeling of racks, fixing of posters, pictures, calendars, stands and other similar decorative or informational elements, lighting fixtures;

“Initial Lessee’s Works” means construction-and-installation and other works performed by the Lessee at its own expense from the Date of Access to a respective Block, agreed by the Lessor, including works to prepare the respective Block for the use in accordance with the Permitted Use;

“Lessor’s Works” means works related to bringing the Blocks and Checkpoints into the state described by the Parties in the Terms of Reference representing Appendix 12 hereto, performed by and at the expense of the Lessor prior to the moment of signing respective Acceptance Certificates;

“Business Day” means any day from Monday to Friday inclusive, excluding public holidays established in accordance with the Laws. If the Business Day is carried over to Saturday and/or Sunday according to a regulatory legal act, this day is considered a Business Day;

The Parties agreed that the working time pattern at the Warehouse Complex is not limited to the Business Days;

“Permitted Use” means the following uses of the Premises and Checkpoints:

Warehouse Premises and Mezzanine Premises — for storage of goods (food, including packaged food; related non-food items, excluding alcoholic and alcohol-containing products, and excluding frozen products / products requiring special temperature conditions (temperature chambers)); for warehousing operations (loading/unloading and packaging of goods as well as other related operations) provided that, during such operations, respective requirements of fire and sanitary safety, as well as other applicable requirements and restrictions established by the Laws, are met, and fire safety category B2, stipulated for the Warehouse Premises and Mezzanine Premises, is ensured;

Office Premises — for office arrangement; for administrative, business and sanitary purposes (including provision of toilets and shower rooms); for other purposes related to the support of the Lessee’s warehouse operations;

Technical Premises — for placement and operation of the technical equipment serving the Premises.

The Permitted Use implies the specified use of the Premises according to the schedule, given in Appendix 1:0, and the requirements of the applicable Laws.

Checkpoints — for registration and accounting of vehicles entering the area of the Warehouse Complex; for accounting of visitors entering the area of the Warehouse Complex.

The Permitted Use does not imply storage of goods requiring special storage conditions and/or a license/permit for storage (including, but not limited to, alcoholic and alcohol-containing products, pharmaceutical products (medicines, pharmaceuticals, etc.), toxic, highly flammable and explosive substances, etc.) The Parties agreed that the Lessee may store highly flammable and combustible liquids, aerosols, paint and varnish, aggressive liquids, storage batteries and small batteries, rubber goods (tires, car foot pads), incandescent light bulbs, mercury-vapor (fluorescent) lamps, garden chemicals (pesticides, herbicides) in the Warehouse Premises provided the Lessee obtained approval from the Lessor with regard to the area and conditions of storage and complies (at its own expense) with all the requirements of the Laws, pertaining to storage of such substances and items. Moreover, if it is required under the Laws to provide the Premises with additional characteristics needed for storage of such goods, then the manner, duration and cost of such works shall be separately agreed by the Parties in writing;

“Estimated Operating Expenses” means the estimated amount of the Variable Part of Operating Expenses, which, in opinion of the Lessor, are to be incurred during the respective calendar year. The Lessor shall notify the Lessee of such expenses in the manner established in Appendix 10 to the Lease Agreement. The Estimated Operating Expenses are determined by the Lessor for each calendar year;

“Warehouse Premises” means non-residential warehouse premises in the Blocks according to the schedule of the Blocks, given in Appendix 1:0 to the Agreement, highlighted in red;

“Warehouse Complex” means the Orientir Sever-1 office and warehouse complex, whose outline is indicated on the Warehouse Complex Plan and highlighted in red. The complex includes the Land Plot as well as the Blocks, Checkpoints and facilities, located on the Land Plot, to be leased under the Preliminary Agreement, other buildings, Common Areas as well as auxiliary structures, including, but not limited to, checkpoints, a boiler house, artesian wells, a water supply facility, water treatment facilities, electrical distribution transformer substations, transformer substations, diesel generator units, etc.;

“Lease Period” means the lease period starting for each Block from the Starting Date of the Lease Period for the respective Block and ending on November 01, 2026, 23:59 inclusive;

“BOMA Standard” means Method A (Exterior Wall Methodology) of the standard for measuring floor area in industrial buildings, published by the Building Owners and Managers Association International (BOMA) and the Society of Industrial and Office Realtors (SIOR) in 2012 (ANSI/BOMA Z65.2—2012);

“Certificates of Insurance” means certificates of insurance, obtained by the Lessor and/or Lessee in the performance of obligations of the Parties, stipulated by Appendix 3 (“Insurance”); the term “Certificate of Insurance” means one of these certificates;

“Insured Risks” means all risks covered by property insurance within the limits of insurance against all risks, usually provided by insurance companies having the credit rating (developed by the Expert RA agency) at least at the level of A+, including, but not limited to, the following: risk of loss/damage as a result of fire, tornado, storm, flood, earthquake, lightning, explosion, crashes of aircrafts and other aerial vehicles as well as items dropped from them, riots, civil disorder, intentional damage, rupture or overflow of water tanks or pipelines, damage inflicted by vehicles, other events; and other risks that, in opinion of the Lessor, from time to time reasonably need to be insured, insurance of which is available in the insurance market at a reasonable price (with account for exceptions, franchises and restrictions established by insurers), with account for the provisions of Appendix 3 to the Lease Agreement;

“Technical Premises” means non-residential premises in the Warehouse Premises, Mezzanine Premises and Office Premises with technical purpose for maintenance of the Blocks and utilities installed therein, highlighted in orange;

“Types of Premises” means any and all of the following types of Premises: Warehouse Premises, Office Premises, or Mezzanine Premises; and

“Management Company” means a company engaged by the Lessor to manage and operate the Warehouse Complex. As of the date of this Agreement, LOGOSERVIS LLC (OGRN 1135044002720, postal address: 152/2 Shelepanovo village, Solnechnogorsk District, Moscow Region, 141533) acts as the Management Company. In case other Management Company is engaged to manage and operate the Warehouse Complex or the name and/or address and/or contact details of the Management Company change, the Lessor shall notify the Lessee of that in writing at least five (5) Business Days prior to the introduction of such changes.

2	SUBJECT MATTER OF THE LEASE AGREEMENT

2.1

In accordance with this Lease Agreement, the Lessor shall transfer all the Premises in each Block and Checkpoint for the Lessee’s temporary possession and use (lease) under the Permitted Use in accordance with the terms hereof, and the Lessee shall accept those for temporary possession and use (lease).

2.2	In accordance with Section 3 hereof, starting from the Access Date and ending with the Starting Date of the Lease Period, the Lessor shall grant the Lessee access to all the Premises in each Block to perform the Initial Lessee’s Works. For the avoidance of doubt, access granting to the Lessee does not imply the transfer of rights to possess and/or use the Premises. Therefore, prior to signing of the Acceptance Certificate related to the respective Block, the Lessee has no right to conduct business in the Premises, including use the Premises under the Permitted Use.

2.3

During the entire Lease Period, provided the Warehouse Complex Rules are complied with, the Lessee and its employees may use the Common Areas (together with other Warehouse Complex users, their employees and visitors).

2.4

The Parties agreed that the Basic Lease Payment, the Operating Expenses, and the Variable Part of the Lease Payment shall be calculated based on the Leased Area of the Blocks (Lease Area of particular Types of Premises), determined according to the BOMA Standard and as of the date hereof specified in Appendix 2 to the Lease Agreement; as for Checkpoint 2 — based on the Leased Area of Checkpoint 2, as of the date hereof specified in Appendix 2 hereto; as for Checkpoint 1 — based on the Leased Area of Checkpoint 1, specified in the Lessor’s notice sent to the Lessee in accordance with Appendix 2 hereto.

2.5

The Lessor shall complete the construction of Checkpoint 1 under the terms substantially corresponding to the Terms of Reference (Appendix 12 hereto) and obtain the Permit for the commissioning of Checkpoint 1 not later than on June 01, 2019 inclusive.

2.6

After the state registration of the Lessor’s property right to Checkpoint 1, the Parties shall in fifteen (15) Business Days from the date of such state registration of the Lessor’s property right to Checkpoint 1 execute a supplementary agreement hereto, specifying the detailed characteristics of Checkpoint 1 (cadastral number and other identification data) according to the form agreed by the Parties in Appendix 13 hereto, to submit such supplementary agreement for the state registration of the Lessee’s lease right to Checkpoint 1.

2.7

The draft supplementary agreement hereto, agreed by the Parties, is given in Appendix 13. The draft may be amended only by mutual agreement of the Parties. When the Parties sign the supplementary agreement, the following provisions shall apply:

Names, location addresses, registration and bank details of the Parties (if they are changed as compared with those available on the Agreement date), other information that may not be finally determined at the time of signing the Agreement or the space for which is left blank in the draft supplementary agreement hereto, shall be entered in the supplementary agreement in accordance with the information available at the time of its signing in the relevant duly executed documents stipulated by the Agreement and/or the Laws.

Details of the area and other characteristics of Checkpoint 1 shall be indicated by the Lessor according to the documents of technical or cadastral registration related to Checkpoint 1 as of the date of the supplementary agreement hereto.

Other necessary additions and amendments to the clauses and articles of the draft supplementary agreement shall be made in accordance with the instructions contained in the draft supplementary agreement in the form of comments marked out with symbols “/” and “/”; the said comments themselves are excluded from the text.

2.8

The Lessor shall notify the Lessee of the state registration of the Lessor’s property right to Checkpoint 1 and hand over to the Lessee the respective copies of the documents confirming such registration within the shortest time possible.

2.9	In ten (10) Business Days from the date of the supplementary agreement, specifying the detailed characteristics of Checkpoint 1, according to Clause 2.6 above, the Lessee shall be obliged to provide the Lessor with all documentation and information required by the Lessor for the state registration of the supplementary agreement with an authorized government authority.

2.10

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor. If any additional documents or information are requested by the authorized government authority for the purposes of the state registration of the supplementary agreement, the Lessee shall be obliged to provide such documents and/or information to the Lessor within three (3) Business Days from the date of receipt of the relevant request from the Lessor.

3	PREPARATION OF THE BLOCKS FOR TRANSFER, INITIAL LESSEE’S WORKS

3.1	3.1 The Lessor shall bring the Blocks into the state substantially corresponding to that specified in Appendix 12 hereto, within the period specified in Clause 4.2 hereof for each respective Block.

The Lessor’s Works shall be duly performed, with no threat to human health or life, with the use of high-quality materials, in accordance with the applicable requirements of the Laws, subject to receipt (if required under the Laws) of all required permits and approvals from competent government authorities, including using the resources of the organizations having special relevant permits (if required under the Laws).

3.2

The Lessor shall provide the Lessee with access to the Blocks and Checkpoints so that the Lessee could prepare all the Premises in each Block and Checkpoint for their subsequent lease by the Lessee within the following deadlines:

- to the Checkpoints — not later than on May 01, 2019 inclusive, with account for the provisions of Clause 3.5 hereof;

- to Blocks 2 — not later than on February 01, 2019 inclusive, with account for the provisions of Clause 3.5 hereof;

- to Block 1-2 — not later than on November 01, 2019 inclusive, with account for the provisions of Clause 3.5 hereof;

3.3

Providing the Lessee with access to the Blocks and Checkpoints shall be executed by signing an Access Certificate to be signed by the Parties in the form set out in Appendix 6.1 (by agreement between the Parties, when an Access Certificate is signed, its form may be amended).

The Access Certificate shall be signed by the Parties within the period specified in Clause 3.2 above or on another earlier date to be specified by the Lessor in the written notice to the Lessee, stating that the Blocks and Checkpoints are ready for the Lessee’s access. The Lessor shall send the above written notice no later than two (2) Business Days before the expected date of signing the Access Certificate.

The Parties specifically stipulated that access shall be provided to all Blocks 2 at once. No staged provision of access to Blocks 2 is allowed.

3.4	The Lessee may refuse to sign the respective Access Certificate only in the following cases:

(a)    the supporting structures of the Blocks or one of the Blocks, as well as the Checkpoints or one of the Checkpoints, to which access is provided, are destroyed to a great extent, which makes it impossible to start the Initial Lessee’s Works in the respective Block and/or Checkpoint; and/or

(b)    within the boundaries of the Land Plot, there is no passage to the Blocks/Checkpoints or one of the Blocks/Checkpoints, to which access is provided.

In this case, the signing of the respective Access Certificate shall be postponed to the date when the above circumstances preventing such signing are eliminated by the Lessor, and the provisions of Clause 10.7 hereof shall be applied.

In case any Party unreasonably refuses to sign the respective Access Certificate within three (3) calendar days from the moment when the respective Block/Checkpoint is ready for access, the Access Certificate signed by one of the Parties shall be considered duly signed (approved) by both Parties on the date specified by the respective Party, and such date shall be considered the Access Date.

3.5

The Lessor may refuse to sign the Access Certificate and postpone its signing to a later date specified by the Lessor in case the Lessee does not comply with the requirements of Clause 7.13 hereof or delays the provision of the Bank Guarantee to the Lessor in accordance with Clause 5.12 hereof and/or the payment of Security Payment 1 in accordance with Clause 5.11 hereof.

3.6

For the avoidance of doubt, the Lessee’s right of access to the Blocks/Checkpoints shall also include the right of unhindered access by the Lessee’s representatives, contractors and subcontractors to the Blocks/Checkpoints for the purpose of performing the Initial Lessee’s Works there, provided that such representatives, contractors and subcontractors meet the following requirements:

3.6.1.    (sub)contractors have all permits/licenses required by the Laws or, if applicable, competency certificates for works, issued by a self-regulatory organization, of which such (sub)contractors are members;

3.6.2.    availability, during the whole period of access, of insurance contracts stipulated by Clause 7.13 hereof.

3.7

The Parties understand and agree that from the date of signing the respective Access Certificate the Lessor’s Works and the Initial Lessee’s Works are performed by the Parties in the Blocks/Checkpoints concurrently. Subject to the provisions of Clause 3.12 hereof, from the Access Date, the Lessor retains the right to provide round-the-clock access and perform all necessary construction and other works in the Blocks/Checkpoints until the Acceptance Certificate for the respective Block/Checkpoint is signed.

In this case, each of the Parties shall be liable for any damage that may be caused by the respective Party and/or its contractors (subcontractors) in the process of the said access and/or performance of works in the Blocks/Checkpoints.

3.8	From the Access Date, in accordance with the provisions of Section 3, the Lesser may perform the Initial Lessee’s Works in the Blocks/Checkpoints and shall:

•	when performing the Initial Lessee’s Works, comply with all the requirements and terms contained in Appendix 5 hereto;

•	maintain the utilities and other equipment as well as ensure their safety according to the Certificate of Delineation of Operational Responsibility representing Appendix 9 hereto;

•

in case of damage to the Block/Blocks/Checkpoints, utilities or equipment in the Block/Blocks/Checkpoints, any element or territory of the Warehouse Complex or other property of the Lessor, the Parties shall follow the procedure specified in Clause 7.17 hereof.

3.9

If the Initial Lessee’s Works are performed in violation of the terms of this Agreement or the applicable Laws, the Lessor may suspend the performance of such Initial Lessee’s Works. The Lessor may immediately suspend the performance of the Initial Lessee’s Works in any of the following cases: (a) if the Lessee has not agreed the Lessee’s Works and/or contractors (subcontractors) performing such works with the Lessor and/or (if applicable) with competent authorities/organizations, and/or if the Lessee’s contractors do not have any permits/licenses for respective works, required by the Laws, or such permits/licenses have been cancelled; and/or (b) if the Lessee’s Works performed in violation of the requirements of the Laws create an immediate risk of fire, flood, destruction of the Blocks/Checkpoints (and/or other part of the Warehouse Complex) or malfunction of utilities or other equipment installed in the Blocks/Checkpoints (and/or other part of the Warehouse Complex); and/or (c) if the Lessee’s Works performed in violation of the requirements of the Laws may result in a threat to human health/life and/or administrative suspension of activities in the Blocks/Checkpoints (and/or other part of the Warehouse Complex); and/or (d) in the absence/cancellation of insurance of the Lessee and/or its contractors under the terms stipulated in Appendix 3 hereto; and/or (e) in case of doing business (conducting operations) in the Blocks/Checkpoints in defiance of the prohibition set out in Clause 2.2 hereof. In other cases, the Lessor will have the right to suspend the Lessee’s Works only if the Lessee fails to rectify the violation, specified by the Lessor in writing, within three (3) Business Days from the date the Lessee receives the relevant request from the Lessor.

The Lessee’s Works may, inter alia, be suspended by the Lessor by denying access to the Warehouse Complex for the Lessee (its representatives) and/or contractors (subcontractors) of the Lessee performing such works and their vehicles until violation elimination, subject to a prior (24 hours (except for emergency cases when such prior notice is not required)) written notice to the Lessee of the denied access to the said persons. The Lessor may request the Lessee to replace the contractors (subcontractors) performing the Lessee’s Works with violations with other parties agreed by the Lessor. When access to the Warehouse Complex territory is resumed, it shall be granted to the new contractor (subcontractor) of the Lessee. In the event that the suspension of the Lessee’s Works resulted from the Lessee’s violation specified in part (a) of the first paragraph of this Clause 3.9, the works shall be resumed and the access to the Warehouse Complex territory shall be re-granted after the Lessee obtains all the approvals required.

3.10

From the Access Date, the relations between the Parties with respect to the Block/Blocks/Checkpoints shall be governed by the provisions hereof dealing with the Lessee’s Works, Warehouse Complex Rules, Utilities, Operational Maintenance, and the rights and obligations of the Parties with respect to their stay and behavior in the Block/Blocks/Checkpoints and causing damage to the Block/Blocks/Checkpoints, subject to special conditions and requirements established by this Agreement regarding the Lessee’s access, which, in case of conflict with the provisions of this Agreement, shall prevail.

3.11

From the Access date, with respect to the respective Block/Checkpoint, until the Starting Date of the Lease Period under this Agreement with respect to the same Block/Checkpoint, the Lessee shall pay the Lessor the Access Fee equal to the sum of the following components: the Variable Part of the Lease Payment and the Operating Expenses related to the respective Block/Checkpoint. The Access Fee shall be calculated and paid within the time limits, under the conditions and in the manner to be determined similarly to the provisions applicable to the calculation and payment of the Variable Part of the Lease Payment and the Operating Expenses under this Agreement, subject to special arrangements provided for in this Section 3 of the Agreement.

The Parties hereby agree that, from February 01, 2019 and to the Access Date to Block 1-2, the Lessee shall compensate to the Lessor the Utility Charges for the Utilities actually consumed in Block 1-2, in the manner and under the conditions similar to the provisions hereof with regard to the payment of the Variable Part of the Lease Payment for Block 1-2. This provision shall be applied subject to Clause 9.9 of the Agreement.

The first payment against the Operating Expenses / Estimated Operating Expenses for the month when the Access Date occurs shall be made by the Lessee within five (5) Business Days from the Access Date.

For the avoidance of doubt, the Parties hereby confirm that the rate of the Operating Expenses as well as the respective components of the Variable Part of the Lease Payment are subject (if applicable) to annual review or indexation in accordance with the provisions hereof with regard to the review/indexation of the respective components of the Lease Payment.

3.12

Starting on the Access Date, the Lessor shall coordinate the performance of the Initial Lessee’s Works (performed by the Lessee and/or its contractors (subcontractors)) provided that: (a) the Lessee has included the provisions regarding the obligations of such contractors (subcontractors) to comply with the Lessor’s instructions regarding the time limits and standard operating procedures in the relevant agreements with contractors (subcontractors); or (b) the Lessee has notified the relevant contractors (subcontractors) in writing of the need to comply with the Lessor’s instructions regarding the time limits and standard operating procedures.

4	LEASE PERIOD

4.1	This Lease Agreement shall be effective until expiration of the Lease Period.

4.2	The Lessor shall transfer, and the Lessee shall accept the Blocks under the Acceptance Certificates on the following dates:

•	Blocks 2 and Checkpoints — June 01, 2019;

•	Block 1-2 — March 01, 2020.

Prior to signing the Acceptance Certificates, the Lessor shall send the Lessee a written notice about the completion of the Lessor’s Works in Blocks 2 or Block 1-2 in accordance with Clause 3.1 hereof, as well as about the receipt of the Permit for commissioning of Checkpoint 1. In five (5) Business Days from its receipt, the Lessee shall ensure the presence of its authorized representative in Blocks 2 and Checkpoints or in Block 1-2, respectively, to establish the completion of the Lessor’s Works.

The Lessee may not refuse to sign the Acceptance Certificate(s) under this clause. The Lessee’s failure to appear to inspect the Blocks and/or Checkpoints in accordance with the previous paragraph of this clause and/or sign the Acceptance Certificate(s) on the dates specified in this clause shall be considered as Lessee’s evasion from signing the respective Certificates.

The defects in the Lessor’s/Lessee’s Work detected as of the date of inspection performed by the Lessee / the date of signing the Acceptance Certificate(s) shall be recorded in the respective Certificate and eliminated by the Lessor or Lessee, respectively, within the time limits agreed in the Acceptance Certificate.

The Lessee hereby confirms and assures the Lessor that it is aware of the fact that, as of the date of signing this Agreement and, accordingly, the Access Date / Starting Date of the Lease Period, the Blocks display a particular degree of wear and were previously employed in the business activities of other lessees/users.

4.3.

The Lessee has a preferential right to enter into a lease agreement for all the Premises in each Block and Checkpoint, or all the Premises in Blocks 2 together with the Structure (as defined in the Preliminary Agreement) and Checkpoints, or all the Premises in Block 1-2 together with the Structure and Block 1-1 (as defined in the Preliminary Agreement) for a new term (Clause 1 of Article 621 of the Civil Code of the Russian Federation) subject to the following conditions:

•

The Lessor shall receive a written notice from the Lessee about the Lessee’s intention to exercise the preferential right at least twelve (12) months prior to the expiration of the Lease Period under the effective Lease Agreement, and such a written notice from the Lessee shall include the intention to exercise the preferential right regarding all facilities in total or their part, specified in accordance with the first paragraph of this Clause 4.3; and

•

The Parties shall hold good faith negotiations, agree upon the lease terms under the new lease agreement, and sign the respective new lease agreement(s) at least nine (9) months prior to the expiration of the Lease Period.

In case of a failure to comply with any of the provisions of this clause, the preferential right shall be lost.

5	LEASE PAYMENT AND SECURITY FOR OBLIGATIONS

5.1

The Lessee shall pay the Lease Payment to the Lessor for the use of the Premises and Checkpoints during the entire period from the Starting Date of the Lease Period and until the end of the Lease Period. The Lease Payment shall include:

5.1.1	the Basic Lease Payment based on the date of signing of this Long-term Lease Agreement:

(a)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Blocks 2: during the period from the Starting Date of the Lease Period for Blocks 2 until the Access Date to Block 1-1 (as defined in the Preliminary Agreement) — RUB three thousand three hundred and thirty-three and sixty-four kopecks (3,333.64) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2;

(b)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2: during the period from the Access Date to Block 1-1 (as defined in the Preliminary Agreement) including such date and until the end of the Lease Period — RUB three thousand five hundred and thirty-three and sixty-four kopecks (3,533.64) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 subject to the provisions of the last paragraphs of this clause 5.1 below;

(c)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Block 1-2 — RUB three thousand five hundred and thirty-three and sixty-four kopecks (3,533.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2 subject to the provisions of the last paragraphs of this clause 5.1 below;

(d)

for the Office Premises (including the Technical Premises as part of the Office Premises) — RUB six thousand five hundred (6,500) per year per one square meter of the Leased Area of the Office Premises; and

(e)	for the Mezzanine Premises — RUB three thousand five hundred and thirty-three and sixty-four kopecks (3,533.64) per year per one square meter of the Leased Area of the Mezzanine Premises;

(f)	for the Checkpoints — RUB seven thousand (7,000) per year per one square meter of the Leased Area of Checkpoint 1 and the Leased Area of Checkpoint 2;

5.1.2	the Operating expenses, which represent the sum of the following values (components):

(1)    the Fixed Part of the Operating Expenses in the amount as of the date of signing of this Lease Agreement — RUB five hundred and twenty (520) per year per one square meter of the Leased Area of each of the Blocks as well as the Leased Area of Checkpoint 1 and the Leased Area of Checkpoint 2; and

(2)    Variable Part of the Operating Expenses calculated and paid in accordance with Appendix No. 10 hereto. The amount of the Estimated Operating Expenses for the period from signing this Agreement until December 31, 2019 shall be set to RUB three hundred and seventy (370) per year per one square meter of the Leased Area of each of the Blocks as well as the Leased Area of Checkpoint 1 and the Leased Area of Checkpoint 2.

5.1.3	the Variable Part of the Lease Payment calculated in accordance with Appendix No. 7 to the Lease Agreement;

5.1.4	the Parking Fee:

•	from the Starting Date of the Lease Period for Blocks 2, the amount equal to RUB one million three hundred and seventy-five thousand (1,375,000) per month;

•	from the Starting Date of the Lease Period for Block 1-2, the amount equal to RUB one million five hundred and fifty-seven thousand (1,557,000) per month.

The Parties hereby agree as follows:

Should the Lessor fail to provide access to Block 1-1 to the Lessee according to the Preliminary Agreement on or before February 1, 2020, then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rate of RUB three thousand three hundred and thirty-three and sixty-four kopecks (3,333.64) per year per one square meter of the Leased Area of the Warehouse Premises, with further application of the provisions of Clause 5.2 hereof.

Should the Lessee fail to sign the Access Certificate for Block 1-1 according to the Preliminary Agreement on or before February 1, 2020, or fail to sign the Lease Agreement (as defined in the Preliminary Agreement) in respect of Block 1-1 and/or the Acceptance Certificate for Block 1-1 on or before June 1, 2020, then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rate of RUB three thousand seven hundred and thirty-three and sixty-four kopecks (3,733.64) per year per one square meter of the Leased Area of the Warehouse Premises, with further application of the provisions of Clause 5.2 hereof.

Provided that the Lessor gives access to the Lessee to Block 1-1 in accordance with the Preliminary Agreement up to and including February 01, 2020, the Parties hereby agree that the Lessee shall pay the additional lease payment in the amount calculated based on the following formula:

ALP = D x (200/365) x Ar, where

ALP — the amount of the additional lease payment due to be paid by the Lessee less VAT,

D — the number of days since the Starting Date of the Lease Period for Blocks 2 up to the Access Date to Block 1-1 in accordance with the Preliminary Agreement,

Ar — Leased Area of the Warehouse Premises of Blocks 2,

X — the multiplication operator,

/ — the division operator.

The additional lease payment stated above shall be paid by the Lessee in advance not later than in ten (10) Business Days from the Access Date to Block 1-1 in accordance with the Preliminary Agreement. Additional lease payment shall be deemed to have been received in equal-sized payments within three (3) months.

5.2

Starting on January 01, 2020 and then on January 01 of each subsequent year of the Lease Period (hereinafter — the “Indexation Date”), the rates of the Basic Lease Payment, Fixed Part of the Operating Expenses and Parking Fee, applicable at such time, are subject to annual indexation (automatic increase) by the following amount:

a)	on the first Indexation Date after the signing (January 01, 2020) — by the RF CPI;

b)	on the second and subsequent Indexation Dates (on January 01, 2021 and so on) — by four (4) percent,

hereinafter in this Agreement the amounts (a) and (b) are referred to as the “Indexation Rate”.

The amounts (rates) of the Lease Payment components specified in the first paragraph of this clause are considered automatically amended from the respective Indexation Date and become effective for the Lessee from the date mentioned. No amendments hereto are required. With account for the provisions of Clause 4.2 hereof, as of the Starting Date of the Lease Period for Block 1-2, the indexed rates of the respective Lease Payment components shall be in effect.

In case the RF CPI is not published as of the first Indexation Date, then on the Indexation Date, the rates of the Basic Lease Payment, Fixed Part of the Operating Expenses and Parking Fee shall be subject to indexation (automatic increase) by 4%, and after the publication of the RF CPI, the following rules shall apply: in case the increase in the Lease Payment according to this paragraph is less than the Indexation Rate calculated in accordance with the published RF CPI, then the Lessee shall pay the Lessor the difference for the respective reporting months, falling on the period from the Indexation Date, within five (5) Business Days from the publication of the RF CPI, and in case the increase in the Lease Payment according to this paragraph is more than the Indexation Rate calculated in accordance with the published RF CPI, then the respective difference paid by the Lessee for the reporting months, falling on the period from the Indexation Date, shall be set off against the next Lessee’s payment as part of the Basic Lease Payment (and if the amount of the respective difference exceeds the next payment, then the remaining balance shall be set off against each next payment as part of the Basic Lease Payment up to its repayment in full), and upon termination of the Lease Agreement, the Lessor shall return the Lessee such difference in ten (10) Business Days after one of the following dates, whichever is later: (1) the date of CPI publication; or (2) the date of Lease Agreement termination.

5.3	The Lessee shall pay the Lease Payment to the Lessor as follows:

5.3.1

The Basic Lease Payment, the Operating Expenses / Estimated Operating Expenses, and the Parking Fee shall be paid in equal monthly advance payments not later than on the third day of each calendar month.

5.3.2

The Variable Part of the Lease Payment shall be paid monthly not later than on the tenth day of the month following the month to be paid, provided the Lessee receives the respective invoice from the Lessor in accordance with Appendix 7 hereto.

5.4

The Basic Lease Payment, the Operating Expenses / Estimated Operating Expenses, and the Parking Fee for incomplete calendar month of the Lease Period shall be calculated in proportion to the number of calendar days falling on the Lease Period in such calendar month. The daily Lease Payment (with regard to each Lease Payment component, except for the Variable Part of the Lease Payment) shall be calculated as 1/365 (or 1/366 in a leap year) of the annual amount (with account for all applicable indexations) of the respective Lease Payment component.

5.5	The payments hereunder shall be made in rubles.

5.6

The Lessee shall make payments hereunder to the Lessor by wire transfer to the bank account specified by the Lessor herein; the Lessor may change such a bank account, having notified the Lessee thereof in writing.

5.7

The Lessor hereby confirms that it is a payer of Value Added Tax (VAT) as of the date of signing hereof. If the Lessor ceases to be a VAT payer, the Lessor shall be obliged to immediately notify the Lessee thereof and, upon the Lessee’s request, provide supporting documentation to the Lessee.

All payments payable by the Lessee to the Lessor in accordance with this Lease Agreement are specified excluding VAT (unless otherwise expressly provided hereby). If, in accordance with the Laws, such payment amounts are subject to VAT or other similar tax that replaces it or is levied in addition to it, the amount of payment shall be increased by the amount of VAT and/or other similar tax (to be calculated at the rate applied for the time being).

For the avoidance of doubt, the Parties confirm that VAT is subject to charging, including, but not limited to, on the amount of the Lease Payment (as well as its components, including the Operating Expenses / Estimated Operating Expenses) and on the amount of the Security Payment (including any amounts of its increase and/or replenishment in case of any deductions made).

5.8

Any payment hereunder shall be deemed to have been made by one Party and actually received by the other Party from the time the funds are credited to the respective account of the beneficiary’s bank (except for the case when the funds are returned by the beneficiary’s bank due to incorrect details of the payment recipient or for any other reason).

5.9	For the purposes of this Lease Agreement, each last calendar day of the Lease Period month or the last day of the Lease Period shall be considered the dates for the provision of lease services.

The provision of lease services with regard to the Premises by the Lessor shall be confirmed by monthly issue of invoices. The mentioned documents as well as other documents confirming the provision of services (in case such documents are stipulated by the Laws) shall be prepared within the time limits and according to the form established by the applicable Laws.

5.10

The Lessee’s obligations to make payments under the Lease Agreement may not be terminated by set-off against any monetary obligation of the Lessor without the Lessor’s prior written consent thereto unless otherwise stipulated herein.

5.11

The Lessee shall on or before January 14, 2019 pay to the Lessor Security Payment 1 in the amount of RUB thirty-eight million three hundred and forty thousand three hundred and eight and 01 kopeck (38,340,308.01).

The Lessee and the Lessor hereby agree that Security Payment 1 is set off against the Lessee’s payment of the following:

a) the Basic Lease Payment and the Operating expenses for Block 2 and Checkpoints as well as the Parking Fee for the Parking Slots related to Blocks 2 for the first month of the Lease Period for Blocks 2 and Checkpoints;

b) the Basic Lease Payment and the Operating expenses for Block 1-2 as well as the Parking Fee for the Parking Slots related to Block 1-2 for the first month of the Lease Period for Block 1-2.

The unoffset part of Security Payment 1 (if any) shall be set off by the Lessor against the Lessee’s payment for the next month of the Lease Period for Blocks 2 and Block 1-2, accordingly.

Until the date of the provision of the Bank Guarantee or the date of Security Payment 2 in accordance with Clause 5.12 of the present Agreement any and all terms of Appendix 8 to the Lease Agreement related to the Security Payment shall be applied to Security Payment 1, except for the terms expressly provided in the context hereof or Appendix 8.

The Parties hereby agree that from the date when the Lessee provides to the Lessor the Bank Guarantee or Security Payment 2 in accordance with Clause 5.12 of the present Agreement, the Lessor shall not make any deductions from Security Payment 1 stipulated by the Agreement.

5.12	Bank Guarantee

Within forty-five (45) Business Days from the Lease Agreement date, the Lessee shall provide the Lessor with the Bank Guarantee corresponding to the requirements of Clause 5.12.1 hereof and the terms specified in Appendix 8. The text of the Bank Guarantee shall be subject to prior written agreement with the Lessor.

5.12.1

The Bank Guarantee shall be irrevocable, and the demand for payment under the Bank guarantee shall be met in full or in part, at the first request of the Lessor, given that the Lessor provides the following documents:

1)	the Agreement (the original or a notarized copy);

2)

the Lessor’s claim stating that the Lessee has not performed the relevant obligation hereunder in ten (10) Business Days from the date when the Lessee received the respective written request to perform the obligation from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 3 below); the Lessor’s claim shall also indicate the relevant obligation(s);

3)

a copy of the postal receipt (certified by the Lessor) on the delivery to the Lessee of the Lessor’s written claim for the performance of the relevant obligation OR a copy of the Lessor’s claim (certified by the Lessor) with an entry of service to the Lessee / Lessee’s return receipt;

4)	the original statement from the Lessor’s bank, confirming that the funds in the amount specified in the Lessor’s claim to the Guarantor Bank have not been credited to the Lessor’s account in ten

(10) Business Days from the date when the Lessee received the respective written request to perform the obligation hereunder from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 3 above).

The validity of the signatures on the Lessor’s claim to the Guarantor Bank shall be confirmed by one of the following documents:

•     the original or a notarized copy of the power of attorney authorizing the Lessor’s representative to sign the Lessor’s claim under the Bank Guarantee and/or certify copies of the documents attached to the Lessor’s claim (in the event that signing of the Lessor’s claim under the Bank Guarantee and/or certification of copies of the documents attached to the Lessor’s claim is not performed by the sole executive body of the Lessor); and

•     documents duly certified by the Lessor and confirming the authority of the Lessor’s authorized representative, namely: a copy of the Lessor’s Articles of Association; a copy of the extract from the Unified State Register of Legal Entities with the period of expiry of no more than thirty (30) calendar days; a copy of the resolution/minutes on the election of the Lessor’s authorized representative (executive body); or

•     a notarized banking sample signatures and seal card of the Lessor (or copy thereof) from the Lessor’s servicing bank, certified by the Lessor’s bank.

5.12.2

As of the Agreement date, the amount of Bank Guarantee shall be RUB one hundred and thirty-eight million twenty-five thousand one hundred and eight and eighty-five kopecks (138,025,108.85). The amount of the Bank Guarantee available to the Lessor, at any time during the term of the Agreement, should not be less than the sum of the following components: the Basic Lease Payment and the Operating Expenses / Estimated Operating Expenses due to be paid for three (3) months of the Lease Period for all the Premises in the Blocks and Checkpoints to be leased to the Lessee hereunder, and the Parking Fee for all the Parking Slots to be provided to the Lessee hereunder, with account for their indexation according to Clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter — the “Total Guarantee Amount”). For compliance with this condition, the Lessee undertakes to ensure the following:

•

Annual reissue of the Bank Guarantee (within the entire term of this Agreement) on the same terms and conditions for a new period of at least twelve (12) months, subject to the indexation of such new Bank Guarantee amount, at least fifteen (15) Business Days before each Indexation Date under Clause 5.2 of the Lease Agreement. The indexation of the Bank Guarantee amount shall be made on the basis of the rules set forth in Clause 5.2 hereof, applied by analogy.

•

If any amount under the Bank Guarantee is used by the Lessor in accordance with the Lease Agreement, the Lessee shall replenish the Bank Guarantee amount in full to the amount of the Total Guarantee Amount within fifteen (15) Business Days from the date of the Bank Guarantee amount reduction.

5.12.3	The Lessor may claim, and the Lessee is obliged to provide (to make) Security Payment 2 to the Lessor in any of the following cases:

(i)	if the Lessee fails to provide/replenish the Bank Guarantee amount within the time limits specified in Clauses 5.12.1, 5.12.2 above; and/or

(ii)

if bankruptcy/liquidation proceedings have been initiated against the Guarantor Bank (including the case of applying to court to declare the Guarantor Bank insolvent / a bankrupt), and/or in case the Guarantor Bank’s license has been revoked, and/or in case the activities of the Guarantor Bank are characterized by facts stipulated by Article 20 of Federal Law No. 395-1 dated December 02, 1990 On Banks and Banking Activities, and/or in case of other grounds to revoke the Guarantor Bank’s license under the applicable Laws; and the Lessor has not been provided with the Bank Guarantee of other Guarantor Bank as indicated below.

The Security Payment amount to be paid by the Lessee according to this clause shall be an amount equal to the Total Guarantee Amount, and in case the Bank Guarantee amount has been reduced and not replenished, an amount to replenish the Bank Guarantee amount.

The Security Payment shall be payable by the Lessee to the Lessor:

-    when it is necessary to provide a new Bank Guarantee due to the expiration of the previous one according to Clause 5.12.2 above — not less than fifteen (15) Business Days before each Indexation Date according to Clause 5.2 of the Lease Agreement, if by that time the new Bank Guarantee has not been provided;

-    in case of a failure to replenish the Bank Guarantee amount, if it is used: within five (5) Business Days from the date of the Lessee’s receipt of the relevant Lessor’s claim (which may be filed only after the time limit specified above for replenishing the Bank Guarantee amount has expired), if by that time the violation is eliminated;

-    in cases specified in subclause (ii) above — within thirty (30) days from the date when any of the events specified in this subclause has occurred, if by that time the Lessee has not provided the Lessor with the Bank Guarantee issued by other Guarantor Bank, under the conditions hereof.

The provisions of Appendix No. 8 hereto shall apply to Security Payment 2.

If the Lessee completely eliminates the violations specified in this clause, the Lessor shall return Security Payment 2 to the Lessee (less any deductions made in respect of such Security Payment 2 in accordance with the Lease Agreement) in ten (10) Business Days from the date when the Lessor is provided with the confirmation that such violations have been eliminated.

5.12.4

For the avoidance of doubt, the Bank Guarantee shall also secure the performance of the Lessee’s obligation to provide Security Payment 2 in accordance with Clause 5.12.3, and if the Lessee fails to provide the Lessor with Security Payment 2 within the time limits specified in Clause 5.12.3, the Lessor shall have the right to receive the relevant sum in the amount equal to the Security Payment 2 amount, on the basis of filing a claim under the valid Bank Guarantee.

6	LESSEE’S RIGHTS

6.1

The Lessee shall be entitled to use the Premises daily and round-the-clock from the date of signing the Acceptance Certificate for the respective Block and during the entire Lease Period in accordance with the Permitted Use and the terms of this Lease Agreement.

6.2

For the entire Lease Period, the Lessee shall be granted the following rights to be exercised with account for the Warehouse Complex Rules (the Parties understand that, prior to the Access Date to Block 1-1 under the Preliminary Agreement, the rights specified in subclauses 6.2.1–6.2.3 below are not exclusive and similar rights are granted by the Lessor to other lessees of premises in the Warehouse Complex):

6.2.1	the right to use the Common Areas to access the Premises in accordance with the Warehouse Complex Rules from the Access Date;

6.2.2	the right to use all existing and future utilities in the Blocks, servicing the Premises only, from the Access Date, provided that the Lessor is entitled to move such utilities as it sees fit;

6.2.3	the right to load and unload goods in the Handling Areas;

6.2.4

if, in accordance with the Warehouse Complex Rules, a list of license plates is provided for cars allowed to enter the Warehouse Complex territory from the Starting Date of the Lease Period for Blocks 2, in the maximum amount of twenty-eight (28) trucks and three hundred and ninety-three (393) cars simultaneously, and from the Starting Date of the Lease Period for Block 1-2, in the maximum amount of forty-five (45) trucks and four hundred and fourteen (414) cars simultaneously, the following rights shall be granted:

6.2.4.1	the right to park cars and trucks at the respective Parking Slots in accordance with the Warehouse Complex Rules at any time of the day;

6.2.4.2	the right to move to and from the Parking Slots, as well as the right to move to the Handling Areas, coursing in strict compliance with the Warehouse Complex Rules.

6.2.5

the right to directly execute a separate agreement for the provision of telecommunications services in the Blocks with any telecom operator provided that (a) the Lessee notifies the Lessor of such a telecom operator in writing, and (b) such a telecom operator removes all the cables and equipment from the Blocks and Warehouse Complex in case of termination hereof, unless otherwise agreed by the Parties in writing.

6.3

In case it is impossible for the Lessee to use the Premises (their parts) (or the Lessee does not actually use them) under the Permitted Use due to the circumstances specified in any of subclauses a)–d) (individually and collectively) and provided that (i) the characteristics of such circumstances fully comply with the set of features regarding their composition, specified for each of such circumstances in subclauses a)–d), respectively (i.e. in the absence of any of the features regarding the composition, the respective circumstance shall not result in the emergence of the Lessee’s right to suspend the Lease Payment), and (ii) the emergence of such circumstances results from the Lessor’s violation of its obligations hereunder, the Lessee shall have the right to suspend its obligation to pay the Lease Payment, in the manner established by the provisions of this clause, in the following cases:

a) if the use of the Warehouse Premises or their part under the Permitted Use is impossible and has resulted in the stoppage of critical process units, namely:

•	the sorting machine,

•	any of the conveyor system elements, which has resulted in the stoppage of the conveyor,

•	the lift equipment in case two or more lifts in the Blocks have gone out of order simultaneously,

as a result of significant defects in the Lessor’s Works (namely, destruction of floors, roof, supporting structures of the Premises), and provided that such defects are not eliminated or (if a longer period is required for their elimination) isolated temporarily (where such temporary isolation is considered proper violation elimination by the Lessor) by the Lessor in twelve (12) hours from the moment of preparing the Certificate stipulated by this clause;

b)    if the use of the Warehouse Premises or their part, accounting for more than 15% (i.e. more than 11,237 sq. m) of the Leased Area of the Warehouse Premises, under the Permitted Use is impossible as a result of significant defects in the Lessor’s Works (namely, destruction of floors, roof, supporting structures of the Premises), preventing the Lessee from performing its activities under the Permitted Use in the respective area, and provided that such defects are not eliminated or (if a longer period is required for their elimination) isolated temporarily (where such temporary isolation is considered proper violation elimination by the Lessor) by the Lessor in five (5) days from the moment of preparing the Certificate stipulated by this clause;

c)    if some Utilities are not provided in the Blocks through the fault of the Lessor and the Lessor does not ensure their restoration (including with alternative methods, which is considered proper restoration of the Utilities) in eight (8) hours from the moment of preparing the Certificate stipulated by this clause;

d)    if the Lessor does not provide the Lessee with unhindered access to the Blocks within the boundaries of the Land Plot, with account for the provisions of Clause 8.2 hereof, and does not resume access (including with the provision of an alternative access road to the Premises, which is considered proper access resuming) in eight (8) hours from the moment of preparing the Certificate stipulated by this clause.

In the cases specified in subclauses a)–b), the Lessee shall have the right to suspend its obligation to pay the Basic Lease Payment for Blocks 2 collectively or Block 1-2, depending on the Block where the circumstances specified have occurred, for the entire period from the deadline for violation elimination, established by the respective subclauses a)–b) and to the date of elimination (or temporary isolation) by the Lessor, of which the Lessor shall notify the Lessee in writing.

In the cases specified in subclauses c)–d), when the Lessee does not conduct its activities in the Blocks under the Permitted Use in accordance with this clause hereof (provided that the goods and/or warehouse equipment of the Lessee were removed from the respective part of the Premises/Blocks), the Lessee shall have the right to suspend its obligation to pay the Basic Lease Payment in proportion to the decrease in the Leased Area of the Premises by the area of the Premises not used by the Lessee, determined in accordance with the BOMA Standard and specified in the respective Certificate, stipulated by this clause, for the entire period from the date when the Lessee stopped using the Premises/Blocks under the Permitted Use, specified in the respective Certificate, to the date when the Lessor eliminated the circumstances described in subclauses c)–d), of which the Lessor shall notify the Lessee in writing.

Suspension of the Lessee’s obligation to pay the Lease Payment is allowed if the reasons and circumstances specified in subclauses a)–d) are recorded in the Certificate signed by authorized representatives of both Parties.

If one of the Parties refuses to sign the Certificate or representatives of such a Party do not appear for signing thereof within one (1) Business Day after such Party has been notified of the need to execute the Certificate, the other Party has the right to sign such Certificate unilaterally, provided that the reasons and circumstances recorded in the Certificate are supported by photo/video recording and the photo/video materials are attached to the Certificate and sent by one Party to the other Party (which refused to sign the Certificate) within one (1) Business Day upon execution thereof.

Either Party may request that the reasons for the circumstances referred to in subclauses a)–d) be verified by an independent technical expert. If, after signing of the Certificate by the Parties (with engagement of the independent technical expert) pursuant to this clause, it is determined that the circumstance recorded in the Certificate do not correspond to reality and/or did not occur due to the Lessor’s violation of its obligations hereunder, and at the same time the Lessee suspended the Lease Payment on the basis of this clause, the Lessor has the right to demand, and the Lessee shall pay within five (5) Business Days after the Lessor’s claim, the amount of the respective underpayment for the entire period, during which the Lease Payment was not paid by the Lessee.

6.4.

The Lessee shall have the right to free and unhindered access to the Warehouse Complex granted to all employees, representatives, contractors (subcontractors), customers, suppliers, and other visitors of the Lessee in accordance with the Warehouse Complex Rules.

7	LESSEE’S OBLIGATIONS

From the Starting Date of the Lease Period (or the Access Date, if specified in the respective clause below) and to the date of return of the Premises and Checkpoints to the Lessor under the Return Certificate, the Lessee is obliged:

7.1	Permitted Use

To use the Warehouse Premises, Mezzanine Premises, Office Premises and Technical Premises in strict compliance with the Permitted Use established for each Type of Premises in this Lease Agreement.

7.2	Warehouse Complex Rules

To follow the Warehouse Complex Rules from the Access Date provided that, in case of any inconsistencies between the Warehouse Complex Rules and the Lease Agreement, the Lease Agreement shall prevail.

7.3	Repair, finishing and cleaning

7.3.1

to maintain the Blocks and Checkpoints in proper condition and ensure their current repair at its own expense; such works shall be performed with the use of colors and materials subject to prior written agreement with the Lessor (in case they differ from colors and materials used earlier);

7.3.2	to follow the provisions of Appendix 5 hereto with regard to the Lessor’s Works when carrying out repair, maintenance, finishing or other Lessor’s Works in the Blocks/Checkpoints;

7.3.3	to keep the Blocks and Checkpoints clean and free of debris in accordance with the Warehouse Complex Rules, clean the inside of windows in the Blocks as needed;

7.3.4

to perform other actions at its own expense, including, but not limited to, cleaning and repair of the Blocks and Checkpoints in accordance with the instructions of the authorized bodies/entities, conclusions of any inspection and audit, which revealed the Lessee’s violation of the safety, fire safety rules, sanitary standards or other regulations and rules established by the Laws;

7.3.5

to perform its obligations for maintaining the utilities and other systems in proper condition according to the Certificate of Delineation of Operational Responsibility (Appendix 9) on the Access Dates;

7.3.6

to perform other actions at its own expense in order to maintain the Blocks and Checkpoints in proper technical condition, except for actions that shall be performed by the Lessor in accordance with the terms hereof.

7.4	Alterations

From the Access Date, to follow the provisions of Appendix 5 hereto when conducting any alterations.

7.5	Utilities

From the Access Date, to maintain the utilities located in the Blocks and serving the Blocks and Checkpoints clean and free from any poisonous, dangerous or harmful substances, and not to block access to them.

7.6	Fire and general safety (the provisions shall apply from the Access Date, where applicable)

7.6.1

To comply with fire safety rules and other obligations in the field of fire and other safety, required by the Laws, as well as orders and resolutions of authorized government authorities/entities. The Lessee shall be responsible for the compliance of the results of the Lessee’s Works and the Lessee’s property in the Blocks and Checkpoints with the fire safety requirements. The Lessee shall be responsible for ensuring security in the Blocks and Checkpoints, including for the work of its own security service (to the extent applicable to the Blocks) as well as safety of alarm systems and other devices and systems ensuring security, installed in the Blocks and Checkpoints. The security system of the Lessee in the Blocks and Checkpoints shall not restrict the right of the Lessor to access the Blocks and Checkpoints in cases stipulated by the Agreement, provided that the Lessor was familiarized with the Lessee’s rules of stay and behavior in the Premises against signed acknowledgement and follows such rules, or prevent the Lessor from exercising this right in accordance with the Lease Agreement, or affect negatively the overall Warehouse Complex security system.

With account for the provisions of the paragraph above, the Parties confirm that the responsibility for the proper operation of fire safety and firefighting systems and equipment in the Blocks and Checkpoints shall be borne by the Party responsible for the maintenance of the respective system according to the Certificate of Delineation of Operational Responsibility.

7.6.2

Not to deliver to the Blocks and Checkpoints and not to store in them (and in other parts of the Warehouse Complex as well) goods, which are not in line with the Permitted Use, as well as weapons, ammunition, poisonous, explosive, dangerous or toxic substances; not to violate the procedure established by the Laws for the storage of substances and items posing a threat to human health or life / harmful for the environment; not to place or store in the Warehouse Premises and/or Mezzanine Premises and/or other part of the Warehouse Complex any substances, which, in accordance with the applicable Laws, are not allowed to be placed or stored in warehouses of fire safety category B2.

7.6.3

Due to the specifics of technical purpose of the Technical Premises, to ensure that access to such premises is granted only to persons with required qualifications, operating the equipment located in such premises. Due to the need to ensure access of the Management Company (Lessor) to the specified premises for their Operational Maintenance and prevent potential accidents and other emergencies or perform damage control, the keys to the Technical Premises shall be handed over to a dedicated employee of the Management Company (Lessor).

For safety reasons, the Lessee hereby entrusts the Management Company (or, in its absence, the Lessor) with access control in the Technical Premises. This assignment does not affect or restrict the right of the Lessee to own and use the Technical Premises hereunder: the Lessee may get the keys to access the Technical Premises and use the Technical Premises at any time, however, the Lessee shall return the keys to the mentioned employee of the Management Company (Lessor) after the use of the Technical Premises. In case the Lessor (Management Company) reveals that the Lessee has replaced the keys without any approval or has not returned the keys to all the Technical Premises or their part, the Lessor (Management Company) may break open the respective Technical Premises without keys in the possession of the Lessor (Management Company) and install new locks in such premises. In this case, the Lessee shall be obliged to reimburse the Lessor’s expenses incurred as a result of lock replacement and/or the inability to gain immediate access to the Technical Premises. In this case, the Lessee shall reimburse the Lessor’s expenses within five (5) Business Days from the date when the Lessee has received the relevant written request of the Lessor.

7.7	Prohibited use (from the Access date, where applicable)

7.7.1

Not to use the Premises and Checkpoints for any purposes contrary to the Permitted Used, and prior to signing the Acceptance Certificate(s) for the respective Blocks — for any purposes except for the performance of the Initial Lessee’s Works from the date of signing the respective Access Certificate.

7.7.2

Not to use the Premises in any way overloading the floors in the Warehouse Premises (the accepted distributed load shall not exceed 8 tons per 1 sq. m) with account for the provisions of Clause 2.2 of Appendix 12 hereto, the floors in the Mezzanine Premises (the accepted distributed load shall not exceed 1 ton per 1 sq. m), the floors of the Office Premises (the accepted distributed load shall not exceed 300 kg per 1 sq. m), and/or the floors of the Technical Premises (the accepted distributed load shall not exceed 500 kg per 1 sq. m) or loading the ceiling or structure of the Premises in any of the Blocks, or overloading any devices, equipment or electric systems servicing the Premises and/or any Block.

7.8	Pollutants and malfunctions (from the Access Date)

7.8.1	promptly inform the Lessor in writing of any malfunctions, pollutants or harmful substances in the Blocks and/or Checkpoints;

7.8.2

if so required by the Lessor, immediately remove any such pollutants or dangerous substances from the Premises/Blocks/Checkpoints and rectify the malfunctions, if any resulted from the Lessee’s actions / failure to act.

7.9	Parking Slots

Not to use the Parking Slots for the purposes other than parking vehicles of the respective types. The Lessee shall not park vehicles outside the assigned Parking Slots unless otherwise agreed with the Lessor in writing.

7.10	Lessor’s access

To provide the Lessor (and the Management Company assigned by the Lessor) accompanied by a Lessee’s representative with round-the-clock access to the Premises for:

7.10.1	inspecting and checking the Premises and other parts of the Blocks;

7.10.2	allowing potential lessees or buyers of the Premises, any of the Blocks and/or the Warehouse Complex or actual or potential lenders and/or pledge holders of the Lessor to conduct inspection;

7.10.3	eliminating the consequences of the Lessee’s violation of its obligations hereunder;

7.10.4

carrying out repair, Operational Maintenance, cleaning, modification, installation or connection to any utilities servicing any of the Blocks and/or the Premises, as well as repair, maintenance, modification or reconstruction of any part of the Blocks; and

7.10.5	performing any other duties or exercising any of the Lessor’s rights hereunder;

however, the Lessor shall cause as little inconvenience and interference as possible in exercising such rights.

Except for the provisions of Clause 7.6.3 above that apply separately, the Lessee shall provide the Lessor and/or Management Company with access to the Premises at a reasonable time and subject to the provision of advance notice (including via e-mail) no later than one (1) day prior to the date of the proposed access (except for emergencies and accidents when access is provided by the Lessee immediately).

7.11	Sign boards

Not to place any sign boards, ads and billboards outside the Premises or sign boards inside the Premises that are visible from the outside without prior written consent of the Lessor.

7.12	Insurance

From the Access Date to Blocks 2 and during the entire term of this Agreement, to perform its obligations set forth in Appendix 3 (“Insurance”).

7.13	Requirements of the Laws

To comply with the requirement of the Laws for healthcare, environmental protection and fire safety as well as sanitary-epidemiological requirements, other requirements of the Laws and instructions of the authorized bodies/entities, applicable to the Premises/Blocks/Checkpoints and or their operation. To inform the Lessor within two (2) Business Days upon receipt of any notice, related to the Premises/Blocks/Checkpoints, from any competent body/entity.

7.14	Approval from Authorized Bodies/Entities

To refrain from sending applications or obtaining any approvals from authorized bodies/entities with regard to the Premises/Blocks/Checkpoints or their use without prior consent of the Lessor.

7.15	Sale/Lease billboards

To give the Lessor the opportunity to place lease billboards during the last year of the Lease Period or in case of early termination hereof, or install sale billboards outside the Premises as the Lessor reasonably sees fit, without interfering with the core activities of the Lessee or covering the existing outdoor sign boards of the Lessee.

7.16	Remediation of damage and violations

To be careful with the Premises, each Block and Checkpoint, and the Warehouse Complex, at its own expense remedy damage caused to the Premises, each Block, Checkpoint or any other part of the Warehouse Complex (including the Common Areas) by the Lessee (including its employees, contractors, subcontractors, representatives, parties controlled by the Lessee, any visitors of the Lessee). Damage caused shall be remedied by the Lessee in five (5) Business Days. The Lessor may decide that damage caused to the Common Areas and/or other parts of the Warehouse Complex, located outside the Premises/Blocks/Checkpoints, shall be remedied with its own resources; in this case, the Lessee shall reimburse the Lessor for reasonable and documented expenses for the remediation of such damage within ten (10) Business Days upon receipt of the respective written request from the Lessor (with the respective documents attached).

The Lessee shall immediately but in any case within a period of no more than three (3) Business Days inform the Lessor of any damage or destruction of the Premises, any of the Blocks, Checkpoints, or the Warehouse Complex that has become known to the Lessee.

If damaged caused by the Lessee (including its employees, contractors, subcontractors, representatives, parties controlled by the Lessee, any visitors of the Lessee) is not remedied by the Lessee, the Lessor may remedy such damage using its own resources; in this case, the Lessee shall reimburse the Lessor for reasonable and documented expenses for the remediation of such damage within ten (10) Business Days upon receipt of the respective written request from the Lessor (with the respective documents attached).

Notwithstanding any provisions herein, in case the violation of the Lease Agreement provisions by the Lessee affects the structural elements, security systems, utilities, fire control / firefighting systems, or firefighting equipment in the Blocks and/or Checkpoints, which poses a direct threat to health, life or property of any parties, the Lessor may immediately remedy such violation at the expense of the Lessee without any prior written request to remedy such violation sent to the Lessee.

The Lessee shall reimburse the Lessor for expenses for the remediation of such violation within five (5) Business Days upon receipt of the respective written request from the Lessor (with the respective documentary confirmation of such expenses attached).

7.17	Appointment of a responsible person

Starting from the Access Date to Blocks 2, the Lessee shall designate a person responsible for the Premises (hereinafter — the “Lessee’s Responsible Person”) who has, inter alia, the right to transmit any messages and/or correspondence to the Lessor on behalf of the Lessee, receive any messages and/or correspondence on behalf of the Lessee from the Lessor or the Management Company, and the right to sign, on behalf of the Lessee, any certificates, letters, protocols and other similar documents related to the Lessee’s use of the Premises/Blocks/Checkpoints / performance of the Lessee’s Works (including certificates prepared as a result of any Premises/Blocks’ inspections conducted by the Lessor and/or Management Company).

A copy of a power of attorney certified by the Lessee confirming the above powers of the Lessee’s Responsible Person shall be delivered to the Lessor on or before the Access Date to Blocks 2, and from the same day the Lessee shall ensure the daily attendance of the Blocks by the Lessee’s Responsible Person.

The Lessee should report any changes in the Lessee’s Responsible Person to the Lessor in writing.

7.18	Provision of documents

Within fifteen (15) Business Days from the date of the Lessor’s request, the Lessee shall provide the Lessor with copies of the following documents (which may be requested by the Lessor during the term of this Agreement either as a full set or as individual documents) certified by the signature of the General Director of the Lessee and corporate seal (unless otherwise specified):

•

a set of the Lessee’s foundation documents: Certificate of Incorporation, Taxpayer Identification Number Certificate, Tax Registration Reason Code Certificate, current version of the Articles of Association, effective internal documents of the Lessee as a legal entity, related to the status of its management bodies (if any), recent Extract from the Unified State Register of Legal Entities, decision of the company on appointment of the sole executive body, order on appointment of the sole executive body; and

•

a set of recent audited accounting statements of the Lessee as a legal entity: audited accounting statements (balance sheet) for the last three full years (in case the company exists less than three years, the same documents shall be provided for the period from the date of its incorporation) with official confirmation of their filing with tax authorities; in case quarterly reports are filed: audited accounting statements (balance sheet) for the respective reporting quarters, based on a cumulative total, certified by the signature of the sole executive body and corporate seal; and

•

the Lessee’s decision on the execution of the Lease Agreement: the decision of a competent management body of the company, allowing for the execution and performance of the Lease Agreement, or, alternatively, the official statement of the company certified by the signature and seal of the sole executive body and the Chief Accountant of the company, confirming that the lease transaction does not require approval from any management body of the company (including, but not limited to, as a major transaction and/or an interested-party transaction of the company).

7.19	Other duties

To perform other duties established by other clauses of this Lease Agreement and Appendices hereto.

8	LESSOR’S OBLIGATIONS

The Lessor shall:

8.1	Provision of the Blocks and Checkpoints

Lease the Blocks and Checkpoints to the Lessee under the terms of this Lease Agreement on the respective date specified in accordance with Clause 4.2 hereof.

8.2	Quiet enjoyment

Give the Lessee the opportunity of quiet enjoyment and round-the-clock use of the Blocks in accordance with the terms hereof, without interference or interruption, from the Access Date until the expiration of the Lease Period.

For the avoidance of doubt, the Parties confirm that, for the purposes of this Lease Agreement, the following may not be considered as a restriction (imposed by the Lessor) on the Lessee’s access to the Blocks and/or the Warehouse Complex territory and/or the Land Plot: (a) the need for the Lessee (including its employees, contractors/subcontractors, sublessees and any other visitors of the Lessee) to comply with the access control procedure established by the Warehouse Complex Rules; or (b) Lessor’s exercise of its rights stipulated by Clause 7.16 and/or Clause 10.9 and/or Clause 10.10 of the Lease Agreement.

The Lessee also agrees that the Lessor may, at any time prior to the transfer of all (the last of) the facilities for the temporary possession and use (lease) in accordance with the terms of the Preliminary Agreement, perform certain works to equip any of the Blocks that have not been transferred to the Lessee for the temporary possession and use, as well as construct other buildings/facilities/structures/utilities in the Warehouse Complex and in the Land Plot territory, and that such actions of the Lessor will not be considered as violation of the Lessor’s obligations hereunder.

8.3	Provision of Operational Maintenance

8.3.1	From the Access Date until the expiration of the Lease Period, the Lessor shall do whatever is necessary to ensure Operational Maintenance in accordance with Appendix 4 hereto.

8.3.2	The Lessor may provide Operational Maintenance either using its own resources or through the appointed Management Company that will provide such services.

8.3.3

When performing works related to Operational Maintenance, the Lessee shall comply with health and safety requirements, fire safety, environmental safety, industrial safety, electrical safety rules and other safety requirements set by the Laws of the Russian Federation as well as by orders and resolutions of an authorized government authority/entity regarding the respective type of supervision, internal policies and procedures of the Lessee, which the Lessor or its representatives are familiarized with.

8.3.4	The Lessee shall be fully responsible for ensuring safety when performing works related to Operational Maintenance and other works in the territory of the Warehouse Complex.

8.4	Provision of the Utilities

From the Access Date until the expiration of the Lease Period, the Lessor shall ensure provision of the Utilities by respective suppliers.

8.5	Major repairs

From the Access Date until the expiration of the Lease Period, the Lessor shall carry out major repairs of the Blocks, Checkpoints and other parts of the Warehouse Complex.

8.6	Insurance

The Lessor shall perform its obligations set forth in Appendix 3 (“Insurance”) hereto.

8.7.	The Lessor shall ensure the cancellation of the registration entry related to the IKEA TORG LLC lease regarding Block 2-3 before February 28, 2019.

8.8.	The Lessor shall also be responsible for other obligations arising from this Lease Agreement.

9.	RIGHTS AND OBLIGATIONS ASSIGNMENT AND SUBLEASE

9.1.

Without prior written consent of the Lessor the Lessee shall not be entitled to: (a) assign, mortgage, bring as a contribution to the authorized (share) capital or a share contribution, and/or to encumber/assign otherwise any of its rights and obligations hereunder; or (b) sublease the Blocks and Checkpoints or any part thereof and also transfer those to the third parties into ownership or other use (including free use). The agreements, executed by the Lessee with the third parties, mentioned in subclause b) of this Clause 9.1, shall bind such third parties with obligations similar to the Lessee’s obligations set forth herein.

The Lessor shall agree sublease or provide a substantiated refusal to agree sublease within ten (10) Business Days upon receipt of the written request from the Lessee.

The Parties hereby agree that, in respect of such companies as Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857), the Lessor’s consent to sublease the Premises shall be given on the Agreement date, and sublease in favor of such legal entities is possible upon a written notice about the execution of a sublease agreement, sent to the Lessor within fourteen (14) calendar days from the date of signing such an agreement, with the sublease agreement, corresponding to the terms of this Section 9, attached; the Lessor’s consent to sublease in accordance with this paragraph is considered to be given provided that the terms of the sublease agreement comply with the terms of Clause 9.3 hereof.

9.2.

The Lessee shall provide the Lessor with a copy of any agreement (document) stipulated by Clause 9.1 hereof, certified by its parties, within five (5) Business Days from the moment of signing such an agreement (document).

9.3.

Unless otherwise agreed by the Lessor in writing prior to the execution of any sublease agreement, any sublease agreement between the Lessee and a sublessee regarding any part of the Blocks and/or the Checkpoints shall:

9.3.1.	be executed for the term not exceeding 360 days provided that the sublease period expiry date may not be later that the Lease Period Expiry Date hereunder;

9.3.2.	prohibit any subsequent sublease by the sublessee;

9.3.3.	prohibit any assignment of the sublessee’s rights and/or obligations under the sublease agreement to third parties without prior written consent of the Lessor;

9.3.4.

provide for the automatic termination of the sublease agreement and return of the subleased area to the Lessee from the sublessee at least one day before the termination (including early termination) hereof;

9.3.5.

provide for the lack (waiver) of sublessee’s preemption rights to execute a lease agreement for the Premises/Checkpoints or parts thereof, including those stipulated by Article 618 of the Civil Code of the Russian Federation; and

9.3.6.	include a provision confirming that the sublessee has studied this Lease Agreement and fully understands its provisions.

9.4.

Notwithstanding the execution of any sublease agreement regarding the Blocks/Checkpoints or part thereof in accordance with this Lease Agreement, the Lessee shall be responsible for the performance of all its obligations hereunder. The Lessee shall promptly remedy any breach of its obligations hereunder caused by actions/omissions of the sublessee.

9.5.

The Lessor may (without any limitations) sell, pledge and otherwise dispose of its rights to the Land Plot, the Warehouse Complex, including any of the Blocks, the Checkpoints, and the Premises (as a whole or in part), and make any transaction aimed at such alienation / pledge / other disposal; no consent from the Lessee for such actions is required. The Lessor shall send the Lessee a written notice about the transaction made not later than in ten (10) Business Days from the transaction date.

9.6.

In case of transfer of Lessor’s ownership to the Blocks/Checkpoints or parts thereof or in case of other transaction involving the novation of the Lessor’s Party hereunder, the Lessee shall provide the new lessor and (if applicable) the remaining (in respect of a certain portion of the Blocks) current lessor with the similar Bank Guarantee with the amount, validity period and other conditions to be determined from time to time under the provisions of Clause 5.12 hereof, in proportion to the ratio of the Leased Area, the rights in respect of which are transferred to a third party, to the total Leased Area hereunder, not later than within ten (10) Business Days from the date of transfer of ownership to the Blocks/Checkpoints or parts thereof or the date of other transaction involving the novation of the Lessor’s Party hereunder.

9.7.

From the Agreement Date to the Access Date to Block 1-2, the Lessor may transfer the ownership right and/or the right of use to Block 1-2 / premises in Block 1-2 (let them on a short-term lease) and grant the right to use the Parking Slots in the territory of the Warehouse Complex to third parties without further consent of the Lessee (hereinafter each such party is referred to as the “Short-term Lessee”) provided that (a) such lease does not result in restriction or violation of the Lessee’s rights hereunder, (b) in any case, the term of such lease/use expires before the respective Access Date, and (c) no Short-term Lessee is granted the preemption right to execute a lease agreement for a new term. At the request of the Lessor, the Lessee shall provide a separate written confirmation of consent (in accordance with this clause) to the transfer of the respective premises/territories of the Warehouse Complex to potential Short-term Lessees for lease/use.

The Lessor shall notify the Lessee in writing of any agreement executed by the Lessor in accordance with the terms of this clause.

If the Lessor transfers Block 1-2 / premises in Block 1-2 for lease/use in accordance with the terms of this clause, the Utility Charges for the Utilities consumed in the respective premises shall be paid to the Lessor by the Short-term Lessee as part of payment under the respective agreement. In this case, it shall not be paid by the Lessee in the relevant part of payment, to which the provisions of the second paragraph of Clause 3.11 hereof do not apply from the starting date of Utility Charges’ payment by the Short-term Lessee of the Block 1-2 premises directly to the Lessor under the respective agreement between them. In this case, for the purposes of applying Appendix 7 hereto, the Lessee’s Share in the Warehouse Complex also decreases accordingly for the period before the Access Date to Block 1-2, and the Lessor shall notify the Lessee of the new amount of the Lessee’s Share in the Warehouse Complex in a notice mentioned in the previous paragraph of this clause.

10.	LIABILITY OF THE PARTIES AND TERMINATION

10.1.

Should, for reasons within the Lessee’s control, any sanctions be imposed on the Lessor or any instructions be issued by authorized bodies in connection with violation by the Lessee of the fire safety regulations, sanitary-epidemiological requirements, other requirements / Mandatory Rules in relation to the Blocks/Checkpoints, or Lessee’s activities in the Blocks/Checkpoints or in another part of the Warehouse Complex / Land Plot, the Lessee shall fully reimburse to the Lessor all the expenses related to payment of respective sanctions and/or fulfillment of instructions within five (5) Business Days upon receipt of the respective written demand from the Lessor.

10.2.

This Agreement may be early terminated either (a) at the initiative of either Party in court only on the grounds specified by the current Laws of the Russian Federation, or (b) out of court on the grounds and in the manner stipulated by Clause 10.3 below. Neither party shall enable repudiation of this Agreement or change in the conditions thereof in the extrajudicial procedure, except as stipulated by the Laws.

10.3.	Repudiation of the Agreement:

10.3.1. The Lessor shall have the right to unilaterally terminate this Lease Agreement in the extrajudicial procedure (repudiation of the agreement pursuant to Article 450.1 of the Civil Code of the Russian Federation) by sending a written notice to the Lessee at least ten (10) Business Days prior to the termination date (and, in this case, the Lease Agreement shall be deemed to cease to be effective on the date falling ten (10) Business Days after the date of the respective notice) in case the Lessee’s outstanding amount on the Lease Payment exceeds the Total Guarantee Amount.

Regardless of other rights and remedies, which the Lessor has under this Lease Agreement or under the Laws, if the Lessor unilaterally terminates this Lease Agreement in accordance with Clause 10.3.1 hereof, the Lessor shall have the right to demand payment from the Lessee, and the Lessee shall pay a penalty in the amount equal to twelve (12) monthly Lease Payments (at the rates in effect at the time of the Lease Agreement termination) and, in addition to the penalty, reimburse the Lessor for its documented expenses related to the Lessor’s Works, with account for depreciation of their cost.

10.3.2. The Lessee shall have the right to unilaterally terminate this Lease Agreement in the extrajudicial procedure (repudiation of the agreement pursuant to Article 450.1 of the Civil Code of the Russian Federation) by sending a written notice to the Lessor at least ten (10) Business Days prior to the termination date (and, in this case, the Lease Agreement shall be deemed to cease to be effective on the date falling ten (10) Business Days after the date of the respective notice) in case any of the events stipulated by subclauses a)–d) of Clause 6.3 hereof, during which the Lessee does not use the Premises according to the clause specified, lasts more than three (3) consecutive months.

Regardless of other rights and remedies, which the Lessee has under this Lease Agreement or under the Laws, if the Lessee unilaterally terminates this Lease Agreement in accordance with Clause 10.3.2 hereof, the Lessee shall have the right to demand payment from the Lessor, and the Lessor shall pay a penalty in the amount equal to twelve (12) monthly Lease Payments (at the rates in effect at the time of the Lease Agreement termination) and, in addition to the penalty, reimburse the Lessee for its documented expenses related to the disassembly of the results of the Initial Lessee’s Works.

10.4.

If any of the Parties evades its obligations under the Lease Agreement, the other Party may demand performance of the Agreement through a judicial procedure. In this case, the evading Party shall reimburse the other Party for the losses incurred to the extent limited by the actually incurred documented damages.

10.5.	Irrespective of other remedies and grounds of protection under the Agreement, each Party will be entitled to recover a penalty from the other Party in the following cases:

10.5.1.

failure to sign / evasion of signing any of the Acceptance Certificates (in respect of any Blocks/Checkpoints) on dates determined according to Clause 4.2 of this Agreement, in the amount equal to the daily amount of the Basic Lease Payment payable as per the Agreement, if the respective Acceptance Certificate was signed, for each day of delay under each of the unsigned Acceptance Certificates (meanwhile, a respective penalty shall be calculated separately in respect of each Premises of each Block/Checkpoint, for which the Acceptance Certificate is not signed);

10.5.2.

failure to perform obligations to provide (renew) the current and valid Certificates of Insurance issued under the terms of Appendix 3 hereto, in the amount of twenty-five (25) percent of the daily amount of the Basic Lease Payment for all the Premises in the Blocks/Checkpoints for each day of delay in provision.

10.6.	Irrespective of other remedies and grounds of protection under the Agreement, the Lessor will be entitled to recover a penalty from the Lessee in the following cases:

10.6.1.

failure to perform the obligations specified in Clauses 5.12.2, 5.12.3 hereof, in the amount of twenty-five (25) percent of the daily amount of the Basic Lease Payment for all the Premises in the Blocks/Checkpoints for each day of delay;

10.6.2.

violation of the obligations stipulated in Clauses 7.1, 7.3.2, 7.4, 7.7 hereof and failure to eliminate this violation within ten (10) days (and if the violation poses a threat to life/health/safety of people/property or creates an immediate risk of fire, flood, destruction of the Blocks (and/or other part of the Warehouse Complex) or malfunction of utilities or other equipment installed in the Blocks (and/or other part of the Warehouse Complex), within one (1) day) upon the Lessee’s receipt of the Lessor’s notice, in the amount of twenty-five (25) percent of the daily amount of the Basic Lease Payment for all the Premises in the Blocks and Checkpoints for each day of delay.

10.7.

The Lessee shall have the right to collect a penalty from the Lessor, in case the Lessor fails to fulfill its obligation of granting access to the Blocks within the time stipulated by Clause 3.2 of the Agreement, providing that the circumstances specified in parts (b) and (c) of Clause 3.4 of this Agreement occur in respect of the Blocks, and this default is not rectified within fourteen (14) calendar days, in the amount equal to the daily amount of the Operating Expenses for all the Premises in the Block, to each no access is granted, per each day of delay.

10.8.

Unless otherwise specified in the relevant clauses of the Agreement, any amounts of punitive sanctions (late payment interest, penalties, fines) and other payments specified in this Section 10 shall be paid / made within five (5) Business Days (and in cases specified in Clauses 10.3.1–10.3.2 hereof, thirty (30) Business Days) upon receipt by one Party of a written request from the other Party entitled to claim payment of such sanctions or other payments. In case specified in Clause 10.3.1 hereof the Lessor may also withhold the respective part of the amounts payable by the Lessee from the amount of the Bank Guarantee / Security Payment.

10.9.

The Lessor may suspend (terminate) the access of the Lessee (including its employees, sublessees, contractors, suppliers and any visitors of the Lessee/sublessee) to the Blocks / Warehouse Complex territory in case the Lessee evades return of the Blocks to the Lessor in accordance with the procedure stipulated in Section 11 of this Lease Agreement.

10.10.

If the Lessee (including any employees, representatives, contractors, subcontractors, sublessees or visitors of the Lessee) places a vehicle within the area of the Warehouse Complex outside the Parking Slots for the respective vehicle category within the Handling Area without prior written approval of the Lessor, the Lessor will be entitled to relocate the wrongdoer’s vehicle within the area of the Warehouse Complex and/or outside the area of the Warehouse Complex at the expense of the Lessee.

If the Lessee’s vehicle is relocated by the Lessor outside the territory of the Warehouse Complex, the Lessor will notify the Lessee by telephone about the place to which the wrongdoer’s vehicle has been moved (relocated). The Lessor shall not be liable for safety of the relocated vehicle. In this case, the Lessor should act reasonably in the course of evacuation.

The Lessee shall be obliged to reimburse the Lessor’s documented expenses for relocation of the vehicle mentioned in this Clause 10.10 within five (5) Business Days upon receipt of the relevant written request from the Lessor with substantiating documents attached. In case of relocation of the wrongdoer’s vehicle within the area of the Warehouse Complex, the Lessee shall also pay to the Lessor the cost of placement of the relocated vehicle on a vacant parking slot at a double rate for the use of a parking slot of the respective category, to be determined as per the rates of the Parking Fee, set by this Agreement, subject to indexation applicable at the moment (an incomplete parking day shall be paid for a complete day), within five (5) Business Days of the date of receipt of the respective written demand from the Lessor.

10.11.

Payment of fines, penalties or late payment interest under the Lease Agreement, as well as compensation for damages, both in case of improper performance and in the event of default, shall not relieve the Lessee from performance in kind.

11.	RETURN OF THE PREMISES AND CHECKPOINTS

11.1.

The Lessee shall not later than on the last day of the Lease Period or, in the event of early termination hereof / refusal to fulfill obligations / termination on other grounds, on the date of termination of this Lease Agreement (regardless of the reasons for such termination):

11.1.1

return to the Lessor all the Premises in each Block and Checkpoint (including all the utilities with the terminal equipment installed) in the initial state, in which they were on the Starting Date of the Lease Period, taking into account subsequent works performed by the Lessor in the Blocks/Checkpoints after such a date, and with regard to the results of the Lessee’s Works, if the Parties agree to retain the results of the Lessee’s Works in the Premises of the Blocks/Checkpoints according to Clause 11.1.2 hereof, clean and repaired, subject to natural wear and tear, with account for the provisions of Clauses 11.1.2–11.1.4 hereof, and in accordance with other Lessee’s obligations hereunder;

11.1.2

the improvements made by the Lessee in the Blocks within the Lessee’s Works shall, upon consultation between the Parties, be retained in the Blocks or removed by the Lessee at its expense, thus bringing the Blocks to their initial state, if so required by the Lessor. Under no circumstances shall the Lessor reimburse to the Lessee the cost of the Lessee’s Works or any part thereof and/or the cost inputs of the Lessee for creation of any temporary improvements, alterations or Permanent Improvements in the Blocks/Checkpoints;

11.1.3

remove all sign boards, temporary improvements, all property of the Lessee and/or other third parties, furniture and other items from the Blocks and Checkpoints, vacate the Parking Slots and Handling Areas, the territory of the Warehouse Complex, and remedy in full any damage caused;

11.1.4	replace any damaged and/or lost Lessor’s property (which was installed in the Blocks/Checkpoints) with similar property of the same quality.

The Lessor may refuse to accept the Premises in the Blocks/Checkpoints in case the Lessee has not met the requirements of this Clause 11.1 hereof.

11.2.

If the Lessee fails to properly perform its obligations under this Clause 11.1, inter alia, by refusing to return the Premises in the Blocks/Checkpoint or allowing late return of the Premises, the Lessee shall, at the Lessor’s request, pay the following to the latter:

11.2.1	the amount of any expenses incurred by the Lessor in correcting or remedying the violation;

11.2.2	the actual use fee for the Premises/Checkpoints equal to the daily amount of the Lease Payment for each day of the delayed return in the state described in Clause 11.1.

Acceptance by the Lessor of the amounts payable by the Lessee pursuant to the clause above shall not be deemed renewal of the Lease Agreement or the Lessor’s consent to such occupation of the Premises/Checkpoint, and such amount shall constitute the payment for the actual use of the Premises/Checkpoint and shall be fixed for a limited period of time, even if the Lessor does not immediately exercise its rights in respect of the Lessee’s continued occupation of the Premises/Checkpoints. The Lessor’s provision of access to the Blocks to the Lessee upon termination of the Agreement for the Lessee to remedy violations of Clause 11.1 hereof and/or other delay in the return of the Premises by the Lessee shall not be considered as absence of the Lessor’s objections to the use of the Premises by the Lessee upon termination of the Agreement.

11.3.

The Return Certificate for the Premises and Checkpoints signed by the Lessor and the Lessee shall be a document confirming the proper performance of the Lessee’s obligation to return the Premises/Checkpoints. In case any Party unreasonably refuses to sign the respective Return Certificate within three (3) calendar days from the moment when the respective Return Certificate shall be signed, the Return Certificate signed by one of the Parties shall be considered duly signed (approved) by both Parties on the date specified by the respective Party, and such date shall be considered the date of return of the Premises.

12.	FORCE MAJEURE

12.1

Each of the Parties shall be released from liability for full or partial failure to perform its obligations hereunder, if such failure has been caused by Force Majeure Events having occurred after making this Agreement. The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

12.2

A Party that refers to force majeure events shall notify the other Party thereof in writing immediately after occurrence of such events, attaching supporting documents issued by a relevant authority or organization.

12.3

In case the Force Majeure Events persist for more than three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will persist for more than three (3) months, the Parties undertake to start negotiations and amend this Lease Agreement as required for the Parties to continue performance of the obligations under this Lease Agreement as close as possible to the initial intentions of the Parties.

13.	NOTICES

13.1

Any notices, approvals, consents, permits, and other messages related to this Lease Agreement shall be in writing and delivered by registered or certified mail with acknowledgement of receipt, by courier service or courier, by telegraph or by hand to the address of the respective party, specified in Clause 13.2 below. Notices and messages addressed to the Lessee may be equally delivered to the Premises or handed over to the Responsible Person of the Lessee.

13.2	Parties’ mailing addresses:

The Lessor: Caravella LLC Original document/notice to: Paper copy of the document/notice to: Attention: Scan copy of the document/notice to the following e-mail addresses:	The Lessee: Internet Solutions LLC Original document/notice to: Attention: Scan copy of the document/notice to the following e-mail addresses:

13.3

If the Party’s address for correspondence and/or other details have changed, the Party shall promptly notify the other Party thereof, and the new address for correspondence may only be an address in Moscow or Moscow Region.

The relevant message will be deemed to be received on the date of its actual delivery (actual handover) in accordance with the procedure set forth in Clause 13.1 above. However, a notice received from a postal service stating that the Party was unavailable at the address specified by it for correspondence or that the correspondence was not delivered to the receiving Party for any other reason, or that such Party (its employees) refused to accept the correspondence will be considered a proper acknowledgement of service of the mailed correspondence to such Party.

14.	LIMITATION OF LIABILITY OF THE PARTIES

14.1.	The Lessor shall not be liable to the Lessee for:

14.1.1

for any losses, damage, obstruction for work or interference incurred by the Lessee in the course of any repair or other engineering construction works on the utilities, performed by an electrical power supplier/grid operator (or any person on their behalf) or other limitation of electric power supply, provided that timely switching to backup power sources is ensured;

14.1.2

any events (or in relation to any events) resulting from any accident, damage, obstruction for work or interference to the Lessee, its employees or visitors as a result of actions or omission by any other lessee of the premises in the Warehouse Complex (including its employees), or actions or omission by any other third party, except for the Management Company and/or contractors, suppliers engaged by the Lessor / Management Company.

14.2

Notwithstanding the provisions of other clauses of this Lease Agreement, the aggregate liability of any Party hereunder, or in connection with them (including liability in the form of reimbursement of any expenses, losses, damage, as well as payment of penalties, compensation or any other amounts), and in connection with the termination of this Lease Agreement shall be limited to the amount of the actual damage caused to the other Party but not more than the Lease Payment, which would be payable for all the Blocks and Checkpoints for twelve (12) months based on the rates specified for the relevant year of the Lease Period, except for the cases specified in Clauses 10.3.1–10.3.2 hereof, when the amounts payable by one of the Parties to the other Party shall not be limited as per this clause, but collected in full as established by the relevant clauses. Under no circumstances shall any Party be obliged to indemnify the other Party for lost profit, indirect losses or unreasonable expenses. In case of contradiction of this clause to other provisions of this Lease Agreement, the provisions of this clause shall apply.

15.	REGISTRATION OF THE LONG-TERM LEASE AGREEMENT

15.1.

Within five (5) Business Days from the Agreement date, the Lessee shall provide the Lessor with all documents and information required for the state registration of the Lease Agreement by a competent public authority.

If any additional documents or information are requested by the competent public authority, when performing the state registration of the Lease Agreement, or if amendments and/or supplements to the Lease Agreement are required, the Parties undertake to provide all documents and/or information requested by such authority, and the Parties, if necessary, undertake to make the required amendments and supplements to the Lease Agreement, not affecting the business arrangements of the Parties.

15.2.

Documents to the registering authority for the purposes of the state registration of the Lease Agreement shall be submitted by the Lessor. The Lessor shall be liable for any fees related to such state registration of the Lease Agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

15.3

Upon expiry of the Lease Period and in case of early termination hereof, the Parties shall provide the authorized registering body with all documents and information necessary for the state registration of termination of the Lease Agreement.

16.	CONFIDENTIALITY

16.1

Each of the Parties agrees not to use for any purposes unrelated to the performance of the Lease Agreement and not to disclose to third parties the terms and conditions of the Lease Agreement or any other related documents, including, but not limited to, any commercial information provided by the Parties to each other (inter alia, to representatives and consultants of the respective Party) during negotiations on entering into the Lease Agreement, without a prior written consent of the other Party.

16.2	The limitations set in Clause 16.1 do not refer to disclosing any information:

i.	if such information shall be disclosed according to the applicable Laws;

ii.	upon request of any competent authority, to the extent required by the applicable Laws;

iii.	reasonably necessary in court, arbitration, administrative or other proceedings;

iv.	to professional advisors or auditors of the Party (subject to observance by the said persons of confidentiality of information);

v.	to the banks of the Parties to the extent necessary for payments under this Lease Agreement;

vi.	to persons within the Party’s group of persons, and also when it is necessary in order to provide Utilities and/or perform Operational Maintenance; or

vii.

when it is necessary to prove the Lessor’s title or existence of encumbrances and/or other rights in respect of any part of the Warehouse Complex and/or the Blocks, and to prospective buyers of the Blocks (their part), lenders of the Lessor, state and other authorized bodies and organizations; or

viii.	in accordance with Clause 17.5 of the Agreement.

17.	MISCELLANEOUS

17.1.	When interpreting this Lease Agreement, it shall be taken into account that:

17.1.1

any obligation of the Party not to commit any action includes an obligation not to allow commission of such action by employees, contractors, subcontractors, representatives, and visitors of such Party (except for the Short-term Lessee), including — with regard to the Lessor — the Management Company, and by persons controlled by the Party;

17.1.2	if the Party’s approval or consent is required, it shall be deemed to be valid, only if made in writing;

17.1.3

references to actions of the Party, or infringement of obligations by the Party include actions or omissions, or infringement of obligations, or unfair performance of obligations by a contractor, subcontractor, sublessee (except for the Short-term Lessee) or any person present in the Premises / territory of the Warehouse Complex with the permission of the Party or the sublessee, including (with regard to the Lessor) actions/omissions by the Management Company and/or persons engaged by them;

17.1.5	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

17.1.6	the headings of Sections, clauses and Appendices of this Lease Agreement are given for convenience only and shall not be used to interpret the contents of the Lease Agreement;

17.1.7	unless the context indicates otherwise, any reference to the Section, clause or Appendix shall mean a reference to the relevant Section, clause or Appendix of this Lease Agreement;

17.1.12.	the term “contractor”, inter alia, includes persons who provide services under a fee-based service agreement as well as other persons actually authorized by the Party for work;

17.1.13.	failure by the Party to exercise any right granted hereunder shall not constitute the waiver of this right;

17.1.14.

in case the applicable Laws provide for the right of any Party to terminate/repudiate this Agreement for the reasons beyond the control of the respective Party (inter alia, for the reasons connected with actions/omissions by third parties and/or governmental authorities), such a Party shall indemnify the other Party for the losses caused by such termination/repudiation of the Agreement, providing the first Party’s losses were indemnified by third parties / governmental authorities, and, in any case, not exceeding the amount received by the first Party as compensation of its losses, and taking into account general provisions of limitation / the procedure for assumption of penalties/remedies stipulated herein.

17.2.	Unless otherwise expressly stated herein, each Party shall perform its obligations at its own expense.

17.3.

If any provision of this Lease Agreement is deemed by a court resolution or otherwise invalid, unlawful or unenforceable for any reason, it shall not affect the remaining provisions hereof. The Parties undertake to make the necessary amendments to the terms and provisions hereof, which are invalid, unlawful, inapplicable or unenforceable in such a way that they become valid, legal and enforceable, or replace such provisions with valid, legal and enforceable ones that shall have an economic effect as close as possible to the original intention of the Parties without changing any material terms and provisions hereof.

17.4.

In case of discrepancies between the provisions of the Terms of Reference, representing Appendix No. 12 hereto, and design/as-built documentation in respect of the Lessor’s Works, the provisions of the design/as-built documentation shall prevail.

17.5.

The Party may issue press releases and make public statements regarding execution and performance of this Lease Agreement only upon receipt from the other Party of a written consent with the text of the relevant press release or statement; in particular, the Lessor may post (inter alia, on a permanent basis) information about the fact of entering into this Lease Agreement and supplementary agreements hereto on the corporate website of the Lessor’s group of companies after the issue of the agreed press release.

17.6.

A material change in the circumstances, from which the Parties proceeded at the execution of this Lease Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for modification or termination of this Lease Agreement by either Party.

17.7.	Each Party shall represent to the other Party (Article 431.2 of the Civil Code of the Russian Federation) that:

17.7.1. before January 20, 2019, it has received all the approvals and permits provided for by the foundation documents and the applicable Laws, required for execution of this Agreement;

17.7.2. the persons having signed this Lease Agreement for each of the Parties are duly authorized and act in the interests of each of the Parties and in accordance with the constituent documents and the applicable Laws, in faith and testimony whereof the Parties have provided each other with certified copies of the relevant documents;

17.7.3. if entry into this Lease Agreement requires consent or approval of any public authorities and/or managing bodies of the Party, such consent/approval has been obtained by the Party, which, according to the applicable Laws, is entitled or obliged to obtain the relevant consent/approval. The Lessee shall, within the period until March 31, 2019, send to the Federal Antimonopoly Service an official request (to be agreed with the Lessor as to the wording) of the necessity to obtain the consent of the Federal Antimonopoly Service for acquisition of lease rights to the Blocks and Checkpoints, and, in case of receipt from the Federal Antimonopoly Service of an unambiguous answer about the necessity to obtain such consent, the Lessee shall obtain such consent from the Federal Antimonopoly Service within a reasonable time. The Lessee shall provide the Lessor with a copy of the request sent to the Federal Antimonopoly Service and a copy of the answer from the Federal Antimonopoly Service to such a request within five (5) Business Days of the date of submission by the Lessee of the request / receipt by the Lessee of the answer to such a request. The Lessee shall not challenge (directly or indirectly) the present Agreement and/or its validity on the grounds related to a failure to receive a consent from the Federal Antimonopoly Service of Russia or its late receipt. In case of Agreement challenging by the Federal Antimonopoly Service of Russia, at the request of the Lessor, the Lessee shall provide all the required documents and/or side with the Lessor for the purposes of protection of the interests of both Parties and survival of the Agreement.

17.7.4. with respect to the Lessor: as of the Agreement date, the Land Plot is owned by the Lessor, is not in dispute or under arrest, is not contributed to the charter capital of business entities, and there are no registrable or non-registrable encumbrances by third party rights (including the right of short-term lease) in respect of the Land Plot, except for mortgage in favor of Sberbank PJSC;

17.7.5. with respect to the Lessor: as of the moment when Blocks 2 and Block 1-2 are transferred for temporary possession and use, these Blocks will comply with the Permitted Use and will not be encumbered by third party rights, including the lease rights, except for encumbrance by mortgage in favor of Sberbank PJSC;

17.7.6. all documents and information provided by any of the Parties at the request of the other Party prior to the entry into the Agreement and/or during the preliminary legal and financial due diligence of the Party, were valid, accurate and not misleading, when submitted;

17.7.7. signing or performance of the Agreement is not a violation and will not lead to a violation of: (a) the Articles of Association or other corporate or other internal documents of any company in the Party’s group of persons; (b) the provisions of the Laws; (c) any orders or judgments of the courts, arbitral tribunals, or government agencies, applicable to the Party’s group of persons; or (d) any terms, conditions, or provisions of any other contracts or agreements, to which any company in the Party’s group of persons is a party, or such contracts or agreements that are binding upon any company in the Party’s group of persons, and will not give rise to any default under any such contract or agreement.

The Parties warrant to each other that, as of the Agreement date, all of the above representations are true, valid, accurate and not misleading, and that they will remain as such for the entire term of the Agreement. If any circumstances occur that may evidence their unreliability, invalidity or inaccuracy (or may result in such consequences), the respective Party shall immediately notify the other Party thereof.

If any third party files an action or a claim with regard to violation of rights or legitimate interests of third parties, with regard to the Agreement or violation of any representation, against any of the Parties, the other Party shall, at the request of the first Party, to join the case on its side (without prejudice to other rights of such first Party).

The Parties hereby agree that, if any of the Parties’ representations given in this Clause 17.7 is violated or appears to be unreliable, inaccurate or misleading, the other Party shall not be entitled to demand termination of this Agreement, but shall be entitled to claim only compensation of documented losses by the Party whose representation is violated or appears to be unreliable, inaccurate or misleading, in accordance with Clause 1 of Article 431.2 of the Civil Code of the Russian Federation subject to the restrictions set by this Agreement.

17.8.

Each of the Parties shall be obliged to notify the other Party by means of the relevant written notice of initiation of the liquidation procedure, filing a bankruptcy (insolvency) petition against such Party to the competent court, within three (3) Business Days from the date of initiation of the relevant procedure/filing. For the purpose of performing this Clause 17.8, publication of the above information in periodicals and/or on the Internet or otherwise shall not constitute a proper performance of such obligation, and in absence of the above mentioned written notice the Party violating the obligations stipulated by this Clause shall be obliged to compensate the other Party for the damage caused by such violation.

17.9.	The Lessee hereby agrees to assignment/pledge of all or part of the Lessor’s rights under the Agreement to the bank that provides financing to the Lessor and/or its members.

17.10.	No amendments to this Lease Agreement shall be valid unless they are made in writing and signed by the duly authorized representatives of the Parties.

17.11.	This Lease Agreement has been made in three equally valid counterparts: one (1) per each Party and one for the authority carrying out the state registration hereof.

17.12.	This Lease Agreement contains the following Appendices forming an integral part hereof:

Appendix 1:0	Floor plans and schedules of the Blocks;

Appendix 1:1	Warehouse Complex Plan;

Appendix 2	Determination of the area of the Premises under the BOMA Standard; Lessee’s Share in the Warehouse Complex;

Appendix 3	Insurance;

Appendix 4	Operational Maintenance;

Appendix 5	Lessee’s Works;

Appendix 6	Acceptance Certificate form;

Appendix 6.1	Access Certificate form;

Appendix 7	Variable Part of the Lease Payment;

Appendix 8	Bank Guarantee and Security Payment;

Appendix 9	Certificate of Delineation of Operational Responsibility;

Appendix 10	Variable Part of Operating Expenses;

Appendix 11	excluded;

Appendix 12	Terms of Reference;

Appendix 13	Supplementary Agreement form;

Appendix 14	Warehouse Complex Rules

18.	APPLICABLE LAW AND DISPUTE RESOLUTION

18.1	This Lease Agreement shall be governed by the laws of the Russian Federation.

18.2

If any dispute arises between the Parties in connection with this Lease Agreement or in connection with violation, termination or invalidity hereof, the authorized representatives of the Parties shall exchange appropriate written claims to resolve the dispute without recourse to court.

18.3

Unless such disputes and disagreements are resolved by exchange of claims, the response time to which is ten (10) Business Days upon their receipt by the respective Party, the dispute may be submitted by the Party concerned to the Arbitration Court of Moscow Region for resolution.

19.	LEGAL ADDRESSES AND BANK DETAILS OF THE PARTIES

The Lessor:	The Lessee:

Caravella LLC OGRN 1105044002909 INN/KPP 5044075570/504401001 Location address: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533	Internet Solutions LLC OGRN 1027739244741 INN/KPP 7704217370/997750001 Location address: 10, Premises I, Floor 41, Office 6, Presnenskaya Naberezhnaya, Moscow, 123112

Bank details:	Bank details:

/signed/ /seal/ Caravella Limited Liability Company A.I. Postnikov General Director	/signed/ /seal/: Internet Solutions Limited Liability Company, Moscow, State Registration No. 103588 A. A. Shulgin General Director

April 30, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No. 1 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/IR

/signature/

The Supplementary Agreement No.1 (hereinafter referred to as the “Supplementary Agreement”) to Long-Term Lease Agreement No.IR-4241/IR of December 28, 2018 (hereinafter referred to as the “Agreement”) was signed on April 30, 2019 in the city of Moscow, Russian Federation, by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on 24 September 2002 under Primary State Registration Number 1027739244741, (certificate series 77 No 007780301) INN 7704217370, KPP 007780301, with the location at: 123112, Moscow, Presnenskaya nab., Premises I, Floor 41, Office 6, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association (hereinafter referred to as the Lessee), for the other part; hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

According to clause 3.1 of the Agreement, the Lessor shall bring the Blocks into the state substantially corresponding to that specified in Appendix 12 to the Agreement, within the period specified in Clause 4.2 hereof for each respective Block.

This being said, the Parties hereby have agreed to the following exceptions to the aforementioned obligation:

1.1.

The Lessor shall not, within the deadlines specified in clause 4.2 of the Agreement with relation to Blocks 2, perform the following works (hereinafter the works specified in subclauses a) and b) shall be together referred to as “Works 1”):

a) floor slab strengthening and construction of foundation in Blocks 2 and pits in Block 2-2 and Block 2-3 for special-purpose racking equipment of the Lessee and associated works (if any) (hereinafter referred to as “Works 1.1”);

b) delivering power supply to production equipment of the Lessee in Blocks 2 and associated works (if any) (hereinafter referred to as “Works 1.2”).

1.1.1.	The Parties hereby agree that Works 1.1 shall be performed by the Lessee within the following deadlines:

•	for Block 2-1 – not later than March 15, 2020, provided that the Parties have signed the Certificate of temporary return of Block 2-1 (as defined in subclause c) of clause 1.1.2 below);

•	for Block 2-2 - before August 01, 2019;

•	for Block 2-3 - before July 01, 2019.

In respect of Works 1.1, the Parties shall within five (5) business days from the date of completion of Works 1.1 by the Lessor sign separate certificates of compliance of Works 1.1 for each of Blocks 2. The Works 1.1 shall be deemed complying with the terms and conditions of the Agreement and the Terms of Reference from the date of signing by the Parties of the respective unilateral certificate in accordance with the provisions of this clause 1.1.1 below.

/signature/

The Parties hereby agree that the Lessee shall not be entitled to refuse the acceptance of the Works and reject to sign the Certificate of Compliance of Works 1.1 in the respective Block, except where there is evidence of the Major Defects defined as defects preventing the Lessee to start installation works related to racking equipment (shelf mezzanine) in the area of performance of Works 1.1 in the respective Block (hereinafter referred to as the “Major Defects”), in particular, solely in the event if:

•	the Works 1.1 have been performed not in full;

•	the process of concrete strength development for performing racking equipment installation works has not been completed;

•

the deliverables of works do not conform to the Plan of foundation and pits, which has been agreed by the Parties and which forms Appendix No. 2 to this Supplementary Agreement, in terms of geometrical dimension of the location of reinforced foundations and floor slab.

In case of any Major Defects the Parties shall, within five (5) Business Days from the date of completion by the Lessor of Works 1.1 in the respective Block, sign a bilateral certificate of major defects specifying the remedial period.

If the Lessee unreasonably refuses to sign the respective certificate of compliance of Works 1.1 and/or a bilateral certificate of major defects, then Works 1.1. in the respective Block shall be deemed to comply with the terms and conditions of the Agreement and the Terms of Reference accordingly, on the day after the day of expiry of the period of signing of the respective certificate and the Lessor shall draw up a unilateral certificate whereof.

1.1.2.

Considering that applicable Laws require the Lessor to obtain construction (reconstruction) permit to perform Works 1.1 for each of the Blocks 2, the Lessor shall obtain the permit for commissioning, respectively:

•	for Block 2-2, not later than September 1, 2019,

•	for Block 2-3, not later than August 1, 2019,

•	for Block 2-1, not later April 20, 2020, provided that the Certificate of temporary return of Block 2-1 (as defined in subclause c) of this clause 1.1.2 has been signed.

In such case the Parties agree to the procedures as follows:

a) On June 1, 2019 the Parties shall sign the following documents:

•	Access Certificate 2 in relation to Blocks 2-2 and 2-3;

•	Acceptance Certificate for Block 2-1,

The Parties agree that the Acceptance Certificate for Block 2-1 and the Access Certificate 2 are subject to unconditional signing by the Parties in the case specified in this clause 1.1.2 hereof, and in this case the provisions of clause 3.4 with regard to the foundation and floor slab being a load-bearing structure, and clause 4.2 of the Agreement with regard to the period of signing of the Acceptance Certificates for Block 2-2 and Block 2-3, shall not be applied. Should the Lessee refuse to sign the Acceptance Certificate for Block 2-1 and/or the Access Certificate 2

/signature/

on the date specified above, i.e. on June 1, 2019, then the Acceptance Certificate for Block 2-1 and/or the Access Certificate 2 signed by the Lessor shall be deemed as duly signed (approved) by both Parties on June 1, 2019.

For the period from the date of signing of the Access Certificate 2 to Blocks 2-2 and 2-3 and until the date of signing of the Acceptance Certificate for Blocks 2-2 and 2-3, in accordance with the provision of subclause d) of this clause 1.1.2 below, the Lessee shall pay to the Lessor the Access Fee 2 equal to the sum of the values as follows: the Basic Lease Payment (taking into account the provisions of subclauses of clause 5.1.1 of the Agreement, in particular, the change in the amount of the Basic Lease Payment rates according to the provisions of the last paragraphs of clause 5.1 of the Agreement) for Block 2-2 and/or Block 2-3, the Variable Part of the Lease Payment for Block 2-2 and/or Block 2-3, the Operating Expenses in relation to Block 2-2 and/or Block 2-3, and the Parking Fee.

Access Fee 2 shall be calculated and paid on the basis of Access Certificate 2 signed by the Parties (including the case when Access Certificate 2 was signed by the Lessor on a unilateral basis in accordance with the provisions of this subclause c)) according to the procedures, terms and conditions determined similarly to the provisions applicable to calculation and payment of the Basic Lease Payment, the Variable Part of the Lease Payment, the Operating expenses and the Parking Fee in accordance with the Agreement.

Since the date of signing of Access Certificate 2, the provisions of clause 3.6—3.12 (where applicable) of the Agreement shall be applied to the relations between the Parties.

For avoidance of doubt, for the period from the date of signing of the Acceptance Certificate for Block 2-1 and until the date of signing of the Certificate of temporary return of Block 2-1 in accordance with the provision of subclause c) of this clause 1.1.2 hereof, the Lessee shall pay to the Lessor the Lease Payment according to the provisions of section 5 of the Agreement on the basis of the Acceptance Certificate for Block 2-1 signed by the Parties (including the case when the Acceptance Certificate for Block 2-1 was signed by the Lessor on a unilateral basis in accordance with the provisions of this subclause a)).

b) The Lessor shall perform Works 1.1. in Blocks 2 within the time limits specified in clause 1.1.1 hereof, as a result of which the Parties sign the Certificate of Compliance of Works 1.1 with respect to each of the Blocks 2;

c) This being said, for performance of Works 1.1 in Block 2-1, the Parties shall sign the Certificate of temporary return of Block 2-1 simultaneously with signing of the Access Certificate 3 on January 13, 2020.

The Lessee shall also be entitled, not later than on June 01, 2009, to deliver a written notice to the Lessor specifying that the Lessor is not required to perform Works 1.1 in Block 2-1 (hereinafter referred to as the “Notice of Refusal of Works 1.1”), and the Parties shall document this in the Certificate of Acceptance for Block 2-1 signed pursuant to subclause a) of this clause 1.1.2 hereof.

Should the Lessee, until the time specified above, i.e. January 13, 2020, fail to sign the Certificate of temporary return of Block 2-1 and/or sign the Access Certificate 3 and/or vacate and clear all the Premises of Block 2-1, as well as if the Lessee delivers Notice of Refusal of Works 1.1, then the Lessor’s obligation to perform Works 1.1 in Block 2-1 shall terminate, and

/signature/

Block 2-1 shall remain in temporary possession and use of the Lessee on the basis of the Certificate of Acceptance for Block 2-1 signed in accordance with subclause a) of this clause 1.1.2 hereof.

In the aforementioned case the Parties have agreed on the following accepted loads as technical characteristics of the leased Premises (including the Premises of Block 2-1: on the floors of the Warehouse Premise (accepted distributed load is not more than eight (8) tons per 1 sq.m.), on the floors of the Office Premises (accepted distributed load is not more than two hundred and fifty (250) kg per 1 sq.m.), on the floors of the Mezzanine Premises (accepted distributed load is not more than one (1) ton per 1 sq.m.), on the floors of the Technical Premises (accepted distributed load is not more than five hundred (500) kg per 1 sq.m.).

For the period from the date of signing of the Access Certificate 3 to Blocks 2-1 and until the date of signing of the Acceptance Certificate 2 for Blocks 2-1, in accordance with the provision of subclause d) of this clause 1.1.2 below, the Lessee shall pay to the Lessor the Access Fee 3 equal to the sum of the values as follows: the Basic Lease Payment (taking into account the provisions of subclause b of clause 5.1.1 of the Agreement, in particular, the change in the amount of the Basic Lease Payment rates according to the provisions of the last paragraphs of clause 5.1 of the Agreement) for Block 2-1, the Variable Part of the Lease Payment for Block 2-1, the Operating Expenses in relation to Block 2-1, and the Parking Fee.

The Access Fee 3 shall be calculated and paid on the basis of the Access Certificate 3 signed by the Parties (including the case when the Access Certificate 3 was signed by the Lessor on a unilateral basis in accordance with the provisions of this subclause c)) according to the procedures, terms and conditions determined similarly to the provisions applicable to calculation and payment of the Basic Lease Payment, the Variable Part of the Lease Payment, the Operating expenses and the Parking Fee in accordance with the Agreement.

Since the date of signing of Access Certificate 3, the provisions of clause 3.6—3.12 (where applicable) of the Agreement shall be applied to the relations between the Parties.

d) The Lessor shall, within the time limits specified in this clause 1.1.2 hereof, obtain a permit for commissioning of the respective Block of Blocks 2 and shall provide a copy of the permit for commissioning to the Lessee. After that, within three (3) business days from the date of receipt by the Lessee of a copy of the permit for commissioning of the respective Block, the Parties shall sign the following documents:

•	Acceptance Certificate for Block 2-2 and Block 2-3, respectively;

•	Acceptance Certificate 2 for Block 2-1.

The Parties specifically agree that the Lessee shall not be entitled to refuse to sign the Acceptance Certificate for Block 2-2 and/or 2-3 and/or the Acceptance Certificate 2 for Block 2-1 for any reasons, including the reason that the Parties have not signed a certificate of compliance of Works 1.1. in relation to any of or all Blocks 2. Should the Lessee fail to sign/avoid signing the Acceptance Certificate for Block 2-2 and/or 2-3 and/or the Acceptance Certificate 2 for Block 2-1, then the Lessor shall be entitled to charge a penalty to the Lessee in accordance with clause 10.5.1 of the Agreement.

/signature/

1.1.3.

The Parties confirm that Works 1.2 shall not be subject to performance by the Lessor, except where the Parties has agreed on the time limit, volume and value of the said works as well as the procedure for payment by the Lessee of such value (by changing the Basic Lease Payment rate for Premises in Blocks 2) by signing Supplementary Agreement No.2 to the Agreement (hereinafter referred to as SA 2).

The Parties hereby confirm that as of the date of signing of this Supplementary Agreement they have not agreed on the connection points for utility equipment and systems in Blocks 2, hence the Lessor may not perform Works 1.2.

1.2.

For the avoidance of doubts, the Parties hereby agree that failure to perform Works 1 shall not be deemed as defects in the Lessor’s Works within the meaning of clause 4.2 of the Agreement, and Works 1.1 shall be performed within the time limits and on the terms and conditions of this Supplementary Agreement, and Works 1.2. shall be performed subject to signing SA 2.

The Parties also acknowledge that failure to perform Works 1 by the date determined based on clause 4.2 of the Agreement shall not be the reason for refusal of the Lessee to sign Acceptance Certificate for Block 2-1 and/or Access Certificate 2 for Blocks 2-2 and 2-3 on the date specified in subclause a) of clause 1.1.2 of the Supplementary Agreement and/or the reason to charge and pay any penalty specified in clause 10.5.1 of the Agreement, by the Lessor, and/or the reason to claim any other damages from / impose of any sanctions on the Lessor.

2.    The Lessor shall perform the following works in Block 1-2 within the time limits specified in clause 4.2 of the Agreement with relation to Block 1-2 (hereinafter the works specified in subclauses c) and d) shall be together referred to as the “Works 2”):

c) floor slab strengthening and construction of foundation and pits for special-purpose racking equipment of the Lessee in Block 1-2 and associated works (if necessary);

d) delivering power supply to production equipment of the Lessee in Block 1-2 and associated works (if required),

provided that the Lessee fulfills the conditions as follows:

•

the Lessee shall prior to November 1, 2019, submit to the Lessor the “Production equipment layout plan specifying information as follows: point loads and distributed bearing loads, technical equipment and system connection points, location and dimensions of pits for lifting equipment” (hereinafter referred to as the “Plan”).

The Parties specifically agree that, should the Lessee provide the Plan where technical characteristics exceed those agreed in the Terms of Reference, such Plan shall be deemed not submitted by the Lessee.

Should the Lessee fail to submit the Plan by November 1, 2019, the Lessor shall not perform Works 2 and the Premises in Block 1-2 shall be transferred to the Lessee without the results of such Works 2, provided that in this case, on the date of transfer of Block 1-2 to the Lessee under the Acceptance Certificate, the Parties agree on the following accepted load as technical characteristics of the leased Premises: on the floors of the Warehouse Premise (accepted distributed load is not more than eight (8) tons per 1 sq.m.), on the floors of the Office Premises

/signature/

(accepted distributed load is not more than two hundred and fifty (250) kg per 1 sq.m.), on the floors of the Mezzanine Premises (accepted distributed load is not more than one (1) ton per 1 sq.m.), on the floors of the Technical Premises (accepted distributed load is not more than five hundred (500) kg per 1 sq.m.).

For the avoidance of doubts, the Parties hereby confirm that failure to perform the Works2 shall not be deemed as defects in the Lessor’s Works within the meaning of clause 4.2 of the Agreement, and Works 2 shall be performed only based on the terms and conditions of this clause 2 hereof, i.e. if the Lessee has submitted the Plan within the period mentioned above. The Parties acknowledge that failure to perform the Works 2 shall not be the reason for refusal of the Lessee to sign the Acceptance Certificate for Block 1-2 on the date determined in accordance with clause 4.2 of the Agreement and/or the reason to charge and pay any penalty specified in clause 10.5.1 of the Agreement, by the Lessor, and/or the reason to claim any other damages from / impose any sanctions on the Lessor.

3.	Add the following terms and definitions to Section 1 “GLOSSARY” of the Agreement:

“Access Certificate 2” means a certificate signed on June 01, 2019 in relation to Block 2-2 and Block 2-3 in the case specified in clause 1.1.2 of Supplementary Agreement No.1 to this Agreement;

“Access Certificate 3” means a certificate signed on January 13, 2020 in relation to Block 2-1 in the case specified in clause 1.1.2 of Supplementary Agreement No.1 to this Agreement;

“Certificate of temporary return of Block 2-1” means a certificate signed on January 13, 2020 confirming return of all Premises in Block 2-1 from temporary possession and use by the Lessee in the case specified in subclause c) of clause 1.1.2 of Supplementary Agreement No.1 to this Agreement for the purpose of performance by the Lessor of Works

1.1 in Block 2-1;

“Acceptance Certificate 2 for Block 2-1” means a certificate signed by both Parties confirming transfer of all Premises in Block 2-1 into temporary possession and use by the Lessee in the case specified in subclause d) of clause 1.1.2 of Supplementary Agreement No.1 to this Agreement;

4.	Amend clause 5.1 of the Agreement to read as follows:

“5.1. The Lessee shall pay the Lease Payment to the Lessor for the use of the Premises and Checkpoints during the entire period from the Starting Date of the Lease Period and until the end of the Lease Period. The Lease Payment shall include:

5.1.1. the Basic Lease Payment based on the date of signing of this Long-term Lease Agreement:

(a)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Blocks 2: during the period from the Starting Date of the Lease Period for Blocks 2 until the Access Date to Block 1-1 (as defined in the Preliminary Agreement) — RUB three thousand four hundred and nine and fifty-two kopecks (3,409.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2;

/signature/

(b)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2: during the period from the Access Date to Block 1-1 (as defined in the Preliminary Agreement) including such date and until the end of the Lease Period — RUB three thousand six hundred and nine and fifty-two kopecks (3,609.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 subject to the provisions of the last paragraphs of this clause 5.1 below;

(c)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Block 1-2 — RUB three thousand five hundred and thirty-three and sixty-four kopecks (3,533.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2 subject to the provisions of the last paragraphs of this clause 5.1 below;

(d)

for the Office Premises (including the Technical Premises as part of the Office Premises) — RUB six thousand five hundred (6,500) per year per one square meter of the Leased Area of the Office Premises; and

(e)	for the Mezzanine Premises — RUB three thousand five hundred thirty-three and sixty-four kopecks (3,533.64) per year per one square meter of the Leased Area of the Mezzanine Premises;

(f)	for the Checkpoint — RUB seven thousand (7,000) per year per one square meter of the Leased Area of the Checkpoint 1 and the Leased Area of the Checkpoint 2;

5.1.2.	the Operating Expenses, which represent the sum of the following values (components):

(1)    Fixed constituent of the Operating expenses in the amount calculated based on the date of signing of this Long-term Lease Agreement — RUB five hundred and twenty (520) per year per one square meter of the Leased Area of each of the Blocks and the Lease Area of the Checkpoint 1 and the Leased Area of the Checkpoint 2; and

(2)    Variable Part of the Operating Expenses calculated and paid in accordance with Appendix No. 10 hereto. The amount of the Estimated Operating Expenses for the period from signing this Agreement until December 31, 2019 shall be set to RUB three hundred and seventy (370) per year per one square meter of the Leased Area of each of the Blocks as well as the Leased Area of Checkpoint 1 and the Leased Area of Checkpoint 2.

5.1.3.	the Variable Part of the Lease Payment calculated in accordance with Appendix No. 7 to the Lease Agreement;

5.1.4.	Parking Fee:

•	from the Starting Date of the Leased Period for Blocks 2 — the amount equal to RUB one million three hundred seventy-five thousand (1,375,000) per month;

•	from the Starting Date of the Leased Period for Block 1-2 the amount equal to RUB one million five hundred fifty-seven thousand (1,557,000) per month.

The Parties hereby specifically agree as follows:

Should the Lessor fail to provide access to Block 1-1 to the Lessee according to the Preliminary Agreement on or before February 1, 2020, then the Basic Lease Payment for the Warehouse

/signature/

Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rates — RUB three thousand four hundred and nine and fifty-two kopecks (3,409.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 and RUB three thousand three hundred thirty-three and sixty-four kopecks (3,333.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2, with further application of the provisions of clause 5.2 hereof.

Should the Lessor fail to sign the Access Certificate to Block 1-1 according to the Preliminary Agreement on or before February 1, 2020, or fail to sign the Lease Agreement (as defined in the Preliminary Agreement) in respect of Block 1-1 and/or a certificate of acceptance and transfer of Block 1-1 on lease on or before June 1, 2020, then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rates — RUB three thousand eight hundred and nine and fifty-two kopecks (3,809.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 and RUB three thousand seven hundred thirty-three and sixty-four kopecks (3,733.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2, with further application of the provisions of clause 5.2 hereof.

Provided that the Lessor gives access to the Lessee to Block 1-1 in accordance with the Preliminary Agreement up to and including February 01, 2020, the Parties hereby agree that the Lessee shall pay additional Rental fee in the amount calculated based on the formula:

ALP = D x (200/365) x Ar, where

ALP — amount of additional lease payment due to be paid by the Lessee less VAT,

D — the number of days since the Starting Date of the Lease Period for Blocks 2 up to the Date of Access to Block 1-1 in accordance with the Preliminary Agreement,

Ar — Leased Area of the Warehouse Premises of Blocks 2,

X — the multiplication operator,

/ — the division operator.

The additional lease payment stated above shall be paid by the Lessee in advance not later than ten (10) Business Days from the Date of Access to Block 1-1 in accordance with the Preliminary Agreement. Additional lease payment shall be deemed to have been received in equal-sized payments within three (3) months.”

5.	Add clause 10.6[1] to the Agreement to read as follows:

“10.61 Notwithstanding any other remedies available under this Agreement, the Lessee shall be entitled to recover a penalty from the Lessor in the amount of daily Basic Lease Payment for the respective Block of Blocks 2, in respect of which a violation was committed, for each day of delay in the following cases:

a) should the Lessor perform Works 1.1 later than:

•	March 15, 2020, provided that the Certificate of temporary return of Block 2-1 according to subclause c) of this clause 1.1.2 has been signed — in relation to Block 2-1;

/signature/

•	August 01, 2019 — in relation to Block 2-2;

•	July 01, 2019 — in relation to Block 2-3.

b) should the Lessor receive the permit for commissioning of the respective Block of Blocks 2 later than the deadline specified in clause 1.1.2 of Supplementary Agreement No. 1 hereto.

The Parties have specifically agreed that in the event of several simultaneous violations the Lessee shall be entitled to charge (apply) a sanction only for one violation being the ground for applying the sanction on the respective day.”

6.	Add clause 10.12 to the Agreement to read as follows:

“10.12 Should the Lessor commit several violation specified in clauses 10.5 and 10.61 simultaneously, the Lessee shall be entitled to charge (apply) a sanction only for one violation being the ground for applying the sanction on the respective day.”

7.	For the avoidance of any doubt, the Parties hereby additionally agreed that the provisions of clause 4.2 of the Agreement shall apply only in conjunction with the provisions hereof.

8.	Amend Appendix No. 12 to the Agreement to read as Appendix No. 1 to this Supplementary Agreement.

9.

In case of any discrepancies between the conditions of this Supplementary Agreement and Appendix No. 12 (including as amended in Appendix No. 1 hereto), the provisions of this Supplementary Agreement shall prevail.

10.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

11.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

12.	The Supplementary Agreement shall come into effect on the date of its signing and since this date it shall become an integral part of the Agreement.

13.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

14.

This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof. All copies shall be equally valid.

15.	Appendices to the Supplementary Agreement:

Appendix No. 1 — Appendix No. 12                Amended and restated Terms of Reference

Appendix No. 2 — Plan of foundations and pits

/signature/

/signature/	/signature/
A.I. Postnikov General Director	A.A. Shulgin General Director

/seal: Caravella Limited Liability Company OGRN 11050440029909 Solnechnogorsk Moscow region/	/seal: Internet Solutions Limited Liability Company Reg.No. 103588 Moscow/

/signature/

May 30, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.2 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/18

/seal: Department of the Federal Service for State Registration, Cadastre And Cartography for the Moscow

Region. State registration of the agreement has been effected. Date of registration: July 5, 2019 / illegible/

This Supplementary Agreement No.2 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-424 1/IR of December 28, 2018 as amended by Supplementary Agreement No.1 of April 30, 2019 (hereinafter referred to as the “Agreement”) was signed on May 30, 2019 in the city of Moscow, Russian Federation by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: Presnenskaya nab., bldg.I, 41st floor, office 10, room 6, Moscow, 123112, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessee””), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	Amend clause 5.11 of the Agreement to read as follows:

“5.11. The Lessee shall on or before January 14, 2019 pay to the Lessor the Security Payment I in the amount of RUB thirty-eight million three hundred forty thousand three hundred and eight and one kopeck (38,340,308.01).

The Lessee and the Lessor hereby agree that the Security Payment 1 is set off against the payment of the Lessee:

a) the Basic Lease Payment and the Operating expenses for Block 2-1 and the Checkpoint, as well as the Parking Fee for the Parking Slots related to Block 2-1 for the first month of the Lease Period for Block 2-1 and the Checkpoint;

b) The Access Fee 2 related to Block 2-2 and 2-3 for the first month of access since the date of signing of the Access Certificate 2;

c) the Basic Lease Payment and the Operating expenses for Block 1-2 and the Parking Fee for the Parking Slots related to Block 1-2 for the first month of the Lease Period for Block 1-2.

Non-offset part of the Security Payment 1 (if any) shall be set off by the Lessor against the payment by the Lessee for the next month of the Lease Period for Block 2-1, the Checkpoint and Block 2-1, accordingly, and also against the payment by the Lessee of the next month when the Access Fee 2 is paid.

Until the date of provision of the Bank Guarantee or the Security Payment 2 in accordance with clause 5.12 of the present Agreement, any and all terms and conditions of Appendix No.8 to the Lease Agreement related to the Security Payment 1 shall be applied to the Security Payment 1 except for the terms and conditions expressly provided in the context hereof or Appendix No.8, accordingly.

The Parties hereby agree that from the date of provisioning by the Lessee to the Lessor of the Bank Guarantee or the Security Payment 2 in accordance with clause 5.12 of the present Agreement, the Lessor shall not make any deductions from the Security Payment 1 contained herein.”

2.	Change paragraph 3 after the words “The Parties hereby have specially agreed to the following:” in clause 5.1 of the Agreement to read as follows:

“Provided that the Lessor gives access to the Lessee to Block 1-1 in accordance with the Preliminary Agreement up to and including February 01, 2020, the Parties hereby agree that the Lessee shall pay additional Lease Payment in the amount calculated based on the formula:

ALP = D x (200/365) x Ar, where

ALP — amount of additional lease payment due to be paid by the Lessee less VAT,

D — number of days since June 1, 2019 up to the Access Date to Block 1-1 in accordance with the Preliminary Agreement,

Ar —Leased Area of the Warehouse Premises of Blocks 2,

X - multiplication operator,

/ - division operator.

The additional lease payment stated above shall be paid by the Lessee in advance not later than in ten (10) Business Days from the Access Date to Block 1-1 in accordance with the Preliminary Agreement. Additional lease payment shall be deemed to have been received in equal-sized payments within three (3) months.”

5.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

6.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the Agreement provisions,

7.	The Supplementary Agreement shall come into effect on the date of its signing and since this date it shall become an integral part of the Agreement.

8.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

9.

This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof. All copies shall be equally valid.

/signed/ A.I. Postnikov, General Director

/seal/ Caravella Limited Liability Company, 1105044002909, Solnechnogorsk, Moscow Region

/signed/ A.A. Shulgin, General Director

/seal/ Internet Solutions Limited Liability Company, illegible, Moscow

July 12, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.3 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/IR

This Supplementary Agreement No.3 (hereinafter referred to as the “Supplementary Agreement”) to Long-Term Lease Agreement No.IR-4241/IR of December 28, 2018 as amended by Supplementary Agreement No.1 of April 30, 2019 and Supplementary Agreement No.2 of May 30, 2019 (hereinafter referred to as the “Agreement”) was signed on July 12, 2019 in the city of Moscow, Russian Federation, by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Yana Yurievna Trukhan, acting under the Power of Attorney form 77 AG 1553491 of July 11, 2019 (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: Presnenskaya nab., bldg.I, 41st floor, office 10, room 6, Moscow, 123112, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	Add two last paragraphs to clause 5.12.3 of the Agreement to read as follows:

“The Parties hereby specially agreed that the Security Payment 2 in the amount of RUB one hundred thirty-nine million three hundred sixty-one thousand nine hundred sixty-four and thirteen kopecks (139,361,964.13) including VAT 20% in the amount of RUB 23,226,994.03, received by the Lessor in substitution for the Bank Guarantee of February 13, 2019 and May 24, 2019, shall be returned by the Lessor to the Lessee solely provided for submittal by the Lessee of the Bank Guarantee in accordance with clause 5.12 hereof using the following procedure:

a) the amount equal to RUB one hundred sixteen million one hundred thirty-four thousand nine hundred seventy and ten kopecks (116,134,970.10) including VAT 20% in the amount of RUB 19,355,828.36, shall be returned within ten (10) Business Days from the date of provision of the Bank Guarantee by the Lessee to the Lessor (net of any deductions made in relation to such Security Payment 2 in accordance with the Lease Agreement) but in any case, not earlier than on September 1, 2019.

b) the amount equal to RUB twenty-three million two hundred twenty-six thousand nine hundred ninety-four and three kopecks (23,226,994.03) including VAT 20% in the amount of RUB 3,871,165.68, shall be returned within four months from the date of the end of quarter when the Bank Guarantee was submitted but in any case, not earlier than on February 1, 2020”.

2.

The Parties hereby agree that the Lessor shall perform Works 1.2 (as this term is defined in Supplementary Agreement No.1 of April 30, 2019 to the Agreement) for the purpose of bringing the electric power supply system to a state as per a new version of the Terms of Reference being Appendix No.2 to this Supplementary Agreement, in the amount and within the time frame specified in Appendix No.3 hereto.

In respect of Works 1.2. the Parties shall within five (5) Business Days from the date of completion of Works 1.2. by the Lessor, in accordance with Appendix No.3 hereto, sign the Certificate of Compliance of Works 1.2 in Blocks 2. The Works 1.2 shall be deemed complying with the terms and conditions of the Agreement and the Terms of Reference (a new version is provided in Appendix No.2 hereto) from the date of signing by the Parties of unilateral certificate in accordance with the provisions of this clause 2 below.

The Parties hereby agree that the Lessee shall not be entitled to refuse the acceptance of Works 1.2 and reject to sign the Certificate of Compliance of Works 1.2 in Blocks 2 except where there is evidence of the Major Defects defined exclusively as the defects as follows (hereinafter referred to as the “Major Defects”):

•	transforming Sub-stations and/or diesel-engined power generating units specified in a new version of the Terms of Reference are not available or not connected;

•	the results of Works 1.2. are not in line with the Power Supply Diagram of Blocks 2-1, 2-2, 2-3, which is Appendix No.4 hereto.

In case of any Major Defects the Parties shall, within five (5) Business Days from the date of completion by the Lessor of Works 1.2 in Blocks 2, sign a bilateral certificate of major defects specifying the remedial period.

If the Lessee unreasonably refuses to sign the certificate of compliance of Works 1.2 and/or a bilateral certificate of major defects, then Works 1.2. in Blocks 2 shall be deemed to comply with the terms and conditions of the Agreement and the Terms of Reference (a new version is provided in Appendix No.2 hereto), accordingly, on the day after the day of expiry of the period of signing of the certificate and the Lessor shall draw up a unilateral certificate whereof.

3.	Amend clause 5.1 of the Agreement to read as follows:

“5.1. The Lessee shall pay the Lease Payment to the Lessor for the use of the Premises and Checkpoints during the entire period from the Starting Date of the Lease Period and until the end of the Lease Period. The Lease Payment shall include:

5.1.1.	the Basic Lease Payment based on the date of signing of this Long-term Lease Agreement:

(a)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Blocks 2: during the period from the Starting Date of the Lease Period for Blocks 2 until the Access Date to Block 1-1 (as defined in the Preliminary Agreement) — RUB three thousand four hundred and nine and fifty-two kopecks (3,409.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2;

(b)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2: during the period from the Access Date to Block 1-1 (as defined in the Preliminary Agreement) including such date and until the end of the Lease Period — RUB three thousand six hundred and nine and fifty-two kopecks (3,609.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 subject to the provisions of this clause 5.1 below;

(c)

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Block 1-2: — RUB three thousand five hundred thirty-three and sixty-four kopecks (3,533.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2 subject to the provisions of this clause 5.1 below;

(d)

for the Office Premises (including the Technical Premises as part of the Office Premises) — RUB six thousand five hundred (6,500) per year per one square meter of the Leased Area of the Office Premises;

(e)	for the Mezzanine Premises — RUB three thousand five hundred thirty-three and sixty-four kopecks (3,533.64) per year per one square meter of the Leased Area of the Mezzanine Premises; and

(f)	for the Checkpoint — RUB seven thousand (7,000) per year per one square meter of the Leased Area of the Checkpoint 1 and the Leased Area of the Checkpoint 2;

5.1.2.	the Operating expenses, which represent the sum of the following values (components):

(1) Fixed constituent of the Operating expenses in the amount calculated based on the date of signing of this Long-term Lease Agreement — RUB five hundred and twenty (520) per year per one square meter of the Leased Area of each of the Blocks and the Lease Area of the Checkpoint 1 and the Leased Area of the Checkpoint 2; and

(2) Variable constituent of the Operating expenses calculated and paid in accordance with Appendix No. 10 to this Long-term Lease Agreement. The amount of the Estimated Operating Expenses for the period from signing of this Long-term Lease Agreement until December 31, 2019 shall be set to — RUB three hundred and seventy (370) per year per one square meter of the Leased Area of each of the Blocks and the Leased Area of the Checkpoint 1 and the Leased Area of the Checkpoint 2.

5.1.3.	the Variable Part of the Lease Payment calculated in accordance with Appendix No. 7 to the Lease Agreement;

5.1.4.	the Parking Fee:

•	from the Starting Date of the Lease Period for Blocks 2, the amount equal to RUB one million three hundred and seventy-five thousand (1,375,000) per month;

•	from the Starting Date of the Lease Period for Block 1-2, the amount equal to RUB one million five hundred and fifty-seven thousand (1,557,000) per month.

The Parties hereby agree as follows:

Should the Lessor fail to provide access to Block 1-1 to the Lessee according to the Preliminary Agreement on or before February 1, 2020, then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rates — RUB three thousand four hundred and nine and fifty-two kopecks (3,409.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 and RUB three thousand three hundred thirty-three and sixty-four kopecks (3,333.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2, with further application of the provisions of clause 5.2 hereof.

Should the Lessor fail to sign the Access Certificate to Block 1-1 according to the Preliminary Agreement on or before February 1, 2020, or fail to sign the Lease Agreement (as defined in the Preliminary Agreement) in respect of Block 1-1 and/or a certificate of acceptance and transfer of Block 1-1 on lease on or before June 1, 2020, then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rates — RUB three thousand eight hundred and nine and fifty-two kopecks (3,809.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 and RUB three thousand seven hundred thirty-three and sixty-four kopecks (3,733.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2, with further application of the provisions of clause 5.2 hereof.

Provided that the Lessor gives access to the Lessee to Block 1-1 in accordance with the Preliminary Agreement up to and including February 01, 2020, the Parties hereby agree that the Lessee shall pay additional lease payment in the amount calculated based on the formula:

ALP = D x (200/365) x Ar, where

ALP — amount of additional lease payment due to be paid by the Lessee less VAT,

D — number of days since June 1, 2019 up to the Access Date to Block 1-1 in accordance with the Preliminary Agreement,

Ar —Leased Area of the Warehouse Premises of Blocks 2,

X - multiplication operator,

/ - division operator.

The additional lease payment stated above shall be paid by the Lessee in advance not later than in ten (10) Business Days from the Access Date to Block 1-1 in accordance with the Preliminary Agreement. Additional lease payment shall be deemed to have been received in equal-sized payments within three (3) months.

The Parties hereby agree that the Lessee shall pay to the Lessor an additional lease payment in the amount of RUB thirty-nine million nine hundred thousand (39,900,000) and additionally VAT 20% in the amount of RUB seven million nine hundred and eighty thousand (7,980,000) (hereinafter referred to as the “Additional Lease Payment 2”) in advance no later than ten (10) Business Days from the date of signing of additional Agreement No.3 hereto. Additional Lease Payment 2 shall be deemed to have been received by the Lessor in equal-sized payments within four (4) months.

The Parties hereby agree that, should the Lessee fail to provide the Lessor with a written notice of performance definition of the Structure to be constructed by the Lessor in accordance with clause 2.1 of the Preliminary Agreement, and the Production equipment layout plan specifying information as follows: point load and distributed bearing loads and technical equipment and system connection points (hereinafter the “Plan 2”) during the period specified in clause 2 of Supplementary Agreement No.1 to the Preliminary Agreement, then the Basic Lease Payment based on the date of signing of Supplementary Agreement No.3 hereto shall amount to:

•

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Blocks 2: during the period from the first day of a calendar month after the month which contains the date when the Lessee shall perform its obligations under clause 2 of Supplementary Agreement No.1 to the Preliminary Agreement, until the Access Date to Block 1-1 (as defined in the Preliminary Agreement) — RUB three thousand three hundred eighty-nine and fifty-two kopecks (3,389.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2;

•

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2: during the period from the Access Date to Block 1-1 (as defined in the Preliminary Agreement) including such date and until the end of the Lease Period — RUB three thousand five hundred eighty-nine and fifty-two kopecks (3,589.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 subject to the provisions of the last paragraphs of this clause 5.1 below;

•

for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) as part of Block 1-2: — RUB three thousand five hundred and thirteen and sixty-four kopecks (3,513.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2 subject to the provisions of the last paragraphs of this clause 5.1 below; and

•	for the Mezzanine Premises — RUB three thousand five hundred thirteen and sixty-four kopecks (3,513.64) per year per one square meter of the Leased Area of the Mezzanine Premises;

The Parties hereby agree as follows:

Should the Lessor fail to provide access to Block 1-1 to the Lessee according to the Preliminary Agreement on or before February 1, 2020, then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rates — RUB three thousand three hundred eighty-nine and fifty-two kopecks (3,389.52) per year per one square meter of the Leased Area of the Warehouse Premises of Blocks 2 and RUB three thousand three hundred thirteen and sixty-four kopecks (3,313.64) per year per one square meter of the Leased Area of the Warehouse Premises of Block 1-2, with further application of the provisions of clause 5.2 hereof.

Should the Lessor fail to sign the Access Certificate to Block 1-1 according to the Preliminary Agreement on or before February 1, 2020, or fail to sign the Lease Agreement (as defined in the Preliminary Agreement) in respect of Block 1-1 and/or a certificate of acceptance and transfer of Block 1-1 on lease on or before June 1, 2020, then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) of Blocks 2 and Block 1-2 shall be deemed set by the Parties until the end of the Lease Period based on the rates — RUB three thousand seven hundred eighty-nine and fifty-two kopecks (3,789.52) per year per one square meter of Leased Area of the Warehouse Premises of Blocks 2 and RUB three thousand seven hundred thirteen and sixty-four kopecks (3,713.64) per year per one square meter of Leased Area of the Warehouse Premises of Block 1-2, with further application of the provisions of clause 5.2 hereof.

The rates of the Basic Lease Payment mentioned above shall be applied from the calendar month after the month which contains the date when the Lessee shall perform its obligations under clause 2 of Supplementary Agreement No.1 to the Preliminary Agreement, and, for the avoidance of doubt, with further application of the provisions of clause 5.2 hereof”.

4.

Subject to the provisions of clause 2.6 of the Lease Agreement, the Parties hereby confirm the following characteristics of the Checkpoint 1 and the Checkpoint 2 leased by the Lessee under the Lease Agreement including for the purpose of registration in the Unified State Register of Real Estate of Encumbrance of the Checkpoint 1 and the Checkpoint 2 in the form of lease by the Lessee, and agree to change the definition of the terms “Checkpoint 1” and “Checkpoint 2” of Section 1 of the Lease Agreement to read as follows:

the “Checkpoint 1” means a completely constructed non-residential building owned by the Lessor with a total area of 458.1 sq. m, cadastral number: 50:09:0020544:1460, shown in the Warehouse Complex Plan; the right of ownership of the Lessor in relation to the Checkpoint 1 is registered in the Unified State Register of Real Estate, record number: 50:09:0020544:1460-50/009/2019-1 of June 25, 2019. The Checkpoint 1 is encumbered with mortgage in favor of Sberbank PJSC;

the “Checkpoint 2” means a completely constructed non-residential building owned by the Lessor with a total area of 5.3 sq. m, cadastral number: 50:09:0020544:1461, shown in the Warehouse Complex Plan; the right of ownership of the Lessor in relation to the Checkpoint 2 is registered in the Unified State Register of Real Estate, record number: 50:09:0020544:1461-50/009/2019-1 of June 25, 2019. The Checkpoint 2 is encumbered with mortgage in favor of Sberbank PJSC;”

4.1.

The Parties hereby confirm that actual acceptance and transfer of the Checkpoint 1 and the Checkpoint 2 from the Lessor to the Lessee has been completed on the Starting Date of the Lease Period according to the Acceptance Certificate in accordance with clause 4.2 of the Agreement.

4.2.

Floor plans and schedules of Blocks specified in Appendix No.1:0 to the Lease Agreement (which on the date of the Lease Agreement include only plans for Blocks 2 and Block 1-2) shall be supplemented with the Floor plans and schedules of the Checkpoint 1 and the Checkpoint 2 specified in Appendix No.1 to this Supplementary Agreement.

4.3.

Such Floor plans and schedules of the Checkpoint 1 and the Checkpoint 2 specified in Appendix No.1 to the Supplementary Agreement shall be recognized as a respective additional part of Appendix No.1:0 to the Lease Agreement and since the date of this Supplementary Agreement shall be deemed an integral part hereof.

4.4.	In accordance with Appendix No.2 to the Agreement, the Parties hereby confirm that the Leased Area of the Checkpoint 1 is 458.1 sq. m and the Leased Area of the Checkpoint 2 is 5.3 sq. m.

5.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

6.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

7.	The Supplementary Agreement shall come into effect on the date of its signing and since this date it shall become an integral part of the Agreement.

8.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

9.

This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof. All copies shall be equally valid.

10.	Appendices to the Supplementary Agreement:

Appendix No.1 — Floor plans and schedules of the Checkpoint 1 and the Checkpoint 2

Appendix No.2 — Appendix No.12 The Terms of Reference as amended

Appendix No. 3 — Work Schedule 1.2 in Blocks 2-1, 2-2, 2-3

Appendix No.4 — Power Supply Diagram of Blocks 2-1, 2-2, 2-3

Appendix No.5 — Production equipment layout plan with technical equipment and system connection points (specifying power demand)

/signature/	/signature/
Ya. Yu. Trukhan Attorney in Fact	A.A. Shulgin General Director

/seal: Caravella Limited Liability Company OGRN 1105044002909 Solnechnogorsk Moscow region/	/seal: Internet Solutions Limited Liability Company Reg.No. 103588 Moscow/

October 18, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.4 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/18

This Supplementary Agreement No.4 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-4241/18/IR of December 28, 2018 (hereinafter referred to as the “Agreement”) was signed on October 18, 2019 in the city of Moscow, Russian Federation, by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: Presnenskaya nab., bldg.I, 41st floor, office 10, room 6, Moscow, 123112, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

The Parties hereby agree that during the period from the Access Date to Block 1-2 and until the Starting Date of the Lease Period for Block 1-2, the Lessor shall grant a short-term lease of an office space No.10 of thirty-three (33) square meters in area located at the fourth (4) floor of Block 1-2 to “Lighthouse” Charity Healthcare Private Foundation Children’s Hospice (OGRN 1185000005233) (hereinafter referred to as the “Foundation”) for the purpose of accommodation of a permanent sole executive body of the Foundation. The Lessee is content with the granting a lease of the above-mentioned premises to the Foundation for the period until the Starting Date of the Lease Period for Block 1-2.

2.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

3.	The Supplementary Agreement shall come into effect on the date of its signing and since this date it shall become an integral part of the Agreement.

4.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

5.

This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof. All copies shall be equally valid.

/signature/	/seal/ Caravella Limited Liability Company 1105044002909, Solnechnogorsk, Moscow Region	/signature/	/seal/ Internet Solutions Limited Liability Company, illegible, Moscow
A.I. Postnikov General Director		A.A. Shulgin General Director

/supplementary agreement/ 02.12.2018, 50:08,0020544:402-50100912019-12 /seal/ illegible /signature/ illegible

/seal/ illegible /signature/ illegible

/total bounded, numbered and sealed two (2) sheets/

/seal/ illegible /signature/ A.I. Postnikov General Director

October 25, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.5 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/IR

1

This Supplementary Agreement No.5 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-4241/IR of December 28, 2018 as amended by Supplementary Agreement No.1 of April 30, 2019, Supplementary Agreement No.2 of May 30, 2019, Supplementary Agreement No.3 of July 12, 2019 and Supplementary Agreement No.4 of October 18, 2019 (hereinafter referred to as the “Agreement”) was signed on October 25, 2019 in the city of Moscow, Russian Federation, by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: Presnenskaya nab., bldg.I, 41st floor, office 10, room 6, Moscow, 123112, represented by Andrey Igorevich Pavlovich, General Director, acting under the Power of Attorney No. 77/719-n/77-2019-14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	Add the following terms and definitions to article 1 “Glossary” of the Agreement :

“The First part of Block 1-2” means in aggregate the Warehouse Premises on the 1st floor: a part of premises No.38 with an approximate area of 2,780 sq. m and the Office Premises on the 1st floor: premise No. 20 (with an area of 15.4 sq. m), No. 23 (with an area of 8.1 sq. m), No. 28 (with an area of 8 sq. m), No. 29 (with an area of 6.6 sq. m), No. 30 (with an area of 9 sq. m) in accordance with the technical data sheet of March 22, 2013. The First part of Block 1-2 is indicated with a blue color in Appendix No.1 to Supplementary Agreement No.5;

“The Second part of Block 1-2” means all premises of Block 1-2 except for the First part of Block 1-2;

“Access Certificate 4” means a certificate signed on November 1, 2019 related to the Second part of Block 1-2 in the case specified in subclause a) of clause 2.1.2 of Supplementary Agreement No.1 hereto as amended in clause 4 of Supplementary Agreement No.5 hereto;

“Access Certificate 5” means a certificate related to the First part of Block 1-2 in the case specified in subclause c) of clause 2.1.2 of Supplementary Agreement No.1 hereto as amended in clause 4 of Supplementary Agreement No.5 hereto;

“Certificate of temporary return of the First part of Block 1-2” means a certificate confirming return of the Premises of the First part of Block 1-2 from temporary possession and use by the Lessee in the case specified in subclause c) of clause 2.1.2 of Supplementary Agreement No.1 hereto as amended in clause 4 of Supplementary Agreement No.5 hereto for the purpose of performing the Lessor’s Works;

2

“Acceptance Certificate 2 of the First part of Block 1-2” means a certificate signed by both Parties confirming transfer of the First part of Block 1-2 for temporary possession and use by the Lessee in the case specified in subclause d) of clause 2.1.2 of Supplementary Agreement No.1 hereto as amended in clause 4 of Supplementary Agreement No.5 hereto for the purpose of performing the Works by the Lessor””.

The term “Acceptance Certificate” of article 1 “Glossary” of the Agreement shall be amended as follows:

“Acceptance Certificate” means a certificate signed by both Parties confirming the transfer of all the Premises in each Block or the First Part of Block 1-2 or the Second Part of Block 1-2 or the Checkpoints for the Lessee’s temporary possession and use”.

2.

On the date hereof the Lessee shall be provided with access to the First part of Block 1-2 on the terms and condition specified in article 3 of the Agreement on the basis of Access Certificate, and the Parties hereby agree that during the period from October 25, 2019 through October 31, 2019, the Access Fee related to the First part of Block 1-2 shall be paid in the amount equal to the Variable Part of the Lease Payment calculated pro rata with the ratio between the Leased Area of the First part of Block 1-2 to the total Leased Area of Block 1-2. For the avoidance of doubts, the condition of paragraph 2 of clause 3.11 of the Agreement shall remain in effect in relation to the Second part of Block 1-2, and access to the Second part of Block 1-2 shall be provided in accordance with article 3 of the Agreement not later than on or before November 1, 2019 taking into account provisions of clause 3.5 of the Agreement.

3.

The Parties hereby agree, at the request of the Lessee, on transfer of Block 1-2 on a phased basis and taking into account of clause 2 above, the Lessee hereby confirms that it is satisfied with the state of the First part of Block 1-2, and the Parties agree that the Lessor shall transfer, and the Lessee shall accept the First part of Block 1-2 under the Acceptance Certificate on November 1, 2019 in its actual state (“as is”). For the avoidance of doubts, the Parties hereby agree that failure to perform the Lessor’s Works shall not be the reason for refusal of signing the Acceptance Certificate for the First part of Block 1-2 (and the terms and conditions of clause 4.2 of the Agreement shall not apply in this case), and the Lessor’s Works shall be performed prior to the date of signing of the Acceptance Certificate for the Second part of Block 1-2 taking into account that Works 2 shall be performed within the time limit and on the terms and conditions hereof. The Parties acknowledge that failure to perform the Lessee’s Works shall not be the reason for refusal of the Lessee to sign the Access Certificate 4 in relation to the Second part of Block 1-2 on the date specified in subclause a) of clause 2.1.2 of the Supplementary Agreement and/or the reason to charge and pay any penalty specified in clause 10.5.1 of the Agreement, by the Lessor, and/or the reason to claim any other damages with imposing of any sanctions on the Lessor.

For the avoidance of doubts, the Lessor shall transfer, and the Lessee shall accept the Second part of Block 1-2 under the Acceptance Certificate on or before March 1, 2020 in accordance with clause 4.2 of the Agreement taking into account the provisions of clause 4 hereof.

3

4.	Amend clause 2 of Supplementary Agreement No. 1 of April 30, 2019 to the Agreement to read as follows:

“2.1.1 The Lessor shall perform the following works in Block 1-2 within the time limits specified in clause 4.2 of the Agreement with relation to Block 1-2 (hereinafter the works specified in subclauses c), d) and e) shall be together referred to as “Works 2”):

c) floor slab strengthening and construction of foundation and pits for special-purpose racking equipment of the Lessee in Block 1-2 and associated works (if necessary);

d) connection to power supply of production equipment of the Lessee in Block 1-2 and associated works (if necessary);

e) works related to installation of inflow exhaust ventilation,

provided that the Lessee fulfills the conditions as follows:

•

The Lessee shall prior to November 1, 2019, submit to the Lessor the “Production equipment layout plan specifying information as follows: point loads and distributed bearing loads, technical equipment and system connection points, location and dimensions of pits for lifting equipment” (hereinafter referred to as the “Plan”).

The Parties specifically agree that, should the Lessee provide the Plan where technical characteristics exceed those agreed in the Terms of Reference, such Plan shall be deemed not submitted by the Lessee.

Should the Lessee fail to submit the Plan prior to November 1, 2019, then the Lessor shall not perform Works 2 and the Second part of Block 1-2 shall be transferred to the Lessee without the results of such Works 2, and in such case, on the date of transfer of the Second part of Block 1-2 to the Lessee under the Acceptance Certificate, the Parties agree on the following accepted load as technical characteristics of the leased Premises (including the Premises of the First part of Block 1-2 leased on the basis of the Acceptance Certificate of the First part of Block 1-2): on the floors of the Warehouse Premise (accepted distributed load is not more than eight (8) tons per 1 sq. m), on the floors of the Office Premises (accepted distributed load is not more than two hundred and fifty (250) kg per 1 sq. m), on the floors of the Mezzanine Premises (accepted distributed load is not more than one (1) ton per 1 sq. m), on the floors of the Technical Premises (accepted distributed load is not more than five hundred (500) kg per 1 sq. m).

For the avoidance of doubts, the Parties hereby confirm that failure to perform the Works2 shall not be deemed as defects in the Lessor’s Works within the meaning of clause 4.2 of the Agreement, and Works 2 shall be performed only based on the terms and conditions of this clause 2 hereof, i.e. if the Lessee has submitted the Plan within the period mentioned above. The Parties acknowledge that failure to perform Works 2 shall not be the reason for refusal of the Lessee to sign the Acceptance Certificate for the First part of Block 1-2 or the Second part of Block 1-2 on the date determined, accordingly, in the Supplementary Agreement and clause 4.2 of the Agreement and/or the reason to charge and pay any penalty specified in clause 10.5.1 of the Agreement, by the Lessor, and/or the reason to claim any other damages with imposing of any sanctions on the Lessor.

In respect of Works 2, the Parties shall within five (5) Business Days from the date of completion of Works 2 by the Lessor, sign separate certificates of compliance of Works 2.

4

Works 2 shall be deemed complying with the terms and conditions of the Agreement and the Terms of Reference from the date of signing by the Parties of a certificate of compliance, or from the date of signing of a unilateral certificate in accordance with the provisions of this clause 2.1.1 below.

The Parties hereby agree that the Lessee shall not be entitled to refuse the acceptance of Works 2 and reject to sign the certificate of compliance of Works 2 except where there is evidence of the Major Defects defined as defects preventing the Lessee to start installation works related to racking equipment (shelf mezzanine) in the area of performance of Works 2 (hereinafter referred to as the “Major Defects”) in particular, solely in the event if:

•	Works 2 have been performed not in full;

•	the process of concrete strength development for performing racking equipment installation works has not been completed;

•

The results of works do not conform to the Plan of foundation and pits (provided that this Plan was submitted by the Lessee to the Lessor prior to November 1, 2019) which will be agreed by the Parties in terms of geometrical dimension of the location of reinforced foundations and floor slab.

In case of any Major Defects, the Parties shall, within five (5) Business Days from the date of completion by the Lessor of Works 2, sign a bilateral certificate of major defects specifying the remedial period.

If the Lessee unreasonably refuses to sign the certificate of compliance of Works 2 and/or a bilateral certificate of major defects, then Works 2 shall be deemed complying with the terms and conditions of the Agreement and the Terms of Reference on the day after the day of expiry of the period of signing of the certificate, and the Lessor shall draw up a unilateral certificate whereof.

2.1.2 Due to the fact that the Parties have agreed, at the request of the Lessee, on transfer of Block 1-2 on a phased basis, as well as that (depending on the content of the Plan in the meaning specified in clause 2.1.1 above) in order to perform the Lessor’s Works, the Lessor will likely to be required to obtain permission for construction (reconstruction) of Block 1-2, then in case reconstruction is needed, the Lessor shall obtain permit for the commissioning of Block 1-2 provided that the Certificate of temporary return of the First part of Block 1-2 is signed in accordance with subclause c) of this clause 2.1.2 is signed.

In such case the Parties agree on the procedures as follows:

a) On November 1, 2019 the Parties shall sign the following documents:

•	Access Certificate 4 in relation to the Second part of Block 1-2;

•	Acceptance Certificate of the First part of Block 1-2,

The Parties agree that the Acceptance Certificate of the First part of Block 1-2 and the Access Certificate 4 in relation to the Second part of Block 1-2 are subject to unconditional signing by the Parties in the case specified in this clause 2.1.2 hereof, and in this case the provisions of clause 3.4 of the Agreement with regard to the foundation and floor slab being a load-bearing structure, and clause 4.2 of the Agreement with regard to the period of signing of the Acceptance Certificate of the First part of Block 1-2, shall not be applied.

5

Should the Lessee refuse to sign the Acceptance Certificate of the First part of Block 1-2 and/or the Access Certificate 4 on the date specified above, i.e. on November 1, 2019, then the Acceptance Certificate of the First part of Block 1-2 and/or the Access Certificate 4 signed by the Lessor shall be deemed as duly signed (approved) by both Parties on November 1, 2019.

Since the date of signing of Access Certificate 4, the provisions of clause 3.6–3.12 of the Agreement shall be applied to the relations between the Parties.

For the avoidance of doubts, for the period from the date of signing of the Acceptance Certificate of the First part of Block 1-2 and until the date of signing of the Certificate of temporary return of the First part of Block 1-2 in accordance with the provision of subclause c) of this clause 2.1.2 hereof, the Lessee shall pay to the Lessor the Lease Payment according to the provisions of section 5 of the Agreement on the basis of the Acceptance Certificate of the First part of Block 1-2 signed by the Parties (including the case when the Acceptance Certificate of the First part of Block 1-2 was signed by the Lessor on a unilateral basis in accordance with the provisions of this subclause a)).

b) The Lessor shall perform the Lessor’s Works not later than on the date of signing of the Acceptance Certificate of the Second part of Block 1-2 taking into account that Works 2 shall be performed within the time limit and on the terms and conditions hereof.

c) To perform the Lessor’s Works in Block 1-2, the Parties shall sign the Certificate of temporary return of the First part of Block 1-2 with simultaneous signing of the Access Certificate 5 within fourteen (14) calendar days from the date of appropriate notification by the Lessor that signing of such certificate is required.

For the period from the date of signing of the Access Certificate 5 to the First part of Block 1-2 and until the date of signing of the Acceptance Certificate 2 of the First part of Block 1-2 in accordance with the provision of subclause d) of this clause 2.1.2 below, the Lessee shall pay to the Lessor the Access Fee 5 equal to the sum of the values as follows: the Basic Lease Payment (taking into account the provisions from subclause of clause 5.1.1 of the Agreement, in particular, the change in the amount of the Basic Lease Payment rates according to the provisions of the last paragraphs of clause 5.1 of the Agreement) for the First part of Block 1-2, the Variable Part of the Lease Payment for the First part of Block 1-2, the Operating expenses in relation to the First part of Block 1-2.

Access Fee 5 shall be calculated and paid on the basis of Access Certificate 5 signed by the Parties (including the case when Access Certificate 5 was signed by the Lessor on a unilateral basis in accordance with the provisions of this subclause c)) according to the procedures, terms and conditions determined similarly to the provisions applicable to calculation and payment of the Basic Lease Payment, the Variable Part of the Lease Payment, the Operating expenses and the Parking Fee in accordance with the Agreement.

Since the date of signing of Access Certificate 5, the provisions of clause 3.6–3.12 (where applicable) of the Agreement shall be applied to the relations between the Parties.

The Lessee shall not later than on November 1, 2019 send to the Lessor a written notice stating that the Lessor is not required to perform Works 2 in Block 1-2 (hereinafter referred to as the “Notice on Refusal of Works”). The Parties shall document this fact in the Acceptance Certificate of the First part of Block 1-2 signed in accordance with subclause a) of this clause 2.1.2 hereof.

6

Should the Lessee send the Notice on Refusal of Works, the obligation of the Lessor related to performing of Works 2 in Block 1-2 shall be terminated and the First part of Block 1-2 and the Second part of Block 1-2 shall be transferred to the Lessee without any results of such Works 2. In such case the Parties have agreed on the following accepted loads as technical characteristics of the leased Premises (including the Premises of Block 1-2: on the floors of the Warehouse Premise (accepted distributed load is not more than eight (8) tons per 1 sq. m), on the floors of the Office Premises (accepted distributed load is not more than two hundred and fifty (250) kg per 1 sq. m), on the floors of the Mezzanine Premises (accepted distributed load is not more than one (1) ton per 1 sq. m), on the floors of the Technical Premises (accepted distributed load is not more than five hundred (500) kg per 1 sq. m).

Should the Lessee, within fourteen days, fail to sign the Certificate of temporary return of the First part of Block 1-2 and/or to sign the Access Certificate 5, and/or should all First part of Block 1-2 not be actually vacated, then the period for performance of the Lessor’s Works in Block 1-2 (including Works 2 unless the Notice of refusal of Works has been sent), the period of signing of the Acceptance Certificate of the Second part of Block 1-2, Acceptance Certificate 2 of the First part of Block 1-2 and the time limits for performing any other obligations by the Lessor in relation to Block 1-2, shall be extended for the period equal to the period of delay of signing of the Certificate of temporary return of the First part of Block 1-2 and/or the Access Certificate 5, and/or actually vacation of all First part of Block 1-2, without any fines, penalties or any other sanctions in respect to the Lessor due to such extension. With regard to the First part of Block 1-2, the Lessee shall pay to the Lessor the Lease Payment in accordance with the provision of section 5 of the Agreement (or, if applicable, the Access Fee 5), and should the Acceptance Certificate of the Second part of Block 1-2 be not signed prior to March 1, 2020 due to the delay in signing of the Certificate of temporary return of the First part of Block 1-2 and/or the Access Certificate 5 and/or delay in actual vacation of the First part of Block 1-2, then the Access Fee in relation to the Second part of Block 1-2 from March 1, 2020 until the date of signing of the Acceptance Certificate of the Second part of Block 1-2 shall be paid in the amount equal to the sum of the values as follows: the Basic Lease Payment (taking into account the provisions of subclause s of clause 5.1.1 of the Agreement, in particular, the change in the amount of the Basic Lease Payment rates according to the provisions of the lasts paragraphs of clause 5.1 of the Agreement) for the Second part of Block 1-2, the Variable Part of the Lease Payment for the Second part of Block 1-2, the Operating Expenses in relation to the Second part of Block 1-2 and the Parking Fee.

d) Not later than on March 1, 2020 the Parties shall sign the following documents:

•	Acceptance Certificate of the Second part of Block 1-2;

•	Acceptance Certificate 2 of the First part of Block 1-2;

The Parties specifically agree that the Lessee shall not be entitled to refuse to sign the Acceptance Certificate of the Second part of Block 1-2 and/or the Acceptance Certificate 2 of the First part of Block 1-2 on any reasons including that the Parties have not signed a certificate of compliance of Works 2. Should the Lessee fail to sign/avoid signing the Acceptance Certificate of the Second part of Block 1-2 and/or the Acceptance Certificate 2 of the First part of Block 1-2, then the Lessor shall be entitled to charge a penalty in accordance with clause 10.5.1 of the Agreement.

7

2.1.3.    The Parties agree that if, under the Plan (as defined in clause 2.1.1 of the Supplementary Agreement) or (should the Lessee fail to submit the Plan) in accordance with applicable laws, to perform the Lessor’s Works, the permission for construction (reconstruction) and (based on the results of such Works) the commissioning of Block 1-2 are not required, then the First part of Block 1-2 shall remain in temporary possession and use of the Lessee on the basis of the Acceptance Certificate of the First part of Block 1-2 signed in accordance with subclause a) of clause 2.1.2 of the Supplementary agreement, and the Parties hereby agree and acknowledge that from the date of signing of the Acceptance Certificate of the First part of Block 1-2, the Lessor’s Works and the Initial Lessee’s Works shall be performed by the Parties in the First part of Block 1-2 simultaneously, and from the date of signing of the Acceptance Certificate of the First part of Block 1-2, the Lessor shall retain a right to 24/7 access and perform all required construction and other works in Block 1-2 through the time of signing of the Acceptance Certificate of the Second part of Block 1-2”.

5.	For the avoidance of any doubt, the Parties hereby additionally agreed that the provisions of clause 4.2 of the Agreement shall apply only in conjunction with the provisions hereof.

6.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

7.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

8.	The Supplementary Agreement shall come into effect on the date of its signing and since this date it shall become an integral part of the Agreement.

9.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

10.

This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof. All copies shall be equally valid.

11.	Appendices to the Supplementary Agreement:

Appendix No.1 — Floor plans of Block 1-2 indicating the First part of Block 1-2.

/signature/	/signature/
A.I. Postnikov	A.I. Pavlovich
General Director	Attorney in Fact

/Seal/: Caravella LIMITED LIABILITY COMPANY OGRN 1105044002909, Solnechnogorsk, Moscow Region	/Seal/: INTERNET SOLUTIONS LIMITED LIABILITY COMPANY, State Registration No. 103588, MOSCOW

8

December 30, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.6 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/IR

1

This Supplementary Agreement No.6 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-4241/IR of December 28, 2018 as amended by Supplementary Agreement No.1 of April 30, 2019, Supplementary Agreement No.2 of May 30, 2019, Supplementary Agreement No.3 of July 12, 2019, Supplementary Agreement No.4 of October 18, 2019 and Supplementary Agreement No.5 of October 25, 2019 (hereinafter referred to as the “Agreement”) was signed on December 30, 2019 in the city of Moscow, Russian Federation, by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, located at 10, premise I, 41st floor, room 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Andrey Igorevich Pavlovich, acting under Power of Attorney No. 77/719-n/77-2019-14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	Add the following terms and definitions to article 1 “Glossary” of the Agreement:

“The Third part of Block 1-2” means the Warehouse Premises on the 1st floor: a part of premises No.38 with the approximate area of 1,440 sq. m in accordance with technical data sheet of March 22, 2013. The Third part of Block 1-2 is indicated with a green color in Appendix No.1 to Supplementary Agreement No.6;

“Certificate of temporary return of the Third part of Block 1-2” means a certificate confirming return of Premises of the Third part of Block 1-2 from temporary possession and use by the Lessee in the case specified in subclause c) of clause 2.1.2 of Supplementary Agreement No.1 hereto as amended in clause 4 of Supplementary Agreement No.6 hereto for the purpose of performing the Lessor’s Works;

“Acceptance Certificate 2 of the Third part of Block 1-2” means a certificate signed by both Parties confirming transfer of the Third part of Block 1-2 for temporary possession and use by the Lessee in the case specified in subclause d) of clause 2.1.2 of Supplementary Agreement No.1 hereto as amended in clause 4 of Supplementary Agreement No.6 hereto for the purpose of performing the Works by the Lessor””.

2.	The terms “Access Certificate 5”, “Acceptance Certificate”, “Second part of Block 1-2” of article 1 “Glossary” of the Agreement shall be amended as follows:

“Access Certificate 5” means a certificate related to the First part of Block 1-2 and the Third part of Block 1-2 in the case specified in subclause c) of clause 2.1.2 of Supplementary Agreement No.1 hereto as amended in clause 4 of Supplementary Agreement No.6 hereto”.

“Acceptance Certificate” means a certificate signed by both Parties confirming the transfer of all the Premises in each Block or the First Part of Block 1-2 or the Second Part of Block 1-2 or the Third Part of Block 1-2 or the Checkpoint for the Lessee’s temporary possession and use;

2

“The Second part of Block 1-2” means all premises of Block 1-2 except for the First part of Block 1-2 and the Third part of Block 1-2”.

3.

The Parties hereby agree, at the request of the Lessee, on transfer of Block 1-2 on a phased basis and taking into that access to such Premises have been provided to the Lessee earlier under Access Certificate 4, the Lessee hereby confirms that it is satisfied with the state of the Third part of Block 1-2, and the Parties agree that the Lessee shall transfer, and the Lessor shall accept the Third part of Block 1-2 under the Acceptance Certificate on January 5, 2020 in its actual state (“as is”). For the avoidance of doubts, the Parties hereby agree that failure to perform the Lessor’s Works shall not be the reason for refusal of signing the Acceptance Certificate for the Third part of Block 1-2 (and the terms and conditions of clause 4.2 of the Agreement shall not apply in this case), and the Lessor’s Works shall be performed prior to the date of signing of the Acceptance Certificate for the Second part of Block 1-2 taking into account that Works 2 shall be performed within the time limit and on the terms and conditions hereof. The Parties acknowledge that failure to perform the Lessee’s Works shall not be the reason for refusal of the Lessee to sign Access Certificate 4 in relation to the Second part of Block 1-2 on the date specified in subclause a) of clause 2.1.2 of the Supplementary Agreement and/or the reason to charge and pay any penalty specified in clause 10.5.1 of the Agreement, by the Lessor, and/or the reason to claim any other damages with imposing of any sanctions on the Lessor.

For the avoidance of doubt, the Lessor shall transfer, and the Lessee shall accept the Second part of Block 1-2 under the Acceptance Certificate on or before March 1, 2020 in accordance with clause 4.2 of the Agreement taking into account the provisions of clause 4 hereof.

4.	To amend Clause 2.1.2 of Supplementary Agreement No. 1 of April 30, 2019 to the Agreement to read as follows:

“2.1.2. Due to the fact that the Parties have agreed, at the request of the Lessee, on transfer of Block 1-2 on a phased basis, as well as that (depending on the content of the Plan in the meaning specified in clause 2.1.1 above) in order to perform the Lessor’s Works, the Lessor will likely to be required to obtain permission for construction (reconstruction) of Block 1-2, then, in case reconstruction is needed, the Lessor shall obtain permit for the commissioning of Block 1-2 provided that the Certificate of temporary return of the First part of Block 1-2 and the Certificate of temporary return of the Third part of Block 1-2 are signed in accordance with subclause c) of this clause 2.1.2.

In such case the Parties agree on the procedures as follows:

a) On November 1, 2019 the Parties shall sign the following documents:

•	Access Certificate 4 in relation to the Second part of Block 1-2;

•	Acceptance Certificate of the First part of Block 1-2;

On January 5, 2020 the Parties shall sign the Acceptance Certificate of the Third part of Block 1-2, The Parties agree that the Acceptance Certificate of the First part of Block 1-2, the Acceptance Certificate of the Third part of Block 1-2 and Access Certificate 4 in relation to the Second part of Block 1-2 are subject to unconditional signing by the Parties in the case specified in this clause

3

2.1.2 hereof, and in this case the provisions of clause 3.4 of the Agreement with regard to the foundation and floor slab being a load-bearing structure, and clause 4.2 of the Agreement with regard to the period of signing of the Acceptance Certificate of the First part of Block 1-2 and the Acceptance Certificate of the Third part of Block 1-2, shall not be applied. Should the Lessee refuse to sign the Acceptance Certificate of the First part of Block 1-2 and/or the Acceptance Certificate of the Third part of Block 1-2 and/or Access Certificate 4 on the dates specified above, i.e. on November 1, 2019 and January 5, 2020 (accordingly), then the Acceptance Certificate of the First part of Block 1-2 and/or the Acceptance Certificate of the Third part of Block 1-2 and/or Access Certificate 4 shall be deemed as duly signed (approved) by both Parties on November 1, 2019 / January 5, 2020 (accordingly).

Since the date of signing of Access Certificate 4, the provisions of clause 3.6–3.12 of the Agreement shall be applied to the relations between the Parties.

For the avoidance of doubt, for the period from the date of signing of the Acceptance Certificate of the First part of Block 1-2 / the Acceptance Certificate of the Third part of Block 1-2 and until the date of signing of the Certificate of temporary return of the First part of Block 1-2 / the Certificate of temporary return of the Third part of Block 1-2 in accordance with the provision of subclause c) of this clause 2.1.2 hereof, the Lessee shall pay to the Lessor the Lease Payment according to the provisions of section 5 of the Agreement on the basis of the Acceptance Certificate of the First part of Block 1-2 / the Acceptance Certificate of the Third part of Block 1-2 (including the case when the Acceptance Certificate of the First part of Block 1-2 / the Acceptance Certificate of the Third part of Block 1-2 were signed by the Lessor on a unilateral basis in accordance with the provisions of this subclause a)).

b) The Lessor shall perform the Lessor’s Works not later than on the date of signing of the Acceptance Certificate of the Second part of Block 1-2 taking into account that Works 2 shall be performed within the time limit and on the terms and conditions hereof;

c) To perform Lessor’s Works in Block 1-2 the Parties shall sign the Certificate of temporary return of the First part of Block 1-2 and the Certificate of temporary return of the Third part of Block 1-2 with simultaneous signing of Access Certificate 5 within fourteen (14) calendar days from the date of appropriate notice of the Lessor on required signing of such certificate.

For the period from the date of signing of Access Certificate 5 and until the date of signing of Acceptance Certificate 2 of the First part of Block 1-2 and Acceptance Certificate 2 of the Third part of Block 1-2 in accordance with the provision of subclause d) of this clause 2.1.2 below, the Lessee shall pay to the Lessor Access Fee 5 equal to the sum of the values as follows: the Basic Lease Payment (taking into account the provisions of subclauses of clause 5.1.1 of the Agreement, in particular, the change in the amount of the Basic Lease Payment rates according to the provisions of the last paragraphs of clause 5.1 of the Agreement) for the First part of Block 1-2 and for the Third part of Block 1-2, the Variable Part of the Lease Payment for the First part of Block 1-2 and for the Third part of Block 1-2, the Operating expenses in relation to the First part of Block 2-1 and the Third part of Block 1-2.

Access Fee 5 shall be calculated and paid on the basis of Access Certificate 5 signed by the Parties (including the case when Access Certificate 5 was signed by the Lessor on a unilateral basis in accordance with the provisions of this subclause c)) according to the procedures, terms and conditions determined similarly to the provisions applicable to calculation and payment of the Basic Lease Payment, the Variable Part of the Lease Payment, the Operating expenses and the Parking Fee in accordance with the Agreement.

4

Since the date of signing of Access Certificate 5, the provisions of clause 3.6–3.12 (where applicable) of the Agreement shall be applied to the relations between the Parties.

Should the Lessee, within fourteen days set above, fail to sign the Certificate of temporary return of the First part of Block 1-2 and/or the Certificate of temporary return of the Third part of Block 1-2 and/or to sign Access Certificate 5, and/or should the entire First part of Block 1-2 and/or the entire Third part of Block 1-2 not be actually vacated, then the period for performance of the Lessor’s Works in Block 1-2 (including Works 2 unless the Notice of refusal of Works has been sent), the period of signing of the Acceptance Certificate of the Second part of Block 1-2, Acceptance Certificate 2 of the Third part of Block 1-2, Acceptance Certificate 2 of the First part of Block 1-2 and the time limits for performing any other obligations by the Lessor in relation to Block 1-2, shall be extended for the period equal to the period of delay of signing of the Certificate of temporary return of the First part of Block 1-2 and/or the Certificate of temporary return of the Third part of Block 1-2 and/or Access Certificate 5, and/or actual vacation of the entire First part of Block 1-2 or the entire Third part of Block 1-2, without any fines, penalties or any other sanctions in respect to the Lessor due to such extension. With regard to the First part of Block 1-2 and the Third part of Block 1-2, the Lessee shall pay to the Lessor the Lease Payment in accordance with the provision of section 5 of the Agreement (or, if applicable, Access Fee 5), and should the Acceptance Certificate of the Second part of Block 1-2 be not signed prior to March 1, 2020 due to the delay in signing of the Certificate of temporary return of the First part of Block 1-2 and/or the Certificate of temporary return of the Third part of Block 1-2 and/or Access Certificate 5 and/or delay in actual vacation of the First part of Block 1-2 or the Third part of Block 1-2, then the Access Fee in relation to the Second part of Block 1-2 from March 1, 2020 until the date of signing of the Acceptance Certificate of the Second part of Block 1-2 shall be paid in the amount equal to the sum of the values as follows: the Basic Lease Payment (taking into account the provisions of subclauses of clause 5.1.1 of the Agreement, in particular, the change in the amount of the Basic Lease Payment rates according to the provisions of the last paragraphs of clause 5.1 of the Agreement) for the Second part of Block 1-2, the Variable Part of the Lease Payment for the Second part of Block 1-2, the Operating expenses in relation to the Second part of Block 1-2 and the Parking Fee.

d) Not later than on March 1, 2020 the Parties shall sign the following documents:

•	Acceptance Certificate of the Second part of Block 1-2;

•	Acceptance Certificate 2 of the First part of Block 1-2;

•	Acceptance Certificate 2 of the Third part of Block 1-2.

The Parties specifically agree that the Lessee shall not be entitled to refuse to sign the Acceptance Certificate of the Second part of Block 1-2 and/or the Acceptance Certificate of the Third part of Block 1-2 and/or Acceptance Certificate 2 of the First part of Block 1-2 on any reasons including that the Parties have not signed a certificate of compliance of Works 2. Should the Lessee fail to sign/avoid signing the Acceptance Certificate of the Second part of Block 1-2 and/or the Acceptance Certificate 2 of the Third part of Block 1-2 and/or Acceptance Certificate 2 of the First part of Block 1-2, then the Lessor shall be entitled to charge a penalty in accordance with clause 10.5.1 of the Agreement.

5

2.1.3. The Parties agree that if, under the Plan (as defined in clause 2.1.1 of the Supplementary Agreement) or (should the Lessee fail to submit the Plan) in accordance with applicable laws, to perform the Lessor’s Works, the permission for construction (reconstruction) and (based on the results of such Works) the commissioning of Block 1-2 are not required, then the First part of Block 1-2 and the Third part of Block 1-2 shall remain in temporary possession and use of the Lessee on the basis of the Acceptance Certificate of the First part of Block 1-2 and the Acceptance Certificate of the Third part of Block 1-2 signed in accordance with subclause a) of clause 2.1.2 of the Supplementary Agreement, and the Parties hereby agree and acknowledge that from the date of signing of the Acceptance Certificate of the First part of Block 1-2 and the Acceptance Certificate of the Third part of Block 1-2 the Lessor’s Works and the Initial Lessee’s Works shall be performed by the Parties in the First part of Block 1-2 and the Third part of Block 1-2 simultaneously, and from the date of signing of the Acceptance Certificate of the First part of Block 1-2 and the Acceptance Certificate of the Third part of Block 1-2, the Lessor shall retain a right to 24/7 access and perform all required construction and other works in Block 1-2 through the time of signing of the Acceptance Certificate of the Second part of Block 1-2”.

5.	Amend subclause c) of clause 5.11 of the Agreement to read as follows:

“The Basic Lease Payment and Operating expenses for the First part of Block 1-2, the Second part of Block 1-2 and the Third part of Block 1-2 for the first month of the Lease Period for the First part of Block 1-2, the Second part of Block 1-2 and the Third part of Block 1-2, accordingly; as well as the Parking Fee and Parking Slots in relation to Block 1-2 for the first month of the Lease Period for the Second part of Block 1-2”.

6.	For the avoidance of doubt, the Parties hereby additionally agreed that the provisions of clause 4.2 of the Agreement shall apply only in conjunction with the provisions hereof.

7.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

8.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

9.	The Supplementary Agreement shall come into effect on the date of its signing and since this date it shall become an integral part of the Agreement.

10.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

11.	This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof.

12.	Appendices to the Supplementary Agreement:

Appendix No.1 – Floor plan of Block 1-2 indicating the Third part of Block 1-2.

6

/signature/	/signature/
A.I. Postnikov	A.I. Pavlovich

General Director	Attorney in Fact

/Seal: Caravella Limited Liability Company OGRN 1105044002909, Solnechnogorsk, Moscow Region/	/Seal: Internet Solutions Limited Liability Company, Reg. No. 103588 Moscow/

7

February 28, 2020

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.7 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/IR

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The Supplementary Agreement No.7 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-4241/IR of December 28, 2018 (hereinafter referred to as the “Agreement”) was signed on February 28, 2020 in the city of Moscow, Russian Federation, between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: 10, Premise I, Floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Andrey Igorevich Pavlovich, General Director, acting under Power of Attorney No. 77/719-n/77-2019 of August 26, 2019, (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

The Parties agree to add the works related to redesign of Block 1-2 to the list of Works 2 (as defined in clause 2 of Supplementary Agreement No.1 of April 30, 2019 to the Agreement). Requirements to such works are specified in Appendices 1-4 hereto.

2.

The Parties agree that from the date of signing of the first Acceptance Certificate within the Long-term Lease Agreement in relation to Block 1-1, the Checkpoint and the Structure (as defined in the Preliminary Agreement), the Lessee shall independently, by means the Checkpoints, perform access control procedure to the Warehouse Complex territory, at its own cost and expense (including 24/7 perimeter guarding to prevent trespassing; 24/7 control of access and exit of automobiles and trucks to and from the territory of the Warehouse Complex, entry and exit of employees and visitors of the Lessee from this territory, 24/7 security system monitoring and prompt response of operational services, 24/7 control of transport transfer within the Warehouse Complex territory), and the Lessee shall, at its own cost and expense, arrange for the pass entry system according to the procedure similar to the procedure specified in the Warehouse Complex Rules. The Lessee’s security personnel shall neither restrict access of the Lessor and the Management Company to the Warehouse Complex territory and the Premises according to the procedure specified in the Lease Agreement, nor affect protection of the Lessor’s property in the Warehouse Complex. Since the date specified, the Lessee shall, at its own discretion, arrange for and be responsible for protection of the Warehouse Complex territory and the Premises.

3.

The Parties agree that for the period from February 1, 2020 until February 29, 2020 the Access Payment to be paid by the Lessee in accordance with clause 3.11 of the Agreement related to the Second part of Block 1-2 shall be in the amount equal to the sum of the following components:

A) The Variable Part of the Lease Payment and Operating expenses related to Block 1-2, and B) the amount of RUB one million seven hundred fifty thousand (1,750,000) along with VAT 20% in the amount of RUB three hundred fifty thousand (350,000).

A part of the Access Fee specified in subclause B) of this clause shall be paid by the Lessee to the Lessor not later than ten (10) Business Days from the date of signing hereof.

4.

The Parties agree that from March 1, 2020 and until the Starting Date of the Lease Period for Block 1-2 under the Agreement, the Access Fee for Block 1-2 (in relation to that part of Block 1-2 to which

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access has been already provided for the time being including in relation to the First part of Block 1-2 and the Third part of Block 1-2 after return) shall be charged and paid in the amount equal to the sum of the following components: the Basic Lease Payment, the Variable Part of the Lease Payment, the Operating expenses/Estimated Operating Expenses and the Parking Fee.

The Access Fee shall be calculated and paid within the time limits, under the conditions and in the manner to be determined similarly to the provisions applicable to the calculation and payment of the Basic Lease Payment, the Variable Part of the Lease Payment and the Operating expenses and the Parking Fee under the Lease Agreement.

5.

The Parties agree that Works 2 in relation to Block 1-2 shall be performed prior to April 30, 2020 providing that the Parties sign the Temporary Return Certificate of the First Part of Block 1-2 and the Temporary Return Certificate of the Third Part of Block 1-2 and the Access Certificate 5 pursuant to the terms and procedures specified in Supplementary Agreement No.6 of December 30, 2019 to the Agreement.

The Parties hereby agree to sign the Acceptance Certificate of the Second Part of Block 1-2, the Acceptance Certificate 2 of the First Part of Block 1-2 and the Acceptance Certificate 2 of the Third Part of Block 1-2 on or before June 30, 2020. The terms of signing of such certificates are described in clause 2.1.2 of Supplementary Agreement No.6 of December 30, 2019 to the Agreement.

6.	The Parties agree on the change of the methods of securing performance of the Lessee’s obligations under the Lease Agreement as follows:

1)    in a form of the Security Payment in the amount of the sum of the following components: the Basic Lease Payment for 2 (two) months of the Lease Period and the Operating expenses / Estimated Operating Expenses due to be paid for two (2) months of the Lease Period for all the Premises in the Blocks and Checkpoints to be leased to the Lessee under the Agreement, and the Parking Fee for all the Parking Slots for two (2) months of the Lease Period to be provided to the Lessee under the Agreement, with account for their indexation according to clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter — the “Security Payment 3”). The Security Payment 3 shall retain under control of the Lessor until termination/cancellation of the Lease Agreement and due performance by the Lessee of its obligations under the Lease Agreement, and to be return according to the procedure specified in subclause b) of clause 9 of Appendix No.8 as amended hereby.

The Security Payment 3 shall ensure performance of the Lessee’s obligations under or in connection with the Agreement within the meaning of article 381.1 of the Civil Code of the Russian Federation on terms and condition of Appendix No.8 to the Agreement, and, for the avoidance of doubts, shall be indexed based upon the rules of clauses 5.13, 5.14 of the Agreement as amended hereby, and replenished on terms and conditions specified in clause 5 of Appendix No.8 to the Lease Agreement.

The terms and conditions of subclause 8, 9 of Appendix No.8 to the Lease Agreement shall apply as amended hereby.

2)    in a form of the Bank Guarantee in the amount of the sum of the following components: the Basic Lease Payment for one (1) month of the Lease Period and the Operating expenses / Estimated Operating Expenses due to be paid for one (1) month of the Lease Period for all the Premises in the Blocks and Checkpoints to be leased to the Lessee hereunder, and the Parking Fee for all the Parking Slots for one (1) month of the Lease Period to be provided to the Lessee hereunder, with account for their indexation according to Clause 5.2 hereof and (with regard to the Variable Part of the Operating expenses) review based on the open book principle plus VAT on such an amount.

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The procedure for setting off a part of the amount of the Security Payment 2, actually received by the Lessor from the Lessee on the date hereof, against the Security Payment 3, shall be described in clause 12 hereof in the paragraphs below .

7.	The terms “Guarantor Bank”, “Block 2-1”, “Block 2-2”, “Block 2-3”, “Block 1-2”, “SecurityPayment”, “Mandatory Rules”, “Permitted Use” shall be amended as follows:

“Guarantor Bank” means the following banking institutions agreed by the Parties: ….

“Block 2-1” means the block under cadastral number 50:09:0020544:405 located at the address: bldg 32/3, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 24,938.3 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-1 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-5003/089/2013-108 of December 10, 2013.

Block 2-1 is encumbered with mortgage in favor of Sberbank PJSC.

“Block 2-2” means the block under cadastral number 50:09:0020544:403 located at the address: bldg 32/4, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 21,701.3 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-2 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-5003/089/2013-113 of December 10, 2013.

Block 2-2 is encumbered with mortgage in favor of Sberbank PJSC.

“Block 2-3” means the block under cadastral number 50:09:0020544:391 located at the address: bldg 32/5, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 25,032.7 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-3 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-5003/089/2013-107 of December 11, 2013.

Block 2-3 is encumbered with mortgage in favor of Sberbank PJSC.

“Block 1-2” means the block under cadastral number 50:09:0020544:402 located at the address: bldg 32/2, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 2,0062.6 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 1-2 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-5003/089/2013-104 of December 10, 2013.

Block 1-2 is encumbered with mortgage in favor of Sberbank PJSC.

“Security Payment” means Security Payment 1 or Security Payment 2, or Security Payment 3 as applicable;

“Mandatory Rules” shall mean technical regulations mandatory for use under the Laws and other requirements mandatory under the Laws, including but not limited to: normative technical documents, codes of practice (SPs), construction rules and regulations (SNiPs), sanitary-epidemiological rules and regulations (SanPiNs), state standards (GOSTs), industry standards (OSTs), territorial construction rules (TSN), technological design standards (NTP), fire safety rules (PPB), fire safety standards (NPB), including the requirements of Project Specific Technical Specifications (STU), Electrical Installation Code (PUE), as well as documents of territorial planning and urban zoning, and urban planning standards, to be applied as amended / with account of amendments to the Laws during the Lease Period;

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“Permitted Use” means the following uses of the Premises and Checkpoints:

Warehouse Premises and Mezzanine Premises — for storage of goods (food, including packaged food; related non-food items, excluding alcoholic products, and excluding frozen products / products requiring special temperature conditions (temperature chambers)); for warehousing operations (loading/unloading and packaging of goods as well as other related operations) provided that, during such storage and operations, the Lessee shall, at its expense and using its own resources, ensure compliance with appropriate Mandatory Rules, requirements of fire and sanitary safety (including the requirements of the Project Specific Technical Specifications (STU)), as well as other applicable requirements and restrictions established by the Laws, and fire safety category B2, stipulated for the Warehouse Premises and Mezzanine Premises, is to be ensured;

Office Premises — for office arrangement; for administrative, business and sanitary purposes (including provision of toilets and shower rooms); for other purposes related to the support of the Lessee’s warehouse operations;

Technical Premises — to place and operate the technical equipment serving the Premises.

The Permitted Use implies the specified use of the Premises according to the schedule, given in Appendix 1:0, and the requirements of the applicable Laws.

Checkpoints — for registration and accounting of vehicles entering the area of the Warehouse Complex; for accounting of visitors entering the area of the Warehouse Complex”.

8.	Add the term “Security Payment 3” to article 1 “Glossary” of the Agreement to read as follows:

“Security Payment 3” means the security payment which represents a way to ensure the Lessee’s performance of its obligations under the Agreement and in connection with it according to provisions of clause 5.13 of the Agreement, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation.

9.	Amend the first paragraph of clause 5.12.2 of the Agreement to read as follows:

The amount of the Bank Guarantee available to the Lessor, at any time during the term of the Agreement, should not be less than the sum of the following components: the Basic Lease Payment for one (1) month of the Lease Period and the Operating expenses / Estimated Operating Expenses due to be paid for one (1) month of the Lease Period for all the Premises in the Blocks and Checkpoints to be leased to the Lessee hereunder, and the Parking Fee for all the Parking Slots for one (1) month of the Lease Period to be provided to the Lessee hereunder, with account for their indexation according to clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter — the “Total Guarantee Amount”). For compliance with this condition, the Lessee undertakes to ensure the following:”.

10.	Amend clause 5.12.4 of the Agreement to read as follows:

“For the avoidance of doubt, the Bank Guarantee shall also secure the performance of the Lessee’s obligation to provide the Security Payment 2 in accordance with subclause 3, and if the Lessee fails to provide the Lessor with the Security Payment 2 within the time limits specified in clause 5.12.3, and/or fails to provide / replenish the Security Payment 3 in accordance with the terms and conditions of the Lease Agreement, the Lessor shall have the right to receive the relevant sum in the amount equal to the Security Payment 2 and/or Security Payment 3 amount (as applicable), and/or the amount of increase / replenishment of the Security Payment on the basis of filing a claim under the valid Bank Guarantee”.

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11.	Add clauses 5.13 and 5.14 to the Agreement to read as follows:

Under the Agreement, the Lessee shall provide the Lessor with the Security Payment 3 in the amount of RUB ninety-five million seven hundred twenty-two thousand three hundred and sixty-two and fifty-eight kopecks (95,722,362.58) including VAT. The amount of the Security Payment 3 is calculated as the sum of the following components: the Basic Lease Payment for two (2) months of the Lease Period and the Operating expenses / Estimated Operating Expenses due to be paid for two (2) months of the Lease Period for all the Premises in the Blocks and Checkpoints to be leased to the Lessee under the Agreement, and the Parking Fee for all the Parking Slots for two (2) months of the Lease Period to be provided to the Lessee under the Agreement, with account for their indexation according to clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount.

The Security Payment 3 shall retain under control of the Lessor for the entire term of this Agreement and be returned to the Lessee pursuant to the procedure and in cases specified in subclause b) of clause 9 of Appendix No.8 to this Lease agreement. The Security Payment 3 shall secure the performance of the Lessee’s obligation under this Lease Agreement and in connection with it specified in Appendix No.8 to this Lease Agreement.

On each Indexation Date (as defined in clause 5.2 of the Agreement) the amount of the Security Payment 3 is indexed automatically in the following manner:

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on each Indexation Date the amount of the Security Payment 3 due to be paid by the Lessee to the Lessor hereunder shall be deemed equal to the sum of the following components: the Basic Lease Payment for two (2) months of the Lease Period, the Parking Fee and the Operating expenses / Estimated Operating Expenses due to be paid for two (2) months of the Lease Period for all the Premises in the Blocks and Checkpoints to be leased to the Lessee under the Agreement, and the Parking Fee for all the Parking Slots for two (2) months of the Lease Period to be provided to the Lessee under the Agreement, with account for their indexation according to clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount.

The Lessee shall replenish the amount of the Security Payment 3 in order to meet the above-mentioned indexation requirements by transferring additional funds to the Lessor towards the Security Payment 3 within five (5) Business Days from each Indexation Date.

The Lessee shall also replenish the amount of Security Payment 3 throughout the term of the Lease Agreement in case of deductions stipulated in Appendix No.8 to the Lease Agreement.

Provision by the Lessee of security of performance by the Lessee of its obligations under the Lease Agreement in a form of the Security Payment shall be a material condition of this Lease Agreement.

5.14. The terms and conditions of indexation of the Security Payment 3 described in clause 5.13 above shall be also applied to the Security Payment 2 if such payment is to be paid/at disposal of the Lessor on the appropriate Indexation Date according to the provisions of clause 5.12.2 of the Agreement”.

12.

Taking into account that the due Indexation Date is January 1, 2020, the amounts of the Security Payment 2 and the Security Payment 3 to be paid by the Lessee to the Lessor with due regard to the change of the amount of the instrument of security for the Lessee’s obligations hereunder, shall account for: the Security Payment 2: RUB 139,361,964.13 including VAT RUB 23,226,994.02; the Security Payment 3: RUB 95,722,362.58 including VAT RUB 15,953,727.10 (with account for indexation as of 01.01.2020).

A part of the Security Payment 2 actually received by the Lessor instead of the Bank Guarantee in the amount of RUB 95,722,362.58 including VAT RUB 15,953,727.10 shall be set off in full against the Security Payment 3.

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The remaining amount of the Security Payment (after set off specified in the previous paragraph) specified in the next paragraph hereof, shall be at the disposal of the Lessor until submission of the Bank Guarantee, and upon submission thereof, such remaining amount shall be returned to the Lessee according to the procedure described in clause 13 hereof.

The amount to be paid additionally by the Lessee related to the Security Payment 2 due to its indexation and taking into account the setting off of a part of the amount against the Security Payment 3, shall be paid by the Lessee within five (5) Business Days from the date of signing hereof.

13.	To amend the last three paragraphs of clause 5.12.3 of the Agreement to read as follows:

“The Parties specifically agree that the Security Payment 2, if made in accordance with the terms and conditions of the Agreement (less any deductions made in respect of such Security Payment 2 in accordance with the Lease Agreement), shall be returned by the Lessor to the Lessee only if the Lessee provides the Bank Guarantee in accordance with Clauses 5.12 of this Agreement, in the following procedure:

a) an amount equal to 80% of the refundable Security Payment 2 amount, including VAT, is to be refunded within ten (10) Business Days from the date when the Lessee has provided the Bank Guarantee to the Lessor.

b) an amount equal to 20% of the refundable Security Payment 2 amount, including VAT, is to be refunded within four months from the end date of the quarter, in which the Bank Guarantee has been provided”.

14.	Amend clause 7.2 of the Agreement to read as follows:

“7.2 Warehouse Complex Rules

To follow the Warehouse Complex Rules provided that, in case of any inconsistencies between the Warehouse Complex Rules and the Lease Agreement, the Lease Agreement shall prevail, as well as assuming that the provisions of the Warehouse Complex Rules do not amend the Permitted Use established by the Lease Agreement”.

15.	Amend clause 7.6.2 of the Agreement to read as follows:

“Do not deliver to the Blocks and Checkpoints and do not keep there and in any other parts of the Warehouse Complex the goods not intended for the Permitted Use, as well as arms and armaments; do not violate the procedure of storing of environmentally and health hazardous substances stipulated by the Laws”.

16.	Amend clause 7.8 of the Agreement to read as follows:

“7.8 Pollutants and malfunctions (from the Access Date)

7.8.1    promptly inform the Lessor in writing of any malfunctions or pollutants in Blocks and/or Checkpoints;

7.8.2    if so required by the Lessor, immediately remove any such pollutants from the Premises/Blocks/Checkpoints and rectify the malfunctions, if any resulted from the actions / failure to act of the Lessee”.

17.	Amend clause 10.1 of the Agreement to read as follows:

Should any sanctions be imposed on the Lessor or any instructions be issued by authorized authorities solely in relation to the activities of the Lessee carried out in violation of the terms and conditions of the Agreement, in the Blocks/Checkpoints or in any other part of the Warehouse Complex/Land Plot,

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or in relation to violation by the Lessee of fire safety regulations, sanitary and epidemiological requirements, or any other requirements/Mandatory Rules/terms and conditions of the present Agreement in relation to the activity of the Lessee in the Blocks/Checkpoints or in any other part of the Warehouse Complex/Land Plot, then the Lessee shall, at its own cost and expense, comply with the requirements of appropriate instructions and/or reimburse the Lessor in full for any expenses incurred by the Lessor with regard to payment of relating sanctions and/or following the instructions, within five (5) Business Days from receipt of the respective written notice from the Lessor.

The Parties agree that, should any administrative measures (penalties) be applied by authorized authorities including in the form of suspension of operations in the Blocks/Checkpoints/Warehouse Complex solely in relation to the activities of the Lessee carried out in violation of the terms and conditions of the Agreement, in the Blocks/Checkpoints or in any other part of the Warehouse Complex/Land Plot, or in relation to violation by the Lessee of fire safety regulations, sanitary and epidemiological requirements, or any other requirements/Mandatory Rules/terms and conditions of the present Agreement in relation to the activity of the Lessee in the Blocks/Checkpoints or in any other part of the Warehouse Complex/Land Plot, then it is not the Lessor’s responsibility and it neither release the Lessee from its obligation to pay the Lease Payment, nor grant any right of claim to the Lessee against the Lessor including application of sanctions against the Lessor, claim for any consideration, termination of the Agreement, etc.”

18.	Amend paragraph 5 of clause 3 of Appendix No.7 “Variable Part of the Lease Payment” of the Agreement to read as follows:

“- heating supply — depending on which rate for each consumed Gcal (less VAT) be greater:

a. RUB one thousand five hundred ninety-seven and twelve kopecks (1,597.12) (the rate is indicated as of the Indexation Date 01.01.2020) with further indexation according to the provisions of clause 5.2 of the Lease Agreement applied to indexation of this rate in a similar way; or

b. a rate determined by the Lessor based on the expected Lessor’s expenses for heating supply to all heat consumers (expected overall cost for heat generation divided by expected amount of Gcal generated by a boiler house including without limitation):

•	fuel costs;

•	expenses for loading, discharging and delivery of such fuel to the Warehouse Complex;

•	costs of water supply and power supply for technological support of a boiler house;

•	costs of materials for a boiler house operation: chemicals, lubricants, etc.;

•	and other costs and expenses incurred by the Lessor in relation to the boiler house, hereinafter referred to as the “Heating Supply Costs”.

The Parties specifically agree that the following costs and expenses are not and will not be included in the Heating Supply Costs: expenses related to scheduled, unscheduled and overhaul repair of the boiler house, equipment, networks and fittings, and any other maintenance items; expenses for re-equipment, modification, upgrade, replacement of equipment or any other enhancement, improvement of the Boiler house, equipment, networks and fittings, and any other maintenance items, except for expenses for materials and operation maintenance and day-to-day operation of the boiler house and related infrastructure required for maintaining its proper operation.

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The Lessor is entitled, unilaterally and on an annual basis, starting from December 31, 2020 and further on an annual basis, recalculate the actual amount of the Heating Supply Costs for the period not exceeding one last calendar year. The Heating Supply Costs shall be recalculated if the average cost per one Gcal (less VAT) for the last calendar year calculated on the basis of the Heating Supply Costs actually incurred by the Lessor exceeds the cost per one Gcal (less VAT) for the last calendar year established by the Lessor according to foregoing clause a) or b). The Lessor shall recalculate the cost of heating supply services within thirty (30) business days from the date of the beginning of a new calendar year. The Lessee shall additionally pay the positive delta for the last calendar year when such delta took place within five (5) Business Days from the date of issuance by the Lessor of the invoice for extra payment. At the same time, the Lessor shall provide to the Lessee, based on recalculation, the calculation of the cost of one Gcal (less VAT) on the basis of the Heating Supply Costs actually incurred by the Lessor.

The rate per one Gcal (less VAT) in the related calendar year established by the Lessor in accordance with clause (b) or based on the results of recalculation of the Heating Supply Costs made by the Lessor following the results of the calendar year, shall not exceed the following value: an average heating rate per one Gcal (less VAT) calculated as the arithmetic mean of the minimum and maximum rates for business entities established by the Committee on Prices and Rates for Moscow region or other competent authority invested with the authorities of the Committee related to heating supply tariff regulation within the territory of Solnechnogorsk urban district, Moscow region (hereinafter — the “Competent Authority”) for the related calendar year, increased by twenty (20) percent (hereinafter — the “Marginal Heating Rate”). The Marginal Heating Rate in 2020 amounts to RUB two thousand seven hundred thirteen (2,713) per one Gcal (less VAT).

Should the Competent Authority fail to set the heating rate for the next calendar year, then the Marginal Heating Rate in the relevant calendar year shall not exceed the Marginal Rate for one Gcal (less VAT) specified in this clause hereof for the previous calendar year. Should the Competent Authority fail to set the heating rate for more than one (1) calendar year, then starting from the second (2) calendar year (hereinafter — the “Marginal Heating Rate Indexation Date”) when the heating rate is not set for, the Marginal Heating Rate in the relevant calendar year, as well as in every calendar year thereafter, provided that the Competent Authority doesn’t establish the heating rate, shall not exceed the Marginal Rate per one Gcal (less VAT) calculated in accordance with the provisions of this clause of the Agreement for the previous calendar year, increased by the RF CPI level in the relevant calendar year. If, as of the Marginal Heating Rate Indexation Date, the RF CPI indicator (in December in % to December of the last year) is not published, the Marginal Heating Rate subject to indexation shall be calculated after publication of the RF CPI indicator, and the new value of the Marginal Heating Rate shall be applied to the period starting from the Marginal Heating Rate Indexation Date. The Lessee shall pay extra for the heating supply as part of the Variable Part of the Lease Payment for the period from the Marginal Heating Rate Indexation Date subject to indexation, but not more than for one calendar year preceding the recalculation, within 5 (five) Business Days from the date of receipt of an appropriate invoice from the Lessor. After the heating rate for the year(s) specified is established by the Competent Authority, the Lessor is entitled, on a unilateral basis, to recalculate the Marginal Heating Rate and, if necessary, the rate for previous period(s) but no more than for one calendar year preceding the recalculation, and for the period not exceeding the period when the heating rate was established by the Competent Authority, as soon as such rate is published, not waiting for the end of the current period (calendar year). The Lessee shall additionally pay to the Lessor the positive delta for heating supply for the last period(s) when such delta took place within five (5) calendar days from the date of issuance by the Lessor of the invoice subject to adjustment.

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In any case, including recalculation, the heating fee as a part of the Variable Part of the Lease Payment shall not be calculated with the use of the rate per each consumed Gcal (less VAT) exceeding the value which is the greater: calculated according to clause a) above or

- equal to the Marginal Heating rate”.

19.	To amend clause 8 of Appendix No. 8 to the Lease Agreement to read as follows:

By the decision of the Lessor, the amount of the Security Payment 2 or the Security Payment 3 (its part) may be set off against the Lease Payments”.

20.	To amend subclause b) of clause 9 of Appendix No.8 to the Lease Agreement to read as follows:

b) The Security Payment 2 (if no Bank Guarantee has been provided by the Lessee) and the Security Payment 3 shall retain under control of the Lessor until termination/cancellation of the Lease Agreement and shall be returned to the Lessee within thirty (30) Business Days from the date of termination of the Lease Agreement and return of the Buildings to the Lessor, save to the extent that at the time of return the Buildings fail to meet the requirements of clause 11.1 of the Lease Agreement, as well as except for the cases when at the time of return of the Buildings to the Lessor there is damage caused to any part of the Warehouse Complex by the Lessee (including employees, representatives, contractors, subcontractors, sub-lessees or any other visitors of the Lessee) but not eliminated by the Lessee (or at the costs of the Lessee) when the amount of the Security Payment is held and used by the Lessor for the purpose of elimination of such defects/damage. Upon elimination of such defects/damage specified herein, the part of the Security Payment remaining after its use by the Lessor to cover elimination of such defect/damages, shall be returned to the Lessee. Should the Lessor’s costs for elimination of such defect/damages exceed the amount of the Security Payment which is at the disposal of the Lessor, then the Lessee shall reimburse the relevant exceeding amount to the Lessor within ten (10) Business Days from the date of a written request of the Lessor”.

21.	Amend sections 1.3, 2.2, 2.6, 2.9 of Appendix No.12 “Terms of Reference” to the Agreement as in Appendix No.1 hereto.

22.	Amend the layouts of Block 1-2 of Appendix No.1:0 “Floor plans and schedules of Blocks” to the Agreement as in Appendix No.2 hereto.

23.

Add appendix “Connection points of technical equipment for Blocks 1-1 and 1-2” to Appendix No.12 “Terms of Reference” to the Agreement. The location of apertures between Blocks 1-1 and 1-2” as amended in the Appendix No.3 hereto.

24.	Add appendix “Layout of foundation for technical equipment and pits” as amended in Appendix No.4 hereto to Appendix No.12 “Terms of Reference” to the Agreement.

25.	Amend clause 4.6 of Appendix No.14 “Warehouse Complex Rules” to the Agreement to read as follows:

4.6. Within the Territory of the Complex it is prohibited for the Lessees:

•	to arrange for storage rooms in the stairways and floor corridors and keep goods, furniture and flammable materials under stair flights and on the landings;

•

to remove doors of emergency exits in floor corridors, halls, lobbies, entrances and stairways, previously defined in the project, and other doors preventing fire spreading along the escape routes. To introduce any changes in layouts and arrangements resulting in deterioration of the conditions of safe evacuation; restrict access to fire extinguishers, fire cocks or any other fire safety equipment or decrease the area of automatic fire protection systems (automatic fire-alarm system, fixed automatic firefighting equipment, smoke exhaust system, fire warning and evacuation management system);

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•	to install additional doors or change swing directions (in derogation from the design) if it prevents easy evacuation or deteriorates evacuation possibility;

•

to clutter up the doors, passageways to adjoined sections and exits to external staircase with furniture, equipment (except for the conveyor line to be equipped by the Lessee as part of the Lessee’s Works) and other items;

•	to use mechanical floors, ventilation chambers and other technical premises for the purpose of good storage;

•	to perform cleaning of premises and washing of clothes with the use of gasoline, kerosene and other highly flammable and combustible fluids;

•	to leave greasy wiping materials”.

26.	To amend the first paragraph of clause 3 of Appendix No.7 to the Agreement to read as follows:

•

Power supply on the basis of officially applicable rates of power suppler rendered to the Lessor, and for power supply with the use of alternative energy source (DDG) — on the basis of the Lessor’s expenses for support of operation of such alternative energy source equal to the calculation of compensation for used fuel calculated according to the following procedure:

•

the compensation for the used fuel for diesel-driven generator shall be calculated on the basis of worked engine hours multiplied by the DDG datasheet fuel consumption rate as indicated in DDG datasheet (applicable if the DDG datasheet doesn’t include possible options of fuel consumption depending on DDG load).

•

if the technical specification provides for a number of possible options of fuel consumption depending on DDG load, the compensation shall be calculated based on the formula as follows: amount of generated energy for the calculation period is divided by DDG engine hours worked during such period, the percent of load and fuel consumption are defined based on the table specified in the DDG datasheet, the datasheet fuel consumption rate is multiplied by the worked engine hours.

•

the energy meter reading for the energy generated by the DDG for the calculated period shall be deducted from the energy meter reading for primary input for the same period provided that the meter reading for the energy generated by the DDG is available”.

27.	For the avoidance of any doubt, the Parties hereby additionally agree that the provisions of clause 4.2 of the Agreement shall apply only in conjunction with the provisions hereof.

28.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Supplementary Agreement.

29.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

30.	This Supplementary Agreement shall come into force since the date of its signing and cover the relations between the Parties arisen since February 1, 2020.

31.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

32.	This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof.

33.	Appendices to Supplementary Agreement:

Appendix No.1 — Sections 1.3, 2.2, 2.6, 2.9 of Appendix No.12 “Terms of Reference” to the Agreement.

Appendix No.2 — Floor plans and schedules of Blocks 1-1 and 1-2.

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Appendix No.3 — Connection points of technical equipment for Blocks 1-1 and 1-2. The location of apertures between Blocks 1-1 and 1-2.

Appendix No.4 — Layout of foundation for technical equipment and pits.

12

A.I. Postnikov	A.I. Pavlovich

General Director	Attorney in Fact

/signature/	/signature/

/Seal: Caravella Limited Liability Company OGRN 1105044002909, Solnechnogorsk, Moscow Region/	/Seal: Internet Solutions Limited Liability Company, Reg. No. 103588 Moscow/

13

April 17, 2020

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.8 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/18

1

This Supplementary Agreement No.8 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-4241/18/IR of December 28, 2018 (hereinafter referred to as the “Agreement”) was signed on April 17, 2020 in the city of Moscow, Russian Federation, by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: Presnenskaya nab., bldg.1, 41st floor, office 10, room 6, Moscow, 123112,represented by Andrey Igorevich Pavlovich, General Director, acting under the Power of Attorney No. 77/719-n/77-2019- of August 26, 2019 (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	The Parties hereby agree that the Lessor shall obtain permit for the commissioning of Block 2-1 by not later than on April 27, 2020.

2.	For the avoidance of any doubt, the Parties hereby additionally agree that the provisions of clause 4.2 of the Agreement shall apply only in conjunction with the provisions hereof.

3.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

4.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

5.	The Supplementary Agreement shall come into effect on the date of its signing.

6.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to registration of the Supplementary Agreement.

7.	This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof.

/signature/	/signature/
A.I. Postnikov	A.I. Pavlovich

General Director	Attorney in Fact

/Seal: Caravella Limited Liability Company OGRN 1105044002909, Solnechnogorsk, Moscow Region/	/Seal: Internet Solutions Limited Liability Company, Reg. No. 103588 Moscow/

2

April 17, 2020

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.9 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/18

1

This Supplementary Agreement No.9 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-4241/18/IR of December 28, 2018 (hereinafter referred to as the “Agreement”) was signed on April 17, 2020 in the city of Moscow, Russian Federation, between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: Presnenskaya nab., bldg.I, 41st floor, office 10, room 6, Moscow, 123112, represented by Andrey Igorevich Pavlovich, General Director, acting under the Power of Attorney No. 77/719-n/77-2019- 14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

The Parties have agreed that Works 2 in relation to Block 1-2 shall be performed prior to May 29, 2020 providing that the Parties sign the Temporary Return Certificate of the First Part of Block 1-2 and the Temporary Return Certificate of the Third Part of Block 1-2 and the Access Certificate 5 pursuant to the terms and procedures specified in Supplementary Agreement No.6 of December 30, 2019 to the Agreement.

The Parties hereby agree to sign the Acceptance Certificate of the Second Part of Block 1-2, he Acceptance Certificate 2 of the First Part of Block 1-2 and the Acceptance Certificate 2 of the Third Part of Block 1-2 (or, instead of these documents, a uniform Acceptance Certificate of Block 1-2 relating to all parts of Block 1-2) on or before June 1, 2020. Terms and conditions of the certificates mentioned above (or a uniform certificate instead) are described in clause 2.1.2 of Supplementary Agreement No.6 of December 30, 2019 to the Agreement taking into account the change of the period in accordance hereof.

2.	For the avoidance of any doubt, the Parties hereby additionally agreed that the provisions of clause 4.2 of the Agreement shall apply only in conjunction with the provisions hereof.

3.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

4.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

5.	The Supplementary Agreement shall come into effect on the date of its signing.

6.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to registration of the Supplementary Agreement.

7.	This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof.

2

/signature/	/signature/
A.I. Postnikov	A.I. Pavlovich

General Director	Attorney in Fact

/Seal: Caravella Limited Liability Company OGRN 1105044002909, Solnechnogorsk, Moscow Region/	/Seal: Internet Solutions Limited Liability Company, Reg. No. 103588 Moscow/

3

June 01, 2020

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.10 to

LONG-TERM LEASE AGREEMENT

dated December 28, 2018 No. IR-4241/18

1

This Supplementary Agreement No.10 (hereinafter referred to as the “Supplementary Agreement”) to Long-term Lease Agreement No.IR-4241/18/IR of December 28, 2018 (hereinafter referred to as the “Agreement”) was signed on June 01, 2020 in the city of Moscow, Russian Federation, by and between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: Presnenskaya nab., bldg.I, 41st floor, office 10, room 6, Moscow, 123112, represented by Andrey Igorevich Pavlovich, General Director, acting under the Power of Attorney No. 77/719-n/77-2019- 14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

The Parties agree, from the date of signing hereof, to change the leased facility by means of excluding premises No.2.106 with the total area of 15.9 sq. m located on the first floor of Block 1-2 indicated with the violet color on Appendix No.1 hereto, which previously was a part of the Office Premises under the Agreement, and, therefore, to amend the terms “Acceptance Certificate” and “Premises” of article 1 “Glossary” of the Agreement to read as follows:

“Acceptance Certificate” means any and all certificate signed by the Parties that confirms transfer of all Premises in Block 2-1, all Premises in Block 22, all Premises in Block 2-3 and Premises in Block 1-2 (as defined below in the term “Premises”) and all Premises in the Checkpoints to the temporary possession and use by the Lessee;

“Premises” means:

•	any and all premises comprising Block 2-1, Block 2-2 and Block 2-3; and

•	part of premises comprising Block 1-2 with the total area according to cadastral data 20,171.1 sq. m (hereinafter — “Premises of Block 1-2”); and

•	any and all premises comprising the Checkpoint 1 and Checkpoint 2, transfer to the Lessee on lease hereunder.

2.

Due to the fact that earlier premises No.2.106 with the total area of 15.9 sq. m located on the first floor of Block 1-2 was not leased by the Lessee as a component of the First part of Block 1-2 and the Third part of Block 1-2 (as defined in Supplementary Agreement No.5 of October 25, 2019 to the Agreement and Supplementary Agreement No.6 of December 30, 2019 to the Agreement), signing of the certificate of return of the premises specified above from the Lessee to the Lessor is not required.

3.

Due to replanning of the Office Premises in Block 1-2 at the request of the Lessee, notwithstanding exclusion from the leased facility of the premises specified in clause 1 hereof, the Parties specifically agree that the Leased Area of the Office Premises in Block 1-2, the Leased Area of the Office Premises, and, accordingly, the Leased Area of Blocks specified in Appendix No.2 to the Agreement and used for the purpose of calculation of the Basic Lease Payment, the

2

Operating expenses and the Variable Part of the Lease Payment shall not be changed and shall be in line with the areas specified in Appendix No.2 to the Agreement. Similarly, the Lessee’s Share in the Warehouse Complex shall not be subject to change and as of the date of signing hereof (taking into account signing by the Parties of the Acceptance Certificate for Premises in Block 1-2, lease agreement in relation to Block 1-1 and Acceptance Certificate for Block 1-1) it amount to 100%.

4.

The references in the Agreement to the rights and obligations of the Parties in relation to Block 1-2 (including the Lessor’s representations in clause 17.7.5 of the Agreement) the Parties shall, since the date of signing hereof, read as references to the “Premises in Block 1-2” except for clause 4.3 of the Agreement for which purpose the Premises in Block 1-2 mean all premises in Block 1-2 including the premises excluded from the leased facility according to clause 1 hereof.

5.

The Floor plan and schedule of the Office Premises in Block 1-2 (sheet ABCh 1-2) specified in Appendix No.2 to Supplementary Agreement No. 7 of February 28, 2020 to the Agreement, shall be replaced with the Floor plan and schedule of the Office Premises in Block 1-2 (sheet ABCh 1-2) specified in Appendix No.1 hereto.

Such Floor plan and schedule of the Office Premises in Block 1-2 (sheet ABCh 1-2) specified in Appendix No.1 to the Supplementary Agreement shall be acknowledged a relevant additional part of Appendix No.1:0 to the Agreement, and since the date hereof it shall be deemed its integral part superseding the Floor plan and schedule of the Office Premises in Block 1-2 (sheet ABCh 1-2) specified in Appendix No.2 to Supplementary Agreement No. 7 of February 28, 2020 to the Agreement.

6.

Due to the changes in cadastral areas of Blocks as a result of their reconstruction as a part of the Lessor’s Works, the Parties hereby agree to amend the terms “Block 2-1”, “Block 2-2”, “Block 2-3”, “Block 1-2” of article 1 ““Glossary” of the Agreement to read as follows:

“Block 2-1” means the block under cadastral number 50:09:0020544:405 located at the address: bldg 32/3, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 24,871.0 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-1 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-5003/089/2013-108 of December 10, 2013. Block 2-1 is encumbered with mortgage in favor of Sberbank PJSC;

“Block 2-2” means the block under cadastral number 50:09:0020544:403 located at the address: bldg 32/4, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 21,646.0 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-2 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-50- 03/089/2013-113 of December 10, 2013. Block 2-2 is encumbered with mortgage in favor of Sberbank PJSC;

“Block 2-3” means the block under cadastral number 50:09:0020544:391 located at the address: bldg 32/5, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 24,959.0 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 2-3 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-50- 03/089/2013-107 of December 11, 2013. Block 2-3 is encumbered with mortgage in favor of Sberbank PJSC;

3

“Block 1-2” means the block under cadastral number 50:09:0020544:402 located at the address: bldg 32/2, Khorugvino village, Solnechnogorsk urban district, Moscow region, Russian Federation, with a total area of 20,187.0 sq. m, owned by the Lessor, the outline of which is indicated on the Warehouse Complex Plan; the Lessor’s rights for Block 1-2 are recorded in the EGRN (Unified State Register of Immovable Property), registration No. 50-50- 03/089/2013-104 of December 10, 2013. Block 1-2 is encumbered with mortgage in favor of Sberbank PJSC.

7.	Any and all capitalized terms and definitions used herein and not otherwise defined herein shall have the meanings specified in the Agreement.

8.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Agreement.

9.	The Supplementary Agreement shall come into effect on the date of its signing.

10.

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to registration of the Supplementary Agreement.

11.	This Supplementary Agreement has been made in three (3) counterparts having equal legal force: one (1) per each Party and one (1) for the authority carrying out state registration hereof.

12.	Appendices to Supplementary Agreement:

Appendix K» I Floor plans and schedules of the Office Premises in Block 1-2 (sheet ABCh 1-2).

/signature/	/signature/
A.I. Postnikov General Director	A.I. Pavlovich Attorney in Fact

/seal: Caravella Limited Liability Company 1105044002909, Solnechnogorsk, Moscow Region/	/seal: Internet Solutions Limited Liability Company Reg.No. 103588 Moscow/

4